As filed with the Securities and Exchange Commission on ________________, 2017

Registration Statement No. 333-221430

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

(Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Zenergy Brands, Inc.

(Exact name of registrant as specified in its charter)

Nevada	7372	20-8881686
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5851 Legacy Circle, Suite 600

Plano, TX 75024

(469) 228-1400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alex Rodriguez

President, Chief Executive Officer & Chief Financial Officer

Zenergy Brands, Inc.

5851 Legacy Circle, Suite 600

Plano, TX 75024

(469) 228-1400

(Name, address and telephone number of agent for service)

With copies to:

Laura Anthony, Esq.

Lazarus Rothstein, Esq.

Legal & Compliance, LLC

330 Clematis Street, Suite 217

West Palm Beach, FL 33401

Phone: (800) 341-2684

Approximate date of proposed sale to public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered		Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Shares of Class A common stock	212,423,706	(2)	$0.0145	$3,080,143.74	$383.48	(3)

(1)	Estimated pursuant to Rule 457(a) of the Securities Act of 1933, as amended (the “Securities Act”) solely for purposes of calculating the registration fee.
(2)	Represents shares of common stock offered for resale by the selling stockholders named herein.
(3)	$102.32 was paid with the filing of the Registration Statement on Form S-1, filed with the SEC on December 5 , 2017 and the balance of $281.16 has been paid upon the filing of this Amendment No. 1.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, _________________, 2017

ZENERGY BRANDS, INC.

212,423,706 Shares

Of

Class A Common Stock

This prospectus relates to the offer and sale of up to 212,423,706 shares of our Class A common stock, par value $0.001 (the “Common Stock”), by the selling stockholders named herein (each, a “Selling Stockholder” and collectively, the “Selling Stockholders”). Included in this amount are up to 155,756,579 shares of our Common Stock that we are registering for resale by Bellridge Capital, LP (“Bellridge”). Of these shares, 150,000,000 are issuable to Bellridge under an equity line in the amount of $2,500,000 (the “Equity Line”) established by the Bellridge Securities Purchase Agreement, as more fully described in this prospectus. An additional 5,756,579 shares were issued to Bellridge as a commitment fee. Also included in this amount are up to 56,667,127 shares of our Common Stock that we are registering for resale by certain Selling Stockholders that are issuable to such Selling Stockholders upon conversion of certain convertible promissory notes and upon exercise of a warrant to purchase up to 920,000 shares of Common Stock (the “Warrants”). This prospectus may be used by the Selling Stockholders to resell, from time to time, those shares of our Common Stock included herein. For information about the Selling Stockholders, see “Selling Stockholders” on page 56. Our Common Stock is presently quoted on the OTCQB tier of the OTC Markets Group, Inc. under the trading symbol “ZNGY.” On November 6, 2017, the last sale price of our Common Stock as reported by the OTC Markets was $0.0145 per share.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the shares of Common Stock by the Selling Stockholders. We will, however, receive proceeds from our sale of our shares of Common Stock under the Equity Line to Bellridge and upon the exercise of the Warrants. The Selling Stockholders may sell the shares of Common Stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution.”

The Selling Stockholders, and any participating broker-dealers, are deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”), and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. The Selling Stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their Common Stock. We will be responsible for all fees and expenses incurred in connection with the preparation and filing of the registration statement of which this prospectus is a part; provided, however, that we will not be required to pay any underwriters’ discounts or commissions relating to the securities covered by the registration statement.

We are an “emerging growth company” as defined in the Securities and Exchange Commission (“SEC”) rules and we will be subject to reduced public reporting requirements. See “Emerging Growth Company Status.”

Persons effecting transactions in the shares should confirm the registration of these securities under the securities laws of the states in which transactions occur or the existence of applicable exemptions from such registration.

THE SHARES BEING OFFERED ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. THEY SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 14 OF THIS PROSPECTUS FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with different information from that contained in this prospectus or in any free writing prospectus that we may authorize. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Common Stock. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

The date of this prospectus is ____________________, 2017.

No dealer, salesperson or other individual has been authorized to give any information or to make any representation other than those contained in this prospectus in connection with the offer made by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us or the Selling Stockholders. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs or that information contained herein is correct as of any time subsequent to the date hereof.

For investors outside the United States: We have not, and the Selling Stockholders have not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves, and observe any restrictions relating to, the offering of the shares of our Common Stock and the distribution of this prospectus outside the United States.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus includes “forward-looking statements” within the meaning of the federal securities laws that involve risks and uncertainties. Forward-looking statements include statements we make concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. Some forward-looking statements appear under the headings “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” When used in this prospectus, the words “estimates,” “expects,” “anticipates,” “projects,” “forecasts,” “plans,” “intends,” “believes,” “foresees,” “seeks,” “likely,” “may,” “might,” “will,” “should,” “goal,” “target” or “intends” and variations of these words or similar expressions (or the negative versions of any such words) are intended to identify forward-looking statements. All forward-looking statements are based upon information available to us on the date of this prospectus.

We have based these forward-looking statements on our current expectations and projections about future events. However, these forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, the matters discussed in this prospectus in the sections captioned “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Some of the factors that we believe could affect our results include:

●	limitations on our ability to continue operations and implement our business plan;

●	our history of operating losses;

●	the timing of and our ability to obtain financing on acceptable terms;

●	the effects of changing economic conditions;

●	the loss of members of the management team or other key personnel;

●	competition from larger, more established companies with greater economic resources than we have;

●	costs and other effects of legal and administrative proceedings, settlements, investigations and claims, which may not be covered by insurance;

●	costs and damages relating to pending and future litigation;

●	the impact of additional legal and regulatory interpretations and rulemaking and our success in taking action to mitigate such impacts;

●	control by our principal equity holders; and

●	the other factors set forth herein, including those set forth under “Risk Factors.”

There are likely other factors that could cause our actual results to differ materially from the results referred to in the forward-looking statements. All forward-looking statements attributable to us in this prospectus apply only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events, except as required by law. All later written and oral forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. You are advised to consult any further disclosures we make on related subjects in the reports we file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We caution you not to place undue reliance on our forward-looking statements. You should carefully read this entire prospectus and the documents incorporated by reference into this prospectus, particularly the section entitled “Risk Factors.”

ii

INDUSTRY AND MARKET DATA

We are responsible for the disclosure in this prospectus. However, this prospectus includes industry data that we obtained from internal surveys, market research, publicly available information and industry publications. The market research, publicly available information and industry publications that we use generally state that the information contained therein has been obtained from sources believed to be reliable. The information therein represents the most recently available data from the relevant sources and publications and we believe remains reliable. We did not fund and are not otherwise affiliated with any of the sources cited in this prospectus. Forward-looking information obtained from these sources is subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus.

iii

PROSPECTUS SUMMARY

This summary highlights material information concerning our business and this offering. This summary does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus and the information incorporated by reference into this prospectus, including the information presented under the section entitled “Risk Factors” and the financial data and related notes, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from future results contemplated in the forward-looking statements as a result of factors such as those set forth in “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

In this prospectus, unless the context indicates otherwise, the “Company,” “Zenergy,” “we,” “our,” “ours” or “us” refer to Zenergy Brands, Inc., a Nevada corporation, and its subsidiaries.

Our Company

We are a business-to-business company, whose business platform is a combined offering of energy services and smart controls. Our business model is based upon the belief that these two aspects, combined with an ever-increasing commercial demand for more sustainable business practices will continue to be burgeoning trends. Historically, services such as electricity and natural gas have been provided by monopoly based companies; these legacy entities are in the business of selling commodity and related services and naturally, selling as much of these (kilo-watt-hours of electricity and thermal units of natural gas) as possible. In some cases, it has been this way for nearly a century. However, the growing demand from commercial and municipal entities for responsible energy, more control and transparency, and overall sustainability, have proven to be at odds with the mission of these legacy entities. Zenergy offers a unique value proposition to commercial, industrial, and municipal customers whereby we offer a means to reduce their utility expenses anywhere from 20% up to 60% through energy-efficient and smart control products and services.

Toward making our claim in the marketplace, we have built a service offering that we have deemed “Energy as a Service” and/or “Sustainability as a Service”. We also have plans to complement this offering by launching a “Retail Energy Platform” that, when combined, are expected to position us to become a provider of a unique suite of energy usage and management products and services to commercial, industrial, and municipal end-use customers which we refer to as “target customers”. Currently, we (i) provide energy brokerage and procurement services, (ii) sell commercial energy conservation equipment, load factor improvement technologies, HVAC & Refrigeration based technologies, LED lighting and lighting controls, and (iii) plan to sell commercial energy utility services following the completion of our planned acquisition of Enertrade Electric, LLC (“Enertrade”), a Texas based Retail Electric Provider as further discussed below.

The foundation of our unique selling proposition is based on our Zero Cost Program. This is a turnkey solution that enables our target customers to upgrade their older, inefficient customer premise equipment and assets, allowing for installation of energy-efficient retrofits such as HVAC and refrigeration motor controllers, load factor improvement technologies, building-envelope-based technologies, weatherization-based technologies, smart controls, and LED lighting, all at no up-front cost to them. The Zero Cost Program will be facilitated through an industry standard agreement referred to as a Managed Energy Services Agreement (“MESA”). Under the MESA, Zenergy will be obligated to develop, arrange financing for, install and maintain all energy efficiency measures and equipment installed by Zenergy. Zenergy will retain ownership of all installed equipment. The minimum term of the MESA is expected to be five years with an expected average of seven years. Under the terms of the MESA, our customers will be obligated to pay us a portion of their savings in utility costs following the installation of our equipment; these are referred to as “Service Payments”. Service Payments are expected to be fixed payments made on a monthly basis over the term of the agreement from the customer to Zenergy and these payments are expected to scale down over the term of the MESA, allowing the customer to reap more and more of the dollar savings from the respective utility company each year.

Effectuating a successful MESA will require us to implement credit review and standard underwriting procedures. This process includes, but is not limited to, the following: standard credit screening provided by credit reporting agencies (i.e. Experian), business profile reports from Dun & Bradstreet, review of trade credit and references, confirmation that client has been in operation for greater than 10 years, and our proprietary review and assessment of historical accounting records and industry landscape. In order for Zenergy to effectively market, sell, and implement MESAs, Zenergy must utilize third-party financing entities to provide project and strategic financing toward fulfilling its working capital requirements to acquire and install the equipment required under the MESA. For this reason, we engaged in discussions with advisors and investment banks for the purpose of procuring a long-term and scalable financing solution for this aspect of our business.

1

With respect to our retail energy plans, through a Texas PUC approved and licensed “Retail Electric Provider” or “REP”, we plan to target end-use customers in the commercial and industrial sectors. While many of our customers are expected to be existing Zero Cost Customers, we also plan to market our retail electricity service in general. Members of our management team have experience in building Retail Electric Providers. We believe that this experience and industry expertise will help us build a viable and well-rounded energy services company, with a large emphasis on conservation and sustainability. Furthermore, we believe that the combination of our energy conservation products and our ability to provide retail energy services following the completion of our planned acquisition of Enertrade will provide us with a significant advantage over our competitors. We believe that this combination will allow us to offer a very unique value proposition to the customer.

We do not know whether we will be able to successfully implement our business strategy or whether our business strategy will ultimately be successful. Our growth strategy is largely dependent on our ability to secure project financing for the Zero Cost contracts currently in our pipeline and develop synergies with that business following the completion of our plan to engage in the sale of electric energy to retail customers in Texas by acquiring Enertrade. As is typically the case involving products and service offerings, anticipation of demand and market acceptance are subject to a high level of uncertainty. The success of our products and planned service offerings primarily depends on consumer interest and acceptance. In general, achieving market acceptance for our products and planned energy utility services will require substantial marketing efforts and the expenditure of significant funds, which we may not have available, to create awareness and demand among customers and clients. Furthermore, the completion of the acquisition of Enertrade is dependent on our ability to raise the funds we need to complete the purchase and complete the conditions to closing discussed below. See “Description of Business—Zenergy Power & Gas, Inc.”

Recent Developments

Corporate Name Change and Share Increase

As part of our rebranding and marketing efforts focused on our energy and smart controls business, our board of directors unanimously approved on October 18, 2017 the change of our corporate name from The CHRON Organization, Inc. to Zenergy Brands, Inc. In addition, the board of directors unanimously approved on October 18, 2017 to increase our authorized Class A Common Stock from 1,450,000,000 shares to 1,700,000,000 shares, which such shares will be issuable on such terms and conditions as the board of directors may determine from time to time. Subsequent to our board of directors’ approval of these amendments, the holders of a majority of the voting power of our voting stock, on October 18, 2017 approved, by written consent, the amendments. The consenting stockholders and their respective approximate ownership percentages of our voting stock totaled an aggregate of 78.8% of the outstanding voting stock. In addition, we changed our ticker symbol on the OTCQB to “ZNGY”.

The amendments and ticker symbol change discussed above became effective on December 1, 2017 following the completion of processing by the Financial Industry Regulatory Authority, Inc.

Bellridge Equity Purchase Agreement

On November 3, 2017, we entered into an Equity Purchase Agreement and a registration rights agreement (the “Registration Rights Agreement”) with Bellridge, pursuant to which Bellridge has agreed to purchase from us up to $2,500,000 in shares of our common stock, subject to certain limitations from time to time over a 24-month period commencing four trading days after the date of effectiveness of a registration statement which provides for the resale of such shares pursuant to the Registration Rights Agreement. The shares issuable to Bellridge under the Equity Purchase Agreement are being offered pursuant to this prospectus. The likelihood that the Company will receive the full amount of proceeds available under the Equity Purchase Agreement and its reliance on Bellridge as a source of funding will depend on a number of factors, including the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. At a price per share of $0.009, the Company would have to issue 277,777,778 shares to access the full $2,500,000 available under the agreement with Bellridge (the “Total Commitment”). No fees or commissions are required to be paid upon the sale to Bellridge of these shares. The Company agreed to reimburse Bellridge $12,500 for legal fees incurred in connection with this transaction.

2

Upon the effectiveness of a registration statement which provides for the resale of the shares, we may direct Bellridge, at our sole discretion and subject to certain conditions, to purchase a minimum of $25,000 and a maximum of $250,000 of shares (each a “Draw Down”) that is no more than 300% of the average trading volume of our common stock during the 10-day period immediately prior to the Draw Down. The purchase price of the shares under the Equity Purchase Agreement is 80% multiplied by the lowest trade price of our common stock during the five trading days immediately prior to each Draw Down notice representing a 20% discount.

As consideration for its commitment to purchase shares of common stock pursuant to the Equity Purchase Agreement, we issued Bellridge 5,756,579 shares of common stock.

The Company also entered into a memorandum of understanding with Bellridge dated as of November 3, 2017 (the “MOU”). The MOU requires the Company to, among other things, file a registration statement on Form S-1 with the Commission (the “Debenture Registration Statement”) on or before December 25, 2017 to register the resale by Bellridge of all Debenture Registrable Securities. “Debenture Registrable Securities” means (i) all shares of Common Stock issuable upon conversion of the debentures issued to Bellridge by the Company (collectively the “Debentures”) including the 10% Original Issue Convertible Debenture issued by the Company to Bellridge on March 17, 2017 and the 10% original Issue Convertible Debenture issued by the Company to Bellridge on June 20, 2017 and (ii) all shares of Common Stock issuable upon the exercise of the exercise of warrants issued to Bellridge by the Company (the “Warrants”) as of the date of the MOU; subject to any limits that may be imposed by the Securities and Exchange Commission, and provided that a share of Common Stock shall cease to be a Debenture Registrable Security upon the earliest to occur of the following: (a) its sale pursuant to the Debenture Registration Statement or Rule 144 under the Securities Act; or (B) it becomes eligible for resale by its holder under Rule 144 without the requirement for the Company to be in compliance with the current public information required thereunder and without volume or manner-of-sale restrictions. If the Company has not filed the Debenture Registration Statement with the Commission by December 25, 2017 (unless the registration of the Debenture Registrable Securities is prohibited by the Securities and Exchange Commission) or the Debenture Registration Statement has not been declared effective by the Commission by February 28, 2018, then (a) the face amount of each of the outstanding Debentures shall increase by 150%, (b) the Purchaser may declare an event of default under the Debentures and (c) the Purchaser may avail itself of any other rights and remedies it has under the Debenture, or at law or otherwise. The rights provided in this section are in addition to and not in lieu of any rights the Purchaser has under the Securities Purchase Agreements, between the Purchaser and the Company, entered into in connection with the Debentures and Warrants. In the event that the Commission prohibits the Debenture Registration Statement, then the penalties in the MOU shall not apply, and the Company agrees to repay the Debentures pursuant to the documentation entered into on March 17, 2017 and June 20, 2017 (as referenced above).

Greentree Financial Financing

On August 1, 2017, the Company entered into a Financial Advisory Agreement with Greentree Financial Group, Inc. (“Greentree”) whereby Greentree agreed to provide financial advisory services to the Company including reviewing target company acquisitions and due diligence, financial review, and assistance with consolidated accounting for acquisitions and perform such other work as requested by the Company. The Company agreed to pay Greentree the sum of $25,000 for such services by issuing Greentree a Convertible Promissory Note in the principal amount of $25,000 due July 31, 2018 (the “Greentree Advisory Note”). The Greentree Advisory Note bears interest rate of 8% per annum and is due on July 31, 2018. The Greentree Advisory Note may be prepaid in whole or in part at any time prior to the maturity date with a penalty of 10% of the sum of the outstanding principal and interest provided that the Company shall provide the holder with 15 days’ prior written notice of its intent to prepay. Holder shall have the option to elect to convert at any time prior to prepayment. The holder has the right, at any time, to convert all or a portion of the note into shares of Common Stock of the Company at the conversion price. The per share conversion price is equal to the lowest per share trading price for the 20-day trading period prior to the conversion date multiplied by 60%; however, the conversion price shall not be less than $0.001. The Greentree 10% OID Notes (as defined below) are not convertible to the extent that (a) the number of shares of our Common Stock beneficially owned by the holder and (b) the number of shares of our Common Stock issuable upon conversion of the Advisory Note or otherwise would result in the beneficial ownership by holder of more than 4.9% of the Company’s then outstanding Common Stock. This ownership limitation can be increased or decreased by the holder upon 61 days’ notice to the Company. Further, the holder of the Greentree Advisory Note may not convert the note if such conversion would cause the holder’s beneficial ownership of the Company’s outstanding Common Stock to exceed 9.9%. In addition, the Company agreed to reimburse the holder’s non-accountable legal fees and certificate processing cost by adding $1,500 to the principal amount of each conversion but in no event, shall the total conversion costs exceed $10,000.

3

On August 1, 2017 (the “Greentree Original Issue Date”), the Company entered into and closed on the transaction set forth in the Loan Agreement (the “Greentree Loan Agreement”) it entered into with Greentree for the sale of the Company’s 10% original issue discount convertible notes in the aggregate principal amount of $425,000 and warrants to purchase 4,250,000 shares of the Company’s Common Stock at an exercise price of $0.035 per share. Pursuant to the Greentree Loan Agreement, the Company issued to Greentree upon closing for a purchase price of $67,500: (i) 10% Original Issue Discount 8% Convertible Note (the “Greentree 10% OID Notes”) in the principal amount of $75,000 (the “Greentree Note”); and (ii) warrants (the “Greentree Warrants”) to purchase 4,250,000 shares of the Company’s Common Stock at an exercise price of $0.035 per share (subject to adjustments under certain conditions as defined in the Greentree Warrants). The Greentree Loan Agreement provides that Greentree shall purchase, subject to its approval in its sole discretion, an additional Greentree 10% OID Note in the principal amount of $100,000 upon the effectiveness of the registration statement of which this prospectus forms a part (the “Second Greentree Note”) and an additional Greentree 10% OID Note in the principal amount of $250,000 upon the Company reaching a sales goal of $1,000,000 in any fiscal quarter. The maturity date of the note is July 31, 2018 and the maturity date of the additional Greentree 10% OID Notes will be 12 months from the date of such note. The Company agreed to pay Greentree $2,000 at closing for Greentree’s legal document preparation and requires the Company to satisfy the current public information requirements under SEC Rule 144(c), among other things. The holder of the Greentree 10% OID Notes has the right, at any time, to convert all or a portion of the principal amount of the note into shares of Common Stock of the Company at the conversion price. The per share conversion price is the lowest per share trading price for the 20-day trading period immediately prior to the conversion date multiplied by 60%; however, the conversion shall not be less than $0.001. The Greentree 10% OID Notes may be prepaid at any time, in whole or in part prior to maturity with a penalty or premium equal to 10% of the outstanding principal and interest accrued as of the prepayment date provided that the Company provides the holder of the note 15 days’ advance written notice of any prepayment. The Greentree 10% OID Notes are not convertible to the extent that (a) the number of shares of our Common Stock beneficially owned by the holder and (b) the number of shares of our Common Stock issuable upon conversion of the Greentree 10% OID Notes or otherwise would result in the beneficial ownership by holder of more than 4.9% of the Company’s then outstanding Common Stock. This ownership limitation can be increased or decreased by the holder upon 61 days’ notice to the Company. Further, the holder of the Greentree 10% OID Notes may not convert the note if such exercise would cause the holder’s beneficial ownership of the Company’s outstanding Common Stock to exceed 9.9%. In addition, the Company agreed to reimburse the holder’s non-accountable legal fees and certificate processing costs of $1,500 for each conversion up to a maximum of $10,000.

Warrant. In further consideration for the Greentree Loan Agreement, the Company issued to Greentree a warrant to purchase 4,250,000 shares of its Common Stock that may be exercised in whole or in part at any time and from time to time until the last calendar day of the month in which the third anniversary of the issuance date occurs. The exercise price of the warrant is $0.035 per share. If the market price of one share of Common Stock is greater than the exercise price, Greentree may elect a cashless exercise pursuant to the terms set forth in the warrant. The exercise price and the number of shares of Common Stock purchasable upon the exercise of the warrant are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our Common Stock, as well as the issuance of options or other rights to purchase Common Stock at a price less than the exercise price of the warrant. An adjustment in the event of a reverse stock split or other reduction in the authorized Common Stock of the Company shall not exceed a reduction of greater than 1 for 20 regardless of the amount of the reduction of the Common Stock of the Company. Subject to applicable laws, the warrant may be transferred at Greentree’s option in compliance with applicable federal and state securities laws. The Greentree Warrant is not exercisable to the extent that (a) the number of shares of our Common Stock beneficially owned by the holder and (b) the number of shares of our Common Stock issuable upon exercise of the Greentree Warrant or otherwise would result in the beneficial ownership by holder of more than 4.9% of the Company’s then outstanding Common Stock. This ownership limitation can be increased or decreased by the holder upon 61 days’ notice to the Company. Further, the holder of the Greentree Warrant may not exercise the warrant if such exercise would cause the holder’s beneficial ownership of the Company’s outstanding Common Stock to exceed 9.9%.

Registration Rights Agreement. The Company also entered into a Registration Rights Agreement with Greentree dated as of August 1, 2017, as required pursuant to the terms of the Greentree Loan Agreement (the “Greentree Registration Rights Agreement”). The Greentree Registration Rights Agreement requires the Company to, among other things, use commercially reasonable efforts to: (1) file a registration statement covering Greentree’s resale of the Common Stock underlying the Greentree Advisory Note, the Greentree 10% OID Notes and the Greentree Warrant within 30 days following the Greentree Original Issue Date or (ii) cause the registration statement to become effective within 60 days following the Greentree Original Issue Date. If the Company fails to comply with the registration requirements or a registration statement ceases to be effective or fails to be usable for its intended purpose, the Company is obligated to pay Greentree liquidated damages in amount equal to 5% per month on the principal amount of the securities required to be registered.

4

L&H, Inc. Financing

On August 1, 2017 (the “L&H Original Issue Date”), the Company entered into and closed on the transaction set forth in the L&H Loan Agreement (the “L&H Loan Agreement”) it entered into with L&H Inc. (“L&H”) for the sale of the Company’s 10% original issue discount convertible notes in the aggregate principal amount of $50,000 and warrants to purchase 500,000 shares of the Company’s Common Stock at an exercise price of $0.035 per share. Pursuant to the L&H Loan Agreement, the Company issued to L&H upon closing for a purchase price of $22,500: (i) 10% Original Issue Discount 8% Convertible Note (the “L&H 10% OID Notes”) in the principal amount of $25,000 (the “L&H Note”); and (ii) warrants (the “L&H Warrants”) to purchase 500,000 shares of the Company’s Common Stock at an exercise price of $0.035 per share (subject to adjustments under certain conditions as defined in the L&H Warrants). The L&H Loan Agreement provides that L&H shall purchase, subject to its approval in its sole discretion and an additional L&H 10% OID Note in the principal amount of $25,000 upon the effectiveness of the registration statement of which this prospectus forms a part. The maturity date of the initial L&H 10% OID Note is July 31, 2018 and the maturity date of the additional note will be 12 months from the date of such note. The holder of the L&H 10% OID Notes has the right, at any time, to convert all or a portion of the principal amount of the note into shares of Common Stock of the Company at the conversion price. The per share conversion price is the lowest per share trading price for the 20-day trading period immediately prior to the conversion date multiplied by 60%; however, the conversion shall not be less than $0.001. The L&H 10% OID Notes may be prepaid at any time, in whole or in part prior to maturity with a penalty or premium equal to 10% of the outstanding principal and interest accrued as of the prepayment date provided that the Company provides the holder of the note 15 days’ advance written notice of any prepayment. The Company agreed to satisfy the current public information requirements under SEC Rule 144(c), among other things. The L&H 10% OID Notes are not convertible to the extent that (a) the number of shares of our Common Stock beneficially owned by the holder and (b) the number of shares of our Common Stock issuable upon conversion of the L&H 10% OID Notes or otherwise would result in the beneficial ownership by holder of more than 4.9% of the Company’s then outstanding Common Stock. This ownership limitation can be increased or decreased by the holder upon 61 days’ notice to the Company. Further, the holder of the L&H 10% OID Notes may not convert the note if such conversion would cause the holder’s beneficial ownership of the Company’s outstanding Common Stock to exceed 9.9%. In addition, the Company agreed to reimburse the holder’s non-accountable legal fees and certificate processing costs of $1,500 for each conversion up to a maximum of $10,000.

Warrant. In further consideration for the L&H Loan Agreement, the Company issued to L&H a warrant to purchase 500,000 shares of its Common Stock that may be exercised in whole or in part at any time and from time to time until the last calendar day of the month in which the third anniversary of the issuance date occurs. The exercise price of the warrant is $0.035 per share. If the market price of one share of Common Stock is greater than the exercise price, L&H may elect a cashless exercise pursuant to the terms set forth in the warrant. The exercise price and the number of shares of Common Stock purchasable upon the exercise of the warrant are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our Common Stock, as well as the issuance of options or other rights to purchase Common Stock at a price less than the exercise price of the warrant. An adjustment in the event of a reverse stock split or other reduction in the authorized Common Stock of the Company shall not exceed a reduction of greater than 1 for 20 regardless of the amount of the reduction of the Common Stock of the Company. Subject to applicable laws, the warrant may be transferred at L&H’s option in compliance with applicable federal and state securities laws. The L&H Warrant is not exercisable to the extent that (a) the number of shares of our Common Stock beneficially owned by the holder and (b) the number of shares of our Common Stock issuable upon exercise of the L&H Warrant or otherwise would result in the beneficial ownership by holder of more than 4.9% of the Company’s then outstanding Common Stock. This ownership limitation can be increased or decreased by the holder upon 61 days’ notice to the Company. Further, the holder of the L&H Warrant may not exercise the warrant if such exercise would cause the holder’s beneficial ownership of the Company’s outstanding Common Stock to exceed 9.9%.

5

Registration Rights Agreement. The Company also entered into a Registration Rights Agreement with L&H dated as of August 1, 2017, as required pursuant to the terms of the L&H Loan Agreement (the “L&H Registration Rights Agreement”). The L&H Registration Rights Agreement requires the Company to, among other things, use commercially reasonable efforts to: (1) file a registration statement covering L&H’s resale of the Common Stock underlying the L&H 10% OID Notes and the L&H Warrant within 30 days following the L&H Original Issue Date or (ii) cause the registration statement to become effective within 60 days following the L&H Original Issue Date. If the Company fails to comply with the registration requirements or a registration statement ceases to be effective or fails to be usable for its intended purpose, the Company is obligated to pay L&H liquidated damages in amount equal to 5% per month on the principal amount of the securities required to be registered.

2 Plus 2 Loan Financing

On August 1, 2017 (the “2 Plus 2 Original Issue Date”), the Company entered into and closed on the transaction set forth in the Loan Agreement (the “2 Plus 2 Loan Agreement”) it entered into with 2 Plus 2, LLC (“2 Plus 2”) for the sale of the Company’s 10% original issue discount convertible notes in the aggregate principal amount of $25,000 and warrants to purchase 22,500 shares of the Company’s Common Stock at an exercise price of $0.035 per share. Pursuant to the 2 Plus 2 Loan Agreement, the Company issued to 2 Plus 2 upon closing for a purchase price of $22,500: (i) 10% Original Issue Discount 8% Convertible Note (the “2 Plus 2 10% OID Notes”) in the principal amount of $25,000 (the “2 Plus 2 Note”); and (ii) warrants (the “2 Plus 2 Warrants”) to purchase 250,000 shares of the Company’s Common Stock at an exercise price of $0.035 per share (subject to adjustments under certain conditions as defined in the 2 Plus 2 Warrants). The 2 Plus 2 Loan Agreement provides that 2 Plus 2 shall purchase, subject to its approval in its sole discretion and an additional 2 Plus 2 10% OID Note in the principal amount of $25,000 upon the effectiveness of the registration statement of which this prospectus forms a part. The maturity date of the 2 Plus 2 10% OID Note is July 31, 2018. The holder of the 2 Plus 2 10% OID Notes has the right, at any time, to convert all or a portion of the principal amount of the note into shares of Common Stock of the Company at the conversion price. The per share conversion price is the lowest per share trading price for the 20-day trading period immediately prior to the conversion date multiplied by 60%; however, the conversion shall not be less than $0.001. The 2 Plus 2 10% OID Notes may be prepaid at any time, in whole or in part prior to maturity with a penalty or premium equal to 10% of the outstanding principal and interest accrued as of the prepayment date provided that the Company provides the holder of the note 15 days’ advance written notice of any prepayment. The Company agreed to satisfy the current public information requirements under SEC Rule 144(c), among other things. The 2 Plus 2 10% OID Notes are not convertible to the extent that (a) the number of shares of our Common Stock beneficially owned by the holder and (b) the number of shares of our Common Stock issuable upon conversion of the 2 Plus 2 10% OID Notes or otherwise would result in the beneficial ownership by holder of more than 4.9% of the Company’s then outstanding Common Stock. This ownership limitation can be increased or decreased by the holder upon 61 days’ notice to the Company. Further, the holder of the 2 Plus 2 10% OID Notes may not convert the note if such conversion would cause the holder’s beneficial ownership of the Company’s outstanding Common Stock to exceed 9.9%. In addition, the Company agreed to reimburse the holder’s non-accountable legal fees and certificate processing costs of $1,500 for each conversion up to a maximum of $10,000.

Warrant. In further consideration for the 2 Plus 2 Loan Agreement, the Company issued to 2 Plus 2 a warrant to purchase 250,000 shares of its Common Stock that may be exercised in whole or in part at any time and from time to time until the last calendar day of the month in which the third anniversary of the issuance date occurs. The exercise price of the warrant is $0.035 per share. If the market price of one share of Common Stock is greater than the exercise price, 2 Plus 2 may elect a cashless exercise pursuant to the terms set forth in the warrant. The exercise price and the number of shares of Common Stock purchasable upon the exercise of the warrant are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our Common Stock, as well as the issuance of options or other rights to purchase Common Stock at a price less than the exercise price of the warrant. An adjustment in the event of a reverse stock split or other reduction in the authorized Common Stock of the Company shall not exceed a reduction of greater than 1 for 20 regardless of the amount of the reduction of the Common Stock of the Company. Subject to applicable laws, the warrant may be transferred at 2 Plus 2’s option in compliance with applicable federal and state securities laws. The 2 Plus 2 Warrant is not exercisable to the extent that (a) the number of shares of our Common Stock beneficially owned by the holder and (b) the number of shares of our Common Stock issuable upon exercise of the 2 Plus 2 Warrant or otherwise would result in the beneficial ownership by holder of more than 4.9% of the Company’s then outstanding Common Stock. This ownership limitation can be increased or decreased by the holder upon 61 days’ notice to the Company. Further, the holder of the 2 Plus 2 Warrant may not exercise the warrant if such exercise would cause the holder’s beneficial ownership of the Company’s outstanding Common Stock to exceed 9.9%.

6

Registration Rights Agreement. The Company also entered into a Registration Rights Agreement with 2 Plus 2 dated as of August 1, 2017, as required pursuant to the terms of the 2 Plus 2 Loan Agreement (the “2 Plus 2 Registration Rights Agreement”). The 2 Plus 2 Registration Rights Agreement requires the Company to, among other things, use commercially reasonable efforts to: (1) file a registration statement covering 2 Plus 2’s resale of the Common Stock underlying the 2 Plus 2 10% OID Notes and the 2 Plus 2 Warrant within 30 days following the 2 Plus 2 Original Issue Date or (ii) cause the registration statement to become effective within 60 days following the 2 Plus 2 Original Issue Date. If the Company fails to comply with the registration requirements or a registration statement ceases to be effective or fails to be usable for its intended purpose, the Company is obligated to pay 2 Plus 2 liquidated damages in amount equal to 5% per month on the principal amount of the securities required to be registered.

Auctus Fund, LLC Financing

Effective as of August 3, 2017 (the “Effective Date”), the Company issued a convertible promissory note in the original principal amount of $200,000 (the “Auctus Note”) to Auctus Fund, LLC (“Auctus”), pursuant to which Auctus funded $200,000 to the Company after the deduction of $18,600 of diligence, monitoring and other transaction costs and $2,750 in legal fees. The Company issued the Auctus Note pursuant to a securities purchase agreement (the “Auctus SPA”), dated as of July 28, 2017 (the “Auctus Issue Date”), entered into by the Company and Auctus. Pursuant to the Auctus SPA, the Company also issued warrants to Auctus to purchase 666,000 shares of the Company’s Common Stock at an exercise price of $0.03 per share (“Auctus Warrants”).

The Auctus Note bears interest at the rate of 10% per annum and matures on April 28, 2018 (the “Auctus Maturity Date”). Any amount of principal or interest on the Auctus Note which is not paid when due shall bear interest at the rate of the lesser of 24% per annum or the maximum rate allowed by law from the due date thereof until the same is paid (the “Auctus Default Interest”). The Company has the right to prepay the Auctus Note at any time beginning on the 91st day following the Auctus Issue Date and ending 180 days after the Auctus Issue Date with a premium of 140% of all amounts owed to Auctus. The Auctus Note may not be prepaid after the 180th day after the issue date.

All principal and accrued interest on the Auctus Note is convertible into shares of the Company’s Common Stock at the election of Auctus at any time at a conversion price equal to the lesser of (i) $0.04; (ii) the lowest traded price or closing bid price of the Common Stock during the 20 trading days prior to July 28, 2017; and (iii) the Auctus Variable Conversion Price (which is defined as 60% of the lesser of the lowest traded price and closing bid price of the Common Stock during the 20 trading day period prior to conversion). The conversion price of the Auctus Note is subject to adjustment in the event of stock splits, stock dividends and similar corporate events. In addition, if, at any time when the Auctus Note is issued and outstanding, the Company issues or sells, or is deemed to have issued or sold shares of Common Stock, except for shares of Common Stock issued directly to vendors or suppliers of the Company in satisfaction of amounts owed to such vendors or suppliers (provided, however, that such vendors or suppliers shall not have an arrangement to transfer, sell or assign such shares of Common Stock prior to the issuance of such shares), for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the conversion price of the Auctus Note that is then in effect on the date of such issuance of such shares of Common Stock (an “Auctus Dilutive Issuance”), then immediately upon the Auctus Dilutive Issuance, the conversion price of the Auctus Note will be reduced to the amount of the consideration per share received by the Company in such Auctus Dilutive Issuance.

7

The Auctus Note is not convertible to the extent that (a) the number of shares of our Common Stock beneficially owned by the holder and (b) the number of shares of our Common Stock issuable upon the conversion of the Auctus Note or otherwise would result in the beneficial ownership by holder of more than 4.99% of the Company’s then outstanding Common Stock. This ownership limitation can be increased or decreased by the holder upon 61 days’ notice to the Company.

So long as the Auctus Note is outstanding, upon any issuance by the Company or any of its subsidiaries of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the holder in the Auctus Note, then the Company shall notify the holder of such additional or more favorable term and such term, at holder’s option, shall become a part of the transaction documents with the holder. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, prepayment rate, conversion lookback periods, interest rates, original issue discounts, stock sale price, private placement price per share, and warrant coverage.

The Company agreed to include on the next registration statement it files with SEC (or on the subsequent registration statement if such registration statement is withdrawn) all shares issuable upon conversion of the Auctus Note. Failure to do so will result in liquidated damages of 25% of the outstanding principal balance of the Auctus Note, but not less than $15,000, being immediately due and payable to the Holder at its election in the form of cash payment or addition to the balance of the Auctus Note.

The Company agreed not to conduct any capital raising transactions (including debt with an equity component) (“Future Offerings”) during the initial 60 days following the Auctus Issue Date, except for registered offerings. Until the Auctus Note is satisfied in full, if the Company receives cash proceeds from any source or series of related or unrelated sources, including but not limited to, from the issuance of equity and/or debt securities, the conversion of outstanding warrants of the Company, the issuance of securities pursuant to an equity line of credit of the Company or the sale of assets, the Company shall, within one business day of the Company’s receipt of such proceeds, inform Auctus of such receipt, following which Auctus shall have the right in its sole discretion to require the Company to immediately apply all or any portion of such proceeds to repay all or any portion of the Auctus Note.

The Company agreed to reserve a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of the Auctus Note (the “Initial Reserve”), and also agreed to adjust the Initial Reserve to ensure that it always equals at least five times the total number of Common Stock that is actually issuable if the entire Auctus Note is converted.

Warrant. In further consideration for the Auctus Note, the Company issued to Auctus a warrant to purchase 666,000 shares of its Common Stock that may be exercised in whole or in part at any time and from time to time until the last calendar day of the month in which the fifth anniversary of the issuance date occurs. The exercise price of the warrant is $0.03 per share. If the market price of one share of Common Stock is greater than the exercise price, Auctus may elect a cashless exercise pursuant to the terms set forth in the warrant. The exercise price and the number of shares of Common Stock purchasable upon the exercise of the warrant are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our Common Stock, as well as the issuance of options or other rights to purchase Common Stock at a price less than the exercise price of the warrant. Subject to applicable laws, the warrant may be transferred at Auctus’ option in compliance with applicable federal and state securities laws.

Registration Rights Agreement. The Company also entered into a Registration Rights Agreement with Auctus dated as of July 28, 2017, as required pursuant to the terms of the Auctus Note (the “Auctus Registration Rights Agreement”). The Auctus Registration Rights Agreement requires, among other things, the Company to use commercially reasonable efforts to: (1) file a registration statement covering Auctus’ resale of the Common Stock underlying the Auctus Note within 30 days following the Auctus Issue Date, (ii) cause the registration statement to become effective within 90 days following the Auctus Issue Date, or (iii) maintain the effectiveness of the registration statement beginning on the 90th day after the Auctus Issue Date and ending on the date that the Auctus Note is satisfied in full.

8

Morningview Financial, LLC Financing

On July 31, 2017, the Company issued a convertible promissory note in the original principal amount of $105,000 (the “Morningview Note”) to Morningview Financial, LLC (“Morningview”), pursuant to which Morningview funded $100,000 to the Company after the deduction of $5,000 in legal fees. The Company issued the Morningview Note pursuant to a securities purchase agreement dated as of July 31, 2017 (the “Morningview SPA”) entered into by the Company and Morningview.

The Morningview Note bears interest at the rate of 10% per annum and matures on July 31, 2018 (the “Morningview Maturity Date”). Any amount of principal or interest on the Morningview Note which is not paid when due shall bear interest at the rate of the lesser of (i) 18% per annum or (ii) the maximum amount permitted by applicable law from the due date thereof until the same is paid (the “Morningview Default Interest”). The Company has the right to prepay the Morningview Note upon payment of an amount equal to 135% of the total amount outstanding under the Morningview Note. The Morningview Note may not be prepaid after the 170th day after the issue date.

All principal and accrued interest on the Morningview Note is convertible into shares of the Company’s Common Stock at the election of Morningview at any time at a conversion price equal to the lesser of (i) $0.03 and (ii) the Morningview Variable Conversion Price (which is defined as 60% of the lesser of the lowest traded price and closing bid price of the Common Stock during the 20-trading day period prior to conversion). The conversion price of the Morningview Note is subject to adjustment in the event of stock splits, stock dividends and similar corporate events. In addition, if, at any time when the Morningview Note is issued and outstanding, the Company enters into a Section 3(a)(9) transaction (including but not limited to the issuance of new promissory notes or of a replacement promissory note), or Section 3(a)(10) transaction, in which any third party has the right to convert monies owed to that third party (or receive shares pursuant to a settlement or otherwise) at a discount to market greater than the Morningview Variable Conversion Price in effect at that time (prior to all other applicable adjustments in the Morningview Note) (an “Morningview Dilutive Issuance”), then immediately upon the Morningview Dilutive Issuance, the conversion price of the Morningview Note will be reduced to the amount of the consideration per share received by the Company in such Morningview Dilutive Issuance. The Morningview Note is not convertible to the extent that (a) the number of shares of our Common Stock beneficially owned by the holder and (b) the number of shares of our Common Stock issuable upon the conversion of the Morningview Note or otherwise would result in the beneficial ownership by holder of more than 4.99% of the Company’s then outstanding Common Stock. This ownership limitation can be increased or decreased by the holder upon 61 days’ notice to the Company.

So long as the Morningview Note is outstanding, upon any issuance by the Company of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to Morningview in the Morningview Note, then the Company shall notify Morningview of such additional or more favorable term and such term, at Morningview’s option, shall become a part of the Morningview Note.

Registration Rights Agreement. The Company also entered into a Registration Rights Agreement with Morningview dated as of July 28, 2017, as required pursuant to the terms of the Morningview Note (the “Morningview Registration Rights Agreement”). The Morningview Registration Rights Agreement requires, among other things, the Company to use commercially reasonable efforts to: (1) file a registration statement covering the Morningview’s resale of the Common Stock underlying the Morningview Note within 30 days following the Morningview Issue Date, (ii) cause the registration statement to become effective within 90 days following the Morningview Issue Date, or (iii) maintain the effectiveness of the registration statement beginning on the 90th day after the Morningview Issue Date and ending on the date that the Morningview Note is satisfied in full.

On October 30, 2017, the Company and Morningview entered into an amendment to the Morningview Registration Rights Agreement that (i) extends the date by which the Company agreed to file a Registration Statement on Form S-1 (the “Registration Statement”) covering the shares issuable upon conversion of the Advisory Note and the Morningview 10% OID Notes and upon exercise of the Warrants to no later than five business days from the date of the Morningview Amendment and use commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable but in no event later than 90 days from the date of the Amendment, (ii) allows for inclusion in the Registration Statement, the Company’s Class A Common Stock issuable in connection with other securities issued by the Company in addition to the registrable securities to the full extent permitted under the Securities Act and SEC rules and regulations, (iii) provides for the waiver by the Holder or any rights under the Morningview Registration Rights Agreement retroactively to the date such right first arose as a result of: (a) the Company’s failure to file a Registration Statement, (b) have such Registration Statement declared effective by the SEC as provided for in the Morningview Registration Rights Agreement or (c) any other event or circumstance giving rise to the payment of any liquidated damages or other amounts existing as of the date hereof. As additional consideration for entering into the Amendment, the Company agreed to issue to Morningview a common stock purchase warrant which entitles Morningview to purchase up to 333,333 shares of the Company’s Class A Common Stock, par value $0.001 per share, at an exercise price of $0.03 per share. The warrants may be exercised at any time over a period of five years from the date of issuance and will be subject to such other terms as set forth in the form of warrant mutually agreed to by the Parties.

9

Crown Bridge Financing

Effective on June 8, 2017, the Company completed the sale to Crown Bridge Partners, LLC (“Crown Bridge”) of a convertible promissory note (the “Crown Bridge Note” and collectively with the Greentree Note, the L&H Note, the 2 Plus 2 Note, the Auctus Note, the Morningview Note and the Crown Bridge Note, the “Outstanding Selling Stockholder Notes”) and a Common Stock purchase warrant (the “Crown Bridge Warrant”). Crown Bridge purchased the Crown Bridge Note in the principal amount of $46,000 for a purchase price of $40,000 and the Crown Bridge Warrant to purchase 920,000 shares of the Company’s Common Stock. The purchase price for the Crown Bridge Note was $40,000, thereby reflecting an original issue discount of $6,000 (i.e., the spread between the face amount of the Crown Bridge Note of $46,000 and the purchase price of $40,000). The Crown Bridge Note carries a prorated original issue discount of $6,000.00 and bears interest at the rate of 5% per year. On August 23, 2017, the Company paid off the Crown Bridge Note.

The Crown Bridge Warrant is exercisable for a period of five years and entitles the holder to purchase shares of the Company’s Common Stock at an exercise price of $0.05 per share. The exercise price of the Crown Bridge Warrant is subject to proportional adjustment in the event of stock splits, recapitalizations and similar corporate events. In addition, the exercise price of provided for in the Crown Bridge Warrant is subject to adjustment if the Company issues or sells shares of its Common Stock for a consideration per share less than the conversion price or exercise price then in effect, or issue options, warrants or other securities convertible or exchange for shares of the Company’s Common Stock at a conversion or exercise price less than the conversion price or exercise price then in effect. If any of these events should occur, the exercise price each will be reduced to the lowest price at which these securities were issued or are exercisable. In addition, the Crown Bridge Warrant may become exercisable on a cashless basis if the market price of the Company’s Common Stock exceeds the exercise price then in effect. Market price means the highest traded price of our Common Stock during the 20 trading days prior to the date of any exercise notice issued by the holder of the Crown Bridge Warrant.

JSJ Investments Financing

Effective as of September 20, 2017, the Company entered into and closed on the transaction set forth in the JSJ Loan Agreement (the “JSJ Loan Agreement”) it entered into with JSJ Investments, Inc. (“JSJ”) for the sale of the Company’s original issue discount 10% convertible note in the principal amount of $110,000. Pursuant to the JSJ Loan Agreement, the Company issued to JSJ upon closing for a purchase price of $105,000: 5% Original Issue Discount 10% Convertible Note (the “JSJ OID Note”) in the principal amount of $110,000 (the “Note). The maturity date of the OID Note is June 20, 2018. The holder of the JSJ OID Note has the right, at any time, to convert all or a portion of the principal amount of the note into shares of common stock of the Company at the conversion price. The per share conversion price is the lowest per share trading price for the 20-day trading period immediately prior to the conversion date multiplied by sixty-percent (60%); however, the conversion shall not be less than $0.0005. The JSJ OID Note may be prepaid at any time, in whole or in part prior to maturity with a penalty or premium equal to 25% up to the 90th day from the issuance date, 30% from the 91st to the 150th day from issuance, and 40% from the 151th day of issuance. The Company agreed to satisfy the current public information requirements under SEC Rule 144(c), among other things. The JSJ OID Note are not convertible to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon conversion of the JSJ OID Note or otherwise would result in the beneficial ownership by holder of more than 4.9% of the Company’s then outstanding common stock. This ownership limitation can be increased or decreased by the holder upon 61 days notice to the Company. Further, the holder of the JSJ OID Note may not convert the note if such conversion would cause the holder’s beneficial ownership of the Company’s outstanding common stock to exceed 9.9%.

Vista Capital Investments, LLC Financing

On October 2, 2017 (the “Original Issue Date”) the Company entered into and closed on the transaction set forth in the Loan Agreement (the “Vista Loan Agreement”) it entered into with Vista Capital Investments, LLC (“Vista”) for the sale of the Company’s 20% original issue discount convertible notes in the aggregate principal amount of $220,000 and issue commitment shares in the amount of three million (3,000,000) restricted common shares in the Company. Pursuant to the Vista Loan Agreement, the Company issued to Vista upon closing for a purchase price of $220,000: (i) 20% Original Issue Discount 8% Convertible Note (the “Vista” 20% OID Notes”) in the principal amount of $220,000 (the “Note”); and (ii) security purchase agreement to issue 3,000,000 shares of the Company’s common stock. The maturity date of the 20% OID Note is October 2, 2019. The holder of the Vista 20% OID Notes has the right, at any time, to convert all or a portion of the principal amount of the note into shares of common stock of the Company at the conversion price. The per share conversion price is the lowest per share trading price for the 20-day trading period immediately prior to the conversion date multiplied by sixty-percent (60%); however, the conversion shall not be less than $0.01. The Vista 20% OID Notes may be prepaid at any time, within the 90 day period immediately following the Issuance Date, the Company shall have the option, upon 10 business days’ notice to Holder, to pre-pay the entire remaining outstanding principal amount of this Note in cash, provided that (i) the Company shall pay the Holder 135% of the Outstanding Balance, (ii) such amount must be paid in cash on the next business day following such 10 business day notice period, and (iii) the Holder may still convert the note to the terms at all times until such prepayment amount has been received in full.

10

The Company agreed to satisfy the current public information requirements under SEC Rule 144(c), among other things. The Vista 20% OID Notes are not convertible to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon conversion of the Vista 20% OID Notes or otherwise would result in the beneficial ownership by holder of more than 4.9% of the Company’s then outstanding common stock. This ownership limitation can be increased or decreased by the holder upon 61 days notice to the Company. Further, the holder of the Vista 20% OID Notes may not convert the note if such conversion would cause the holder’s beneficial ownership of the Company’s outstanding common stock to exceed 9.9%.

Registration Rights Agreement. The Company also entered into a Registration Rights Agreement with Vista dated as of October 2, 2017 as required pursuant to the terms of the Vista Loan Agreement (the “Vista Registration Rights Agreement”). The Vista Registration Rights Agreement requires the Company to, among other things, use commercially reasonable efforts to: (1) file a registration statement covering Vista’s resale of the common stock underlying the Vista 20% OID Notes within ninety (90) days following the Original Issue Date. If the Company fails to comply with the registration requirements or a registration statement ceases to be effective or fails to be usable for its intended purpose, the Company is obligated to pay Vista liquidated damages.

Crown Bridge Financing – November 2017

Effective on November 15, 2017, the Company completed the sale to Crown Bridge of a convertible promissory note in the aggregate principal amount of up to $138,000 (the “November 2017 Crown Bridge Note” or “note”) and a common stock purchase warrant to purchase 920,000 shares of the Company’s Class A Common Stock (the “November 2017 Crown Bridge Warrant”), both of which were dated November 3, 2017. Crown Bridge purchased the note and agreed to pay aggregate consideration of up to $120,000 with an original issue discount of $18,000 in tranches as follows: $46,000 of principal amount was funded by payment of $40,000 on the effective date and the balance may be funded in Crown Bridge’s sole discretion at any time. The first tranche of funding under the November 2017 Crown Bridge Note carries a prorated original issue discount of $6,000.00 and bears interest at the rate of 5% per year. Interest accrues daily on the outstanding principal amount of the note at a rate per annum equal to 5% on the basis of a 365-day year. Any amount of principal or interest on this note which is not paid when due shall bear interest at the rate of the lesser of (i) twelve (12%) per annum or (ii) the maximum amount allowed by law from the due date thereof until the same is paid. The principal amount of the note and interest are payable on the maturity date which is 12 months after the funding date of each tranche.

Crown Bridge is entitled to, at any time or from time to time, convert the Note into shares of our common stock, at a conversion price per share equal to sixty percent (60%) of the lowest traded price of the common stock during the twenty (20) trading days immediately preceding the date of the date of conversion, upon the terms and subject to the conditions of the note. The conversion price of the note is subject to adjustment in the event of stock splits, stock dividends and similar corporate events. In addition, the conversion price is subject to adjustment if we issue or sell convertible promissory notes that are convertible for a consideration per share less than the conversion price then in effect or includes a longer look back period than provided in the note. If this should occur, the conversion price is reduced to the lowest price at which these securities were issued or are exercisable or in the case of a more favorable look back period, the look back period shall be adjusted to such greater number of days. The note contains representations, warranties, events of default, beneficial ownership limitations, prepayment options, and other provisions that are customary of similar instruments.

The note is not convertible to the extent that (a) the number of shares of our common stock beneficially owned by Crown Bridge and (b) the number of shares of our common stock issuable upon the conversion of the note or otherwise would result in the beneficial ownership by Investor of more than 4.99% of our then outstanding common stock. This ownership limitation can be increased or decreased to any percentage not exceeding 9.99% by Crown Bridge upon 61 days notice to us.

The November 2017 Crown Bridge Warrant is exercisable for a period of five years and entitles the holder to purchase shares of the Company’s Common Stock at an exercise price of $0.05 per share. The exercise price of the November 2017 Crown Bridge Warrant is subject to proportional adjustment in the event of stock splits, recapitalizations and similar corporate events. In addition, the exercise price of provided for in the November 2017 Crown Bridge Warrant is subject to adjustment if the Company issues or sells shares of its Common Stock for a consideration per share less than the conversion price or exercise price then in effect, or issue options, warrants or other securities convertible or exchange for shares of the Company’s Common Stock at a conversion or exercise price less than the conversion price or exercise price then in effect. If any of these events should occur, the exercise price each will be reduced to the lowest price at which these securities were issued or are exercisable. In addition, the November 2017 Crown Bridge Warrant may become exercisable on a cashless basis if the market price of the Company’s Common Stock exceeds the exercise price then in effect. Market price means the highest traded price of our Common Stock during the 20 trading days prior to the date of any exercise notice issued by the holder of the November 2017 Crown Bridge Warrant.

Use of Proceeds

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the shares of Common Stock by the Selling Stockholders. We will, however, receive proceeds from our sale of our shares of Common Stock under the Equity Line to Bellridge and the exercise of the Warrants. We intend to the use the proceeds from the Equity Line and the Warrants for general working capital purposes.

We intend to raise additional capital through equity and debt financing as needed, thought there cannot be any assurance that such funds will be available to us on acceptable terms, on an acceptable schedule, or at all.

Corporate Information

Our principal office is located at 5851 Legacy Circle, Suite 600, Plano, TX 75024 and our phone number is (469) 228-1400. Our corporate website address is www.chronorganization.com. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus.

Transfer Agent

The transfer agent for our Common Stock is Securities Transfer Corporation, located at 2901 Dallas Parkway, Suite 380, Plano, TX 75093. The transfer agent’s telephone number is (469) 633-0101.

Emerging Growth Company Status

We are an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We elected to take advantage of all of these exemptions.

11

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, and delay compliance with new or revised accounting standards until those standards are applicable to private companies. We have elected to take advantage of the benefits of this extended transition period.

We will be an emerging growth company until the last day of the first fiscal year following the fifth anniversary of our first common equity offering, although we will lose that status earlier if our annual revenues exceed $1.0 billion, if we issue more than $1.0 billion in non-convertible debt in any three-year period or if we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act.

The Offering

Common Stock offered by the Selling Stockholders	212,423,706 shares

Common Stock outstanding before the offering	929,043,334 shares

Common Stock outstanding after the offering	1,141,467,040 shares, assuming all 212,423,706 shares are sold by the Selling Stockholders. If the Selling Stockholders sell fewer shares of Common Stock, we will have substantially less Common Stock outstanding after the offering.

Use of proceeds	We will not receive any proceeds from the sale of Common Stock by the Selling Stockholders in this offering. We will receive, however, proceeds from our sales of Common Stock to Bellridge under the Equity Line and exercise of the Warrants. We intend to use such proceeds, if any, as set forth under “Use of Proceeds.” See also “Selling Stockholders.”

Risk factors	See “Risk Factors” beginning on page 14 of this prospectus for a discussion of some of the factors you should carefully consider before deciding to invest in our Common Stock.

OTCQB trading symbol	ZNGY

Risk Factors

Before you invest in the offering, you should be aware that there are risks associated with your investment, including the risks described in the section entitled “Risk Factors” beginning on page 14 of this prospectus. You should carefully read and consider the risk factors contained in this prospectus, together with all of the other information included in this prospectus, before you decide to purchase our securities.

SUMMARY HISTORICAL FINANCIAL DATA

The following table presents our summary historical financial data for the periods indicated. The summary historical financial data for the years ended December 31, 2016 and 2015 and the balance sheet data as of December 31, 2016 and 2015 are derived from the audited financial statements. The summary historical financial data for the three and nine months ended September 30, 2017 and 2016 and the balance sheet data as of September 30, 2017 and 2016 are derived from our unaudited financial statements.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. You should read the following summary financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related Notes appearing elsewhere in this prospectus.

12

Condensed Balance Sheet		Year Ended December 31,
	September 30, 2017	2016	2015
	(Unaudited)
Assets
Cash	$30,424	$51,710	$—
Other assets	15,360	12,000
Inventory	50,608
Prepaid and other assets	50,824	28,750	—
Total current assets	147,216	92,460	—

Fixed assets – software, net of amortization	152,425	66,710	—
Total assets	$299,641	$159,170	$—

Liabilities
Accounts payable and accrued expenses	$767,302	$358,594	$7,298
Subscription liability	20,000	75,000	—
Notes payable	922,777	188,342	132,923
Total current liabilities	1,710,079	621,936	140,221

Long term notes payable	—	233,836	—
Total liabilities	1,710,079	855,772	140,221

Shareholders’ deficit
Mezzanine equity	1,168,557	494,123	$185,500
Class A common stock, par value $.001, 1,450,000,000 shares authorized 853,262,525, 853,262,525 and 540,552,127, respectively issued and outstanding	925,710	853,262	540.552
Class B common stock, par value $.001, 10,000,000 shares authorized, 10,000,000, 10,000,000 and 0, issued and outstanding, respectively	10,000	10,000	—
Preferred stock, Series A, par value $.001, 2,000,000 shares authorized, 500,000, 0 and 0, respectively issued and outstanding	500	—	—
Preferred stock, par value $.001, 38,000.000 shares authorized, none issued	—	—	—
Additional paid-in capital (deficit)	978,107	274,903	(309,121)
Accumulated deficit	(4,493,312)	(2,328,890)	(557,152)
Total shareholders’ deficit	(2,578,995)	(1,190,725)	(140,221)
Total Liabilities and Shareholders’ Equity	$299,641	$159,170	$—

Statement of Operations	Three Months Ended September 30,		Nine Months Ended September 30,		Year Ended December 31,
	2017	2016	2017	2016	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Continuing operations
Revenue	$13,460	565	23,585	565	$5,051	$-
Cost of goods sold	3,450	-	25,570	-	20,431	-
Net revenue (loss)	10,010	565	(1,985)	565	(15,380)	-
Operating expenses
Selling, general and administrative expenses	641,343	437,567	1,790,696	956,250	1,522,183	62,546
Total operating expenses	641,343	437,567	1,790,696	956,250	1,522,183	62,546
Operating loss	(631,333)	(437,002	(1,792,681)	(955,685)	(1,537,563)	(62,546)

Other expense
Amortization	(4,041)	-	(7,031)	-
Interest expense	(197,095	(88,725	(364,710)	(149,110	(234,175)	(68,718)
Loss from continuing operations	(832,469)	(525,727	(2,164,422)	(1,104,795)	(1,771,738)	(131,264)

Loss from discontinued operations	-	-	-	-	-	(184,592)
Net loss	(832,469)	(525,727)	(2,164,422)	(1,104,795)	(1,771,738)	$(315,856)

The Company has accounted for discontinued operations prior to January 1, 2016 under Accounting Standards Update No. 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. Under this guidance, a discontinued operation is defined as a strategic shift that has (or will have) a major effect on an entity’s operations and financial results. In November 2015, we exited the restaurant industry and has shifted its strategy to energy conservation and smart control services. Management believes this adequately qualifies as a strategic shift under Update No. 2014-08. As of December 31, 2015, we did not generated any revenue from our new services. A reconciliation of amounts included in the statements of operations for the year ended December 31, 2015 is as follows:

2015
Revenue	$20,100
Selling, general and administrative expenses	(201,161)
Other expenses	(3,531)
Loss from continued operations	$(184,592)

13

RISK FACTORS

Investment in our securities involves a number of substantial risks. You should not invest in our securities unless you are able to bear the complete loss of your investment. In addition to the risks and investment considerations discussed elsewhere in this prospectus, the following factors should be carefully considered by anyone purchasing the securities offered through this prospectus. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our Common Stock could decline and investors could lose all or a part of their investment.

Risks Related to Our Business and Industry

Our limited operating history and our failure since inception to achieve an operating profit makes our future prospects and financial performance unpredictable.

We commenced selling retail smart home technologies in 2016 and, as a result, we have a limited operating history upon which a potential investor can evaluate our prospects and the potential value of an investment in our company. Moreover, we have shifted our focus from the selling of smart home technologies in early 2017, transitioning to focus on commercial customers, while utilizing our smart controls platform to focus on energy conservation products and services. Our plans to continue pursuing the purchase of the aforementioned Enertrade Electric REP have remained, however, our focus will be on acquiring commercial, industrial and municipal customers. We remain subject to the risks inherently associated with new business enterprises. Our prospects are subject to the risks and uncertainties frequently encountered by companies in their early stages of development, including the risk that we will not be able to implement our business strategy. If we are unable to implement our business strategy and grow our business, our business will be materially adversely affected.

A significant disruption in our computer systems or a cyber security breach could adversely affect our operations.

We rely extensively on our computer systems to manage our business. Our systems are subject to damage or interruption from power outages, computer and telecommunications failures, computer viruses, cyber security breaches, vandalism, severe weather conditions, catastrophic events and human error, and our disaster recovery planning cannot account for all eventualities. If our systems are damaged, fail to function properly or otherwise become unavailable, we may incur substantial costs to repair or replace them, and may experience loss of critical data and interruptions or delays in our ability to perform critical functions, which could adversely affect our business and results of operations. Any compromise of our security could also result in a violation of applicable privacy and other laws, significant legal and financial exposure, damage to our reputation, loss or misuse of the information and a loss of confidence in our security measures, which could harm our business.

Our ability to protect the confidential information of our customers and investors may be adversely affected by cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions.

We process certain sensitive data from our customers and investors. While we have taken steps to protect confidential information that we receive or have access to, our security measures could be breached. Any accidental or willful security breaches or other unauthorized access to our systems could cause confidential borrower and investor information to be stolen and used for criminal purposes. Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in our software are exposed and exploited, our relationships with borrowers and investors could be severely damaged, and we could incur significant liability.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause borrowers and investors to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, would harm our reputation, we could lose borrowers and investors and our business and operations could be adversely affected.

Any significant disruption in service on our platform or in our computer systems, including events beyond our control, could prevent us from processing or posting payments on loans, reduce the attractiveness of our marketplace and result in a loss of borrowers or investors.

14

In the event of a system outage and physical data loss, our ability to perform our obligations and conduct our business would be materially and adversely affected. The satisfactory performance, reliability and availability of our technology are critical to our operations, customer service, reputation and our ability to attract new and retain existing borrowers and investors.

Any interruptions or delays in our service, whether as a result of third-party error, our error, natural disasters or security breaches, whether accidental or willful, could harm our relationships with our customers and investors and our reputation. Additionally, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. Our disaster recovery plan has not been tested under actual disaster conditions, and we may not have sufficient capacity to recover all data and services in the event of an outage. These factors could prevent us from conducting our business, damage our brand and reputation, divert our employees’ attention, reduce our revenue, subject us to liability and cause customers and investors to abandon our company, any of which could adversely affect our business, financial condition and results of operations.

If we lose the services of any of our key management personnel, our business could suffer.

Our future success significantly depends on the continued service and performance of Mr. Rodriguez, our President and Chief Executive Officer, and Chief Financial Officer, and Mr. Young, our Chairman of the Board and Treasurer. Competition for these employees is intense and we may not be able to attract and retain key personnel. We do not maintain any “key man” or other related insurance. The loss of the service of Mr. Rodriguez or Mr. Young, or the inability to attract additional qualified personnel as needed, could materially harm our business.

We have incurred, and will continue to incur, increased costs as a result of being a public reporting company.

On June 20, 2017, we became a public reporting company. As a public reporting company, we incur significant legal, accounting and other expenses that we did not incur as a non-reporting company, including costs associated with our SEC reporting requirements. We expect that the additional reporting and other obligations imposed on us under the Exchange Act, will increase our legal and financial compliance costs and the costs of our related legal, accounting and administrative activities significantly. Management estimates that compliance with the Exchange Act reporting requirements as a reporting company will cost in excess of $75,000 annually. Given our current financial resources, these additional compliance costs could have a material adverse impact on our financial position and ability to achieve profitable results. These increased costs will require us to divert money that we could otherwise use to expand our business and achieve our strategic objectives.

Our industry is highly competitive.

We operate in a highly competitive industry. We face competition from much larger and more established commercial energy efficiency & conservation companies (i.e. Schneider Electric, Johnson Controls, Honeywell, Sempra Energy) that have or may have greater capital and other resources than us. Competitors that are larger in scale and have greater resources may benefit from greater economies of scale and other lower costs that permit them to offer more favorable terms to consumers (including lower service costs) than we offer, causing such consumers to choose to enter into contracts with such competitors. These alternatives may influence customers’ desire to subscribe to our services at rates and fees we consider appropriate. These competitors may also benefit from greater name recognition and superior advertising, marketing, promotional and other resources. To the extent that such competitors utilize any competitive advantages in markets where our business is more highly concentrated, the negative impact on our business may increase over time. In addition to potentially reducing the number of new customers we are able to originate; increased competition could also result in increased customer acquisition costs and higher attrition or customer default rates that could negatively impact us over time. The benefit offered to larger competitors from economies of scale and other lower costs may be magnified by an economic downturn in which customers put a greater emphasis on lower cost products or services. In addition, we face competition from regional competitors that concentrate their capital and other resources in targeting local markets.

Pricing pressure from these competitors or failure to achieve pricing based on the competitive advantages previously identified above could prevent us from maintaining competitive price points for our products and services resulting in lost customers or in our inability to attract new customers and have an adverse effect on our business, financial condition, results of operations and cash flows.

15

We rely on long-term contractual obligations of customers and customer attrition can have a material adverse effect on our results.

Like many businesses, our business is subject to macroeconomic and demographic factors that may negatively impact the results of operations. For example, an economic recession, regardless of severity, could adversely affect our customers’ ability to honor their payment obligations, or worse, may force them into bankruptcy. Moreover, potential problems with the quality of our products or services, unfavorable publicity, and preference for lower pricing/cost models of similar products or services offered by our competitors may increase customer attrition. As a result of all these factors, we may fail to retain our customers for a sufficient period of time to be profitable, meaning the financial condition of our business and cash flows could be materially and adversely affected.

In addition, we amortize or depreciate our capitalized customer acquisition costs based on the estimated life of the customer relationship. If attrition rates rise significantly, we may be required to accelerate the amortization of expenses or the depreciation of assets related to such customers or to impair such assets, which could adversely impact our reported GAAP financial results.

Litigation, complaints or adverse publicity could negatively impact our business, financial condition and results of operations.

From time to time, we engage in the defense of, and may in the future be subject to, certain investigations, claims and lawsuits arising in the ordinary course of our business. Any resulting actions or negative customer sentiment or publicity could reduce the volume of our new customer originations or increase attrition of existing customers. Any of the foregoing may materially and adversely affect our business, financial condition, cash flows or results of operations.

We are highly dependent on our ability to attract, train, and retain an effective sales force and other key personnel.

Our business is highly dependent on our ability to attract, train and retain an effective sales force, for both full time employee positions and independent contractor opportunities. In addition, because sales representatives become more productive as they gain experience, retaining those individuals is very important for our success. If we are unable to attract, train and retain an effective sales force, our business, financial condition, cash flows or results of operations could be adversely affected. In addition, our business is dependent on our ability to attract and retain other key personnel in other critical areas of our business. If we are unable to attract and retain key personnel in our business, it could adversely affect our business, financial condition, cash flows and results of operations.

We must successfully upgrade and maintain our information technology systems.

We rely on various information technology systems to manage our operations. There are inherent costs and risks associated with maintaining, modifying and/or changing these systems and implementing new systems, including potential disruption of our internal control structure, substantial capital expenditures, additional administration and operating expenses, retention of sufficiently skilled personnel to implement and operate our systems, demands on management time and other risks and costs of delays or difficulties in transitioning to new systems or of integrating new systems into our current systems. In addition, our information technology system implementations may not result in productivity improvements at a level that outweighs the costs of implementation, or at all. The implementation of new information technology systems may also cause disruptions in our business operations and have an adverse effect on our business, cash flows and operations.

Privacy and data protection laws, privacy or data breaches, or the loss of data could have a material adverse effect on our business.

In the course of our operations, we gather, process, transmit and store customer information, including personal, payment, credit, utility usage and other confidential and private information. We use some of this information for operational, forecasting, risk management and marketing purposes in accordance with our privacy and data protection policies. We also rely on proprietary and commercially available systems, software, tools and monitoring to protect against unauthorized use or access of such information.

Our collection, retention, transfer and use of this information are regulated by privacy and data protection laws and regulations, industry standards and protocols. Our compliance with these various requirements increases our operating costs, and additional laws, regulations, standards or protocols (or new interpretations of existing laws and regulations) in these areas may further increase our operating costs and adversely affect our ability to effectively market our products and services. Our failure to comply with any of these laws, regulations, standards or protocols could result in a loss of customer data, fines, sanctions and other liabilities and additional restrictions on our collection, transfer or use of customer data. In addition, our failure to comply with any of these laws, regulations, standards or protocols could result in a material adverse effect on our reputation, customer attrition, new customer origination, financial condition, cash flows or results of operations.

16

Criminals and other nefarious actors are using increasingly sophisticated methods, including cyber-attacks, to capture or alter various types of information relating to customers, to engage in illegal activities such as fraud and identity theft, and to expose and exploit potential security and privacy vulnerabilities in corporate systems and web sites. Unauthorized intrusion into the portions of our systems and data storage devices that process and store customer confidential and private information, or the loss of such information, may result in negative consequences. In addition, third parties, including our partners and vendors, could also be a source of security risk to us in the event of a failure of their own security systems and infrastructure. Moreover, we cannot be certain that advances in criminal capabilities, new discoveries in the field of cryptography or other developments will not compromise or breach the technology protecting the networks that access our products and services. Any such compromises or breaches to the systems or loss of data, whether by us, our partners and vendors, or other third parties or as a result of employee error or malfeasance or otherwise, could cause interruptions in operations and damage to our reputation, subject us to costs and liabilities and materially and adversely affect sales, revenues and profits, which in turn could have a material adverse impact on our business, financial condition, cash flows or results of operations.

We are subject to payment related risks.

We accept payments using a variety of methods, including credit card, debit card, direct debit from customer’s bank account, and consumer invoicing. For existing and future payment options, we offer to our customers, we may become subject to additional regulations, compliance requirements, and fraudulent attacks. For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability. We rely on third parties to provide payment-processing services, including the processing of credit cards, debit cards, and electronic checks, and it could disrupt our business if these companies become unwilling or unable to provide these services to us. We are also subject to payment card association operating rules, including data security rules, certification requirements, and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with these rules or requirements, or if our data security systems are breached or compromised, we may be liable for card issuing banks’ costs, subject to fines and higher transaction fees, and lose our ability to accept credit and debit card payments from our customers, process electronic funds transfers, or facilitate other types of online payments, and our business and operating results could be adversely affected. See “—Privacy and data protection laws, privacy or data breaches, or the loss of data could have a material adverse effect on our business.”

We may fail to obtain or maintain necessary licenses or otherwise fail to comply with applicable laws and regulations.

Our business is subject to a variety of laws, regulations and licensing requirements and may become subject to additional such requirements in the future. Although we believe we are in material compliance with all applicable laws, regulations, and licensing requirements, in the event that these laws, regulations or licensing requirements change, we may be required to modify our operations or to utilize resources to maintain compliance with such laws and regulations. Our failure to comply with such laws, regulations or licensing requirements as may be in effect from time to time could have a material adverse effect on us. If we expand the scope of our products or services, or our operations in new markets, we may be required to obtain additional licenses and otherwise maintain compliance with additional laws, regulations or licensing requirements.

Our business operates in changing market environments influenced by various state and federal legislative and regulatory initiatives regarding the restructuring of the energy industry, including competition in the generation and sale of energy and natural gas. We will need to continually adapt to these changes. Any such change in governmental regulations and legislation could negatively impact our financial operations.

Increased adoption of laws purporting to characterize certain charges in our customer contracts as unlawful, may adversely affect our operations.

If customers’ cancel prior to the end of the initial term of the contract, other than in accordance with the contract, we may, under the terms of the customer contract, charge the customer the amount that would have been paid over the remaining term of the contract. Several states have adopted, or are considering adopting, laws restricting the charges that can be imposed upon contract cancellation prior to the end of the initial contract term. Such initiatives could negatively impact our business and have a material adverse effect on our business, financial condition, cash flows or results of operations. Adverse rulings regarding these matters could increase legal exposure to customers against whom such charges have been imposed and the risk that certain customers may seek to recover such charges from us through litigation or otherwise. In addition, the costs of defending such litigation and enforcement actions could have an adverse effect on our business, financial condition, cash flows or results of operations.

17

The technology we employ may become obsolete, which could require significant capital expenditures.

Our industry is subject to continual technological innovation. Our products and services interact with the hardware and software technology of systems and devices located at our customers’ properties. We may be required to implement new technologies or adapt existing technologies in response to changing market conditions, customer preferences, industry standards or inability to secure necessary intellectual property licenses, which could require significant capital expenditures. It is also possible that one or more of our competitors could develop a significant technical advantage that allows them to provide additional or superior products or services, or to lower their price for similar products or services, that could put us at a competitive disadvantage. Our inability to adapt to changing technologies, market conditions or customer preferences in a timely manner could have a material adverse effect on our business, financial condition, cash flows or results of operations.

Our future operating and financial results are uncertain.

We have a limited operating history and we are unable to predict our future performance. Our future performance and operating results depend on, among other things: (i) our ability to procure a scalable funding solution with respect to project financing for our Zero Cost customer contracts, (ii) our ability to acquire new customers, including our ability to scale the number of new customers generated through inside sales and other channels; (iii) our ability to successfully develop and market new and innovative products and services; (iv) the level of product, service and price competition; (v) the degree of saturation in, and our ability to further penetrate, existing markets; (vi) our ability to manage growth, revenues, origination or acquisition costs of new customers and attrition rates, the cost of servicing our existing customers and general and administrative costs; and (vii) our ability to attract, train and retain qualified employees. If our future operating and financial results suffer as a result of any of the other reasons mentioned above, or any other reasons, there could be a material adverse effect on our business, financial condition, cash flows or results of operations.

Our business is subject to macroeconomic, microeconomic and demographic factors that may negatively impact our results of operations.

Our business is generally dependent on national, regional and local economic conditions. Historically, both the U.S. and worldwide economies have experienced cyclical economic downturns, some of which have been prolonged and severe. These economic downturns have generally coincided with, and contributed to, increased energy costs, concerns about inflation, slower economic activity, decreased consumer confidence and spending, reduced corporate profits and capital spending, adverse business conditions and liquidity concerns. These conditions and concerns result in a decline in business and consumer confidence and increased unemployment.

We cannot predict the timing or duration of any economic slowdown or the timing or strength of a subsequent economic recovery, worldwide, or in the specific markets where our customers are located.

Our inside sales channel depends on third parties and other sources that we do not control to generate leads that we then convert into customers. If our third-party partners and lead generators are not successful in generating leads for our inside sales channel, if the quality of those leads deteriorates, or if we are unable to generate leads through other sources that are cost effective and successfully convert into customers, it could have a material adverse effect on our financial condition, cash flows or and results of operations.

Also, our customers consist largely of business owners and small commercial enterprises, who are subject to economic, credit, financial and other risks, as applicable. These risks could materially and adversely affect a customer’s ability to make required payments to us on a timely basis. Any such decrease or delay in customer payments may have a material adverse effect on us. As a result of financial distress, customers may apply for relief under bankruptcy and other laws relating to creditors’ rights. In addition, customers may be subject to involuntary application of such bankruptcy and other laws relating to creditors’ rights. The bankruptcy of a customer could adversely affect our ability to collect payments, to protect our rights, and otherwise realize the value of our contract with the customer. This may occur as a result of, among other things, application of the automatic stay, delays and uncertainty in the bankruptcy process and potential rejection of such customer contracts. Our customers’ inability to pay, whether as a result of economic or credit issues, bankruptcy or otherwise, could have a material adverse effect on our financial condition, cash flows or and results of operations.

18

We depend on a limited number of suppliers to provide our products and services. Our product suppliers, in turn, rely on a limited number of suppliers to provide significant components and materials used in our products. A change in our existing preferred supply arrangements or a material interruption in supply of products or third-party services could increase our costs or prevent or limit our ability to accept and fill orders for our products and services.

We source and purchase important components of our energy conservation solutions from a myriad of different suppliers and manufacturers. Should such suppliers cease to manufacture the products we purchase from them or become unable to timely deliver these products in accordance with our requirements, or should they choose not to do business with us, we may be required to locate alternative suppliers. In addition, any financial or other difficulties our suppliers face may have negative effects on our business. We may be unable to locate alternate suppliers on a timely basis or to negotiate the purchase of respective materials and/or equipment on favorable terms, if at all. If any of these suppliers cease to or are unable to provide components and materials in sufficient quantity and of the requisite quality, and if there are not adequate alternative sources of supply, we could experience significant delays in the supply of equipment. Any such delay in the supply of equipment of the requisite quality could adversely affect our ability to originate and/or on-board customers in a timely manner. This would result in delays in or loss of future revenues and could have a material adverse effect on our business, financial condition, cash flows or results of operations. Also, if previously installed components and materials were found to be defective, we might not be able to recover the costs associated with the recall, repair or replacement of such products, across our installed customer base, and the diversion of personnel and other resources to address such issues could have a material adverse effect on our financial condition, cash flows or results of operations.

We rely on certain third-party providers of licensed software and services integral to the operations of our business.

Certain aspects of the operation of our business depend on third-party software and service providers. We rely on certain software technology that we license from third parties and use in our products and services to perform key functions and provide critical functionality. With regard to licensed software technology, we are, to a certain extent, dependent upon the ability of third parties to maintain, enhance or develop their software and services on a timely and cost-effective basis, to meet industry technological standards and innovations to deliver software and services that are free of defects or security vulnerabilities, and to ensure their software and services are free from disruptions or interruptions. Further, these third-party services and software licenses may not always be available to us on commercially reasonable terms or at all.

If our agreements with third-party software or services vendors are not renewed or the third-party software or services become obsolete, fail to function properly, are incompatible with future versions of our products or services, are defective or otherwise fail to address our needs, there is no assurance that we would be able to replace the functionality provided by the third-party software or services with software or services from alternative providers. Furthermore, even if we obtain licenses to alternative software or services that provide the functionality we need, we may be required to replace hardware installed at our customers’ businesses, including peripherals, to affect our integration of or migration to alternative software products. Any of these factors could have a material adverse effect on our financial condition, cash flows or results of operations.

We are highly dependent on the proper and efficient functioning of our computer, data back-up, information technology, wireless networks and processing systems, platform and monitoring systems.

Our ability to keep our business operating is highly dependent on the proper and efficient operation of our computer systems, information technology systems, data-processing systems, and our own internal intellectual property including but not limited to CRM, ERP and energy risk management software platforms. Although we depend on redundant central monitoring facilities, back-up computer and power systems and disaster recovery tests, if there is a catastrophic event, natural disaster, security breach, negligent or intentional act by an employee or other extraordinary event, we may be unable to provide our customers with uninterrupted services. Furthermore, because computer and data back-up and processing systems are susceptible to malfunctions and interruptions, we cannot guarantee that we will not experience service failures in the future. A significant or large-scale malfunction or interruption of any computer or data back-up and processing system could adversely affect our ability to keep our operations running efficiently and respond to alarm system signals. If a malfunction results in a wider or sustained disruption, it could have a material adverse effect on our reputation, business, financial condition, cash flows or results of operations.

19

We are subject to unionization and labor and employment laws and regulations, which could increase our costs and restrict our operations in the future.

Currently, none of our employees are represented by a union. Attempts may be made to organize all or part of our employee base. As we continue to grow, and enter different regions, unions may make further attempts to organize all or part of our employee base. If some or all of our workforce were to become unionized, and the terms of the collective bargaining agreement were significantly different from our current compensation arrangements, it could increase our costs and adversely impact our profitability. Additionally, responding to such organization attempts could distract our management and result in increased legal and other professional fees; and, potential labor union contracts could put us at increased risk of labor strikes and disruption of our operations.

Our business is subject to a variety of employment laws and regulations and may become subject to additional such requirements in the future. Although we believe we are in material compliance with applicable employment laws and regulations, in the event of a change in requirements, we may be required to modify our operations or to utilize resources to maintain compliance with such laws and regulations. Moreover, we may be subject to various employment-related claims, such as individual or class actions or government enforcement actions relating to alleged employment discrimination, employee classification and related withholding, wage-hour, labor standards or healthcare and benefit issues. Our failure to comply with applicable employment laws and regulations and related legal actions against us, may affect our ability to compete or have a material adverse effect on our business, financial condition, cash flows or results of operations.

Product or service defects or shortfalls in customer service could have an adverse effect on us.

Our inability to provide products, services or customer service in a timely manner or defects with our products or services, including products and services of third parties that we incorporate into our offerings, could adversely affect our reputation and subject us to claims or litigation. In addition, our inability to meet customers’ expectations with respect to our products, services or customer service could increase attrition rates or affect our ability to generate new customers and thereby have a material adverse effect on our business, financial condition, cash flow or results of operations.

We are exposed to greater risk of liability for employee acts or omissions or system failure, than may be inherent in other businesses

The nature of the products and services we provide potentially exposes us to greater risks of liability for employee acts or omissions or system failures than may be inherent in other businesses. If customers believe that they incurred losses as a result of our action or inaction, the customers (or their insurers) have and could in the future bring claims against us. Although our service contracts contain provisions limiting our liability for such claims, no assurance can be given that these limitations will be enforced, and the costs of such litigation or the related settlements or judgments could have a material adverse effect on our financial condition. In addition, there can be no assurance that we are adequately insured for these risks. Certain of our insurance policies and the laws of some states may limit or prohibit insurance coverage for punitive or certain other types of damages or liability arising from gross negligence. If significant uninsured damages are assessed against us, the resulting liability could have a material adverse effect on our business, financial condition, cash flows or results of operations.

Insurance policies may not cover all of our operating risks and a casualty loss beyond the limits of our coverage could negatively impact our business.

We are subject to all of the operating hazards and risks normally incidental to the provision of our products and services and business operations. In addition to contractual provisions limiting our liability to customers and third parties, we maintain insurance policies in such amounts and with such coverage and deductibles as required by law and that we believe are reasonable and prudent. See “—We are exposed to greater risk of liability for employee acts or omissions or system failure, than may be inherent in other businesses.” Nevertheless, such insurance may not be adequate to protect us from all the liabilities and expenses that may arise from claims for personal injury, death or property damage arising in the ordinary course of our business and current levels of insurance may not be able to be maintained or available at economical prices. If a significant liability claim is brought against us that is not covered by insurance, then we may have to pay the claim with our own funds, which could have a material adverse effect on our business, financial condition, cash flows or results of operations.

20

Catastrophic events may disrupt our business.

Unforeseen events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the U.S. or elsewhere, could disrupt our operations, disrupt the operations of suppliers or have an adverse effect on our customers’ operations or impact their ability to continue to make respective service payments, or could result in political or economic instability. These events could reduce demand for our products and services, make it difficult or impossible to receive equipment from suppliers or impair our ability to deliver products and services to customers on a timely basis. Any such disruption could damage our reputation and cause customer attrition. We could be subject to claims or litigation with respect to losses caused by such disruptions. Our property and business interruption insurance may not cover a particular event at all or be sufficient to fully cover our losses.

We are required, from time to time, to place our employees and technicians at our customers’ properties to install products or provide services, which could give rise to claims against us.

If we fail to properly install our products or provide our services to any of our customers, we could damage or cause a material adverse change to a customer’s premise, equipment and/or property, which could give rise to claims against us. This could include, but not be limited to any of the following; possible claims of errors and omissions based on the alleged actions of our personnel, including harassment, theft of client property, criminal activity and other claims. Furthermore, we may be exposed to risks associated with product liability claims in the event that the use or installation of our products and services results in injury or damage, and we may have limited insurance coverage to protect against such claims. As a distributor of multiple product lines, the Company faces an inherent risk of exposure to product liability claims or class action suits in the event that the use of the certain products we sell or install results in injury or damage. The risk of any such claims arising against the Company may contribute to the loss of customers and have a negative impact on the business and/or results of operations.

We generally rely on the infrastructure of local utilities or independent transmission system operators to provide electricity to, and to obtain information about, our customers.

Any utility infrastructure failure could negatively impact our customer satisfaction, our operation, our financial operation and/or could have an overall general material negative impact on its business and results of operations.

Our conservation products have not been sold on a focused basis to a mass market audience (small and mid-commercial entities) before, and it is not certain whether they will be accepted by the market.

If our products are not accepted by the market, our business plans, prospects, results of operations and financial condition will suffer.

Regarding operations as an REP; revenues and results of operations may be negatively impacted by price volatility in market prices for power, natural gas prices, and/or decreases in market heat rates.

Profits from our operation depend largely on market prices for energy and natural gas and prevailing retail energy and natural gas rates. Market prices may fluctuate substantially over relatively short periods of time and demand for energy and natural gas can fluctuate dramatically. Also, at times, there may be political pressure, or pressure from regulatory authorities to impose price limitations, bidding rules and other mechanisms to address volatility and other issues in these markets. Wholesale energy prices also correlate with market heat rates (a measure of efficiency of the marginal price-setting generator of energy), which could be diminished if demand for energy decreased or if additional generation facilities are built in areas where we operate. All of these various drivers could have adverse effects on profits, revenues and operating margins for REP’s.

Our assets or positions cannot be fully hedged against changes in commodity prices and market heat rates, and hedging transactions may not work as planned or hedge counterparties may default on their obligations.

As an REP, we cannot always fully hedge for our retail obligations (energy risk), when there are changes in natural gas prices or market heat rates because of the size of its position relative to market liquidity. To the extent that our REP has unhedged positions, fluctuating commodity prices and/or market heat rates can materially impact the results of our operation and financial position, either favorably or unfavorably. To manage our financial exposure related to commodity price fluctuations, we will routinely enter into contracts to hedge portions of purchase and sale commitments within established risk management guidelines. Although we plan to devote a considerable amount of time and effort to the establishment of risk management procedures, as well as the ongoing review of the implementation of these procedures, the procedures in place may not always function as planned and cannot eliminate all the risks associated with these activities. As a result of these and other factors, we cannot precisely predict the impact that risk management decisions may have on our businesses, results of operations or financial position.

21

To the extent that an REP engages in hedging and risk management activities, we are exposed to the risk that counterparties that owe us money, energy or other commodities as a result of market transactions will not perform their obligations.

Should the counterparties to hedging and risk management contracts fail to perform, we may be forced to enter into alternative hedging arrangements or honor the underlying commitment at then-current market prices. In such event, we may incur losses in addition to amounts, if any, already paid to the counterparties.

Risks Relating to Our Common Stock and this Offering

Trading on the OTC Markets is volatile and sporadic, which could depress the market price of our Common Stock and make it difficult for our security holders to resell their shares.

Our Common Stock is currently quoted on the OTCQB tier of the OTC Markets. Trading in securities quoted on the OTC Markets is often thin and characterized by wide fluctuations in trading prices, due to many factors, some of which may have little to do with our operations or business prospects. This volatility could depress the market price of our Common Stock for reasons unrelated to operating performance. Moreover, the OTC Markets is not a stock exchange, and trading of securities on the OTC Markets is often more sporadic than the trading of securities listed on a stock exchange like NASDAQ or the New York Stock Exchange. These factors may result in investors having difficulty reselling any shares of our Common Stock.

Our Common Stock price is likely to be highly volatile because of several factors, including a limited public float, and you may not be able to sell your shares for more than what you paid.

The market price of our Common Stock has been volatile in the past and the market price of our Common Stock is likely to be highly volatile in the future. You may not be able to resell shares of our Common Stock following periods of volatility because of the market’s adverse reaction to volatility, and you may not be able to sell your shares at or above the price you paid for them.

Other factors that could cause such volatility may include, among other things:

●	actual or anticipated fluctuations in our operating results;

●	the absence of securities analysts covering us and distributing research and recommendations about us;

●	we may have a low trading volume for a number of reasons, including that a large portion of our stock is closely held;

●	overall stock market fluctuations;

●	announcements concerning our business or those of our competitors;

●	actual or perceived limitations on our ability to raise capital when we require it, and to raise such capital on favorable terms;

●	conditions or trends in the industry;

●	litigation;

●	changes in market valuations of other similar companies;

●	future sales of Common Stock;

●	departure of key personnel or failure to hire key personnel; and

●	general market conditions.

22

Any of these factors could have a significant and adverse impact on the market price of our Common Stock. In addition, the stock market in general has at times experienced extreme volatility and rapid decline that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Common Stock, regardless of our actual operating performance.

Our Common Stock is thinly traded.

Although our Common Stock trades on the OTCQB, there is limited trading in our Common Stock in the over-the-counter market. Such thinly traded, illiquid stocks are more susceptible to significant and sudden price changes than stocks that are widely followed by the investment community and that are actively traded on an exchange. Thus, we cannot assure investors that there will at any time in the future be an active trading market for our Common Stock. Our stock is not listed on a stock exchange and we currently do not intend to seek listing on an exchange. Even if we successfully list the Common Stock on a stock exchange, we nevertheless could not assure shareholders that an organized public market for our Common Stock would develop. Investors should purchase shares for long-term investment only and should purchase our securities if and only if they are capable of making and are seeking to make a long-term investment in the Company.

Our Common Stock is a “penny stock” under SEC rules. It may be more difficult to resell securities classified as “penny stock.”

Our Common Stock is a “penny stock” under applicable SEC rules (generally defined as non-exchange traded stock with a per-share price below $5.00). Because we have a per-share price below $5.00, these rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

Legal remedies available to an investor in “penny stocks” may include the following:

●	If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

●	If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

However, investors who have signed arbitration agreements may have to pursue their claims through arbitration.

These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our Common Stock and may affect your ability to resell our Common Stock.

Many brokerage firms will discourage or refrain from recommending investments in penny stocks. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not invest in penny stocks due, among other reasons, to the increased financial risk generally associated with these investments.

For these reasons, penny stocks may have a limited market and, consequently, limited liquidity. We can give no assurance that our Common Stock will cease to be classified as a “penny stock” in the future.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our Common Stock, which could depress the price of our Common Stock.

23

In addition to the “penny stock” rules described above, FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer before recommending an investment to a customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our shares of Common Stock, have an adverse effect on the market for our shares of Common Stock, and thereby depress our price per share of Common Stock.

Our securities are traded on the OTCQB, which may not provide as much liquidity for our investors as more recognized senior exchanges such as the NASDAQ Stock Market or other national or regional exchanges.

Our securities are quoted on the OTCQB. The OTC Markets are inter-dealer, over-the-counter markets that provide significantly less liquidity than the NASDAQ Stock Market or other national or regional exchanges. Securities traded on these OTC Markets are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Markets. Quotes for stocks included on the OTC Markets are not listed in newspapers. Therefore, prices for securities traded solely on the OTC Markets may be difficult to obtain and holders of our securities may be unable to resell their securities at or near their original acquisition price, or at any price.

If we fail to maintain effective internal control over financial reporting, the price of our securities may be adversely affected.

Our internal control over financial reporting may have weaknesses and conditions that could require correction or remediation, the disclosure of which may have an adverse impact on the price of our Common Stock. We are required to establish and maintain appropriate internal control over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, prospects, financial condition or results of operations. In addition, management’s assessment of internal control over financial reporting may identify weaknesses and conditions that need to be addressed in our internal control over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting or disclosure of management’s assessment of our internal control over financial reporting may have an adverse impact on the price of our Common Stock.

We are required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act and if we fail to continue to comply, our business could be harmed and the price of our securities could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act require an annual assessment of internal control over financial reporting, and for certain issuers (but not us) an attestation of this assessment by the issuer’s independent registered public accounting firm. The standards that must be met for management to assess the internal control over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards. We expect to incur significant expenses and to devote resources to Section 404 compliance on an ongoing basis. It is difficult for us to predict how long it will take or costly it will be to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis. In the event that our principal executive officer or principal financial officer determines that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how regulators will react or how the market prices of our securities will be affected; however, we believe that there is a risk that investor confidence and the market value of our securities may be negatively affected.

Our officers and directors have voting control, which will limit your ability to influence the outcome of important transactions, including a change in control.

As of September 30, 2017, our officers and directors beneficially owned an aggregate of 377,152,650 of our Class A Common Stock and 10,000,000 shares, or 100.0%, of our Class B common stock. Each share of our Common Stock has one vote per share, and each share of our Class B common stock has 200 votes per share. Accordingly, our officers and directors control a majority (82%) of our voting power and therefore are able to control all matters submitted to our stockholders for approval. Our officers and directors may have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. This concentrated voting power may have the effect of delaying, preventing or deterring a change in control of our company, could deprive our stockholders of an opportunity to receive a premium for their capital stock as part of a sale of our company and might ultimately affect the market price of our Common Stock.

24

As board members, each of Messrs. Rodriguez and Young owes a fiduciary duty to our stockholders and must act in good faith and in a manner, he reasonably believes to be in the best interests of our stockholders. As stockholders, each of Messrs. Rodriguez and Young is entitled to vote his shares in his own interest, which may not always be in the interests of our stockholders generally.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of Common Stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations. In general, pursuant to Rule 144, non-affiliate stockholders may sell freely after six months, subject only to the current public information requirement. Affiliates may sell after six months, subject to the Rule 144 volume, manner of sale (for equity securities), current public information, and notice requirements. Of the 929,043,334 shares of our Common Stock outstanding as of October 26, 2017, approximately 575,391,000 shares are tradable without restriction. Given the limited trading of our Common Stock, resale of even a small number of shares of our Common Stock pursuant to Rule 144 or an effective registration statement may adversely affect the market price of our Common Stock.

Provisions of our amended and restated articles of incorporation, as amended, and amended and restated bylaws may delay or prevent a takeover which may not be in the best interests of our stockholders.

Provisions of our amended and restated articles of incorporation, as amended, and our amended and restated bylaws may be deemed to have anti-takeover effects, which include a prohibition on cumulative voting, and may delay, defer or prevent a takeover attempt. In addition, certain provisions of Nevada law also may be deemed to have certain anti-takeover effects which include prohibiting an interested stockholder from entering into a combination with the Company unless certain conditions are met. Further, our amended and restated articles of incorporation, as amended, authorize the issuance of up to 40,000,000 shares of preferred stock, of which 2,000,000 have been designated as Series A preferred stock, with such rights and preferences as may be determined from time to time by our board of directors in their sole discretion. Our board of directors may, without stockholder approval, issue series of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our Common Stock.

As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the consolidated financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay” and “say-on-frequency”; and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, Section 102 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our consolidated financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

25

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and the price of our securities may be more volatile.

Other Risks

There are other unidentified risks.

The risks set forth above are not a complete list of the risks facing our potential investors. We acknowledge that there may exist significant risks yet to be recognized or encountered to which we may not be able to effectively respond. There can be no assurance that we will succeed in addressing these risks or future potential risks, and any failure to do so could have a material adverse effect on our business, financial condition and results of operations.

DESCRIPTION OF BUSINESS

Our Corporate History

We were incorporated in Nevada on May 28, 1999 as Paragon Polaris Strategies.com, Inc. In May 2010, we merged with Texas Hill Country Barbecue, Inc., and on June 2, 2010, changed our name to Texas Hill Country Barbecue, Inc. On August 21, 2010, we filed our Initial Company Information and Disclosure Statement with the OTC Markets, changed our name to Texas Hill Country Barbecue, Inc. and our stock-trading symbol to “THCB”. In March 2013, we changed our name to South American Properties with the new stock symbol of “SAMP”. In October 2014, we changed our name to USA Restaurant Funding, Inc. and our trading symbol to “USAR.” Effective on March 24, 2016, we changed our name to The Chron Organization, Inc. and our stock trading symbol to “CHRO”. Effective on December 1, 2017, we changed our name to Zenergy Brands, Inc. and our stock trading symbol to “ZNGY”. We are now engaged in the business of selling energy conservation products and services with plans to sell retail electricity services to commercial, industrial and municipal customers.

Business Overview

We are a business-to-business company, whose business platform is a combined offering of energy services and smart controls. Our business model is based upon the belief that these two aspects, combined with an ever-increasing commercial demand for more sustainable business practices will continue to be burgeoning trends. Historically, services such as electricity and natural gas have been provided by monopoly-based companies; these legacy entities are in the business of selling commodity and related services and naturally, selling as much of these as possible. In some cases, it has been this way for nearly a century. However, the growing demand from commercial and municipal entities for responsible energy, more control and transparency, and overall sustainability have proven to be at odds with the mission of these legacy entities. Zenergy offers a unique value proposition to commercial, industrial, and municipal customers whereby we offer a means to reduce their utility expenses anywhere from 20% up to 60% through energy-efficient and smart control products.

Toward making our claim in the marketplace, we have built a service offering that we have deemed “Energy as a Service” and/or “Sustainability as a Service”. We also have plans to complement this offering by launching a “Retail Energy Platform” that, when combined, are expected to position us to become a provider of a unique suite of energy usage and management products and services to commercial, industrial, and municipal end-use customers which we refer to as our “target customers”. Currently, we (i) provide energy brokerage and procurement services, (ii) sell commercial energy conservation equipment, load factor improvement technologies, HVAC & Refrigeration based technologies, LED lighting and lighting controls, and (iii) plan to sell commercial energy utility services following the completion of our planned acquisition of Enertrade Electric, LLC (“Enertrade”), a Texas based Retail Electric Provider as further discussed below.

26

The foundation of our unique selling proposition is based on our Zero Cost Program. This is a turnkey solution that enables our target customers to upgrade older, inefficient customer premise equipment and assets, allowing for installation of energy-efficient retrofits such as HVAC and refrigeration motor controllers, load factor improvement technologies, building-envelope-based technologies, weatherization-based technologies, smart controls, and LED lighting at no up-front cost to our clients. The Zero Cost Program will be facilitated through an industry standard agreement referred to as a Managed Energy Services Agreement (“MESA”). Under the MESA, Zenergy will be obligated to develop, arrange financing for, install and maintain all energy efficiency measures and equipment installed by Zenergy. Zenergy will retain ownership of all installed equipment. The minimum term of the MESA is expected to be five years with an expected average of seven years. Under the terms of the MESA, our customers will be obligated to pay us a portion of their savings in utility costs following the installation of our equipment; these are referred to as “Service Payments”. Service Payments are expected to be fixed payments made on a monthly basis over the term of the agreement from the customer to Zenergy and these payments are expected to scale down over the term of the MESA, allowing the customer to reap more and more of the dollar savings from the respective utility company each year.

Effectuating a successful MESA will require us to implement credit review and standard underwriting procedures. This process includes, but is not limited to, the following: standard credit screening provided by credit reporting agencies (i.e. Experian), business profile reports from Dun & Bradstreet, review of trade credit and references, confirmation that client has been in operation for greater than 10 years, and our proprietary review and assessment of historical accounting records and industry landscape. In order for Zenergy to effectively market, sell, and implement MESAs, Zenergy must utilize third-party financing entities to provide project and strategic financing toward fulfilling its working capital requirements to acquire and install the equipment required under the MESA. For this reason, we have engaged in discussions with advisors and investment banks for the purposes of procuring a long-term and scalable financing solution for this aspect of our business.

With respect to our retail energy plans, through a Texas PUC approved and licensed “Retail Electric Provider” or “REP”, we plan to target end-use customers in the commercial and industrial sectors. While many of our customers are expected to be existing Zero Cost Customers, we also plan to market our retail electricity service in general. Members of our management team have experience in building Retail Electric Providers. We believe that this experience and industry expertise will help us build a viable and well-rounded energy services company, with a large emphasis on conservation and sustainability. Furthermore, we believe that the combination of our energy conservation products and our ability to provide retail energy services following the completion of our planned acquisition of Enertrade will provide us with a significant advantage over our competitors. We believe that this combination will allow us to offer a very unique value proposition to the customer.

Zenergy Solutions, Inc.

Zenergy Solutions, Inc. (formerly Zen Technologies, Inc.), our wholly owned subsidiary (“Zenergy Solutions”) is a next-generation technology service provider committed to bringing all the benefits of smart controls and energy conservation solutions to millions of business owners across the U.S. Zenergy Solutions provides commercial, industrial, and municipal end-use customers with building automation systems, retail energy, and energy conservation solutions so that these entities can be smarter and more energy-efficient, thereby increasing their enterprise value while responsibly contributing to the environment by reducing their harmful carbon emissions. We are in the early stages of rolling out these products and services and are poised for further growth as we seek to identify the most effective sales and marketing channels as we work towards perfecting our operating processes, policies and procedures.

Additionally, with our Zero Cost Program, we have the ability to upgrade our customers with the latest energy saving equipment and controls at no upfront cost to them. This line of equipment and services includes, but is not limited to, LED lighting, weatherization services, motor controllers, EC motor controllers, HVAC accessories, smart devices and controls, solar, geo-thermal generation, oxidized water solutions, energy capacitors and energy storage devices.

About the Zero Cost Program for Commercial, Industrial, and Municipal Customers

The Zero Cost Program is a turnkey solution that enables our target customers to upgrade older, inefficient equipment and lighting controls at no up-front cost to them with future service fees paid to us from a portion of the savings it creates.

The process for the Zero Cost Program starts with a site survey to determine the current equipment and operating environment of the prospective customer. Once a survey is complete, Zenergy Solutions creates a proposal detailing the solutions needed in order to maximize savings out of that individual business. Every business is different and solutions are tailored for each business. Upon approval from the customer, Zenergy Solutions will install the upgrades, controls and components that power the customer’s business, enabling it to be more energy-efficient. The savings is expected to range anywhere between 15% and as much as 60%.

27

The Zero Cost Program works through a “Services Agreement”. This means that our clients will have no initial upfront costs. This Services Agreement carries a full warranty for the term of the initial agreement. The businesses are expected to begin saving money immediately from lower energy consumption. Through the Services Agreement, Zenergy Solutions will finance the equipment and installation for all the chosen upgraded technologies and conservation solutions, which are billable in a separate invoice over the term of the agreement.

Over the first two quarters of 2017, Zenergy Solutions has created a pipeline of commercial prospects and has acquired eight commercial clients, representing approximately 400 different actual locations where site surveys are being scheduled. These include convenience stores, gas stations, hotels, and schools, several with the initial phase of installations already underway while we are seeking credit approval from some. For example, one of our clients owns a chain of over 50 convenience stores (with gas stations). Zenergy Solutions also entered into a referral agreement with The Oklahoma Groceries Association (the “Groceries Association”) representing over 1,800 locations to offer this Program to its members. We pay the Groceries Association an agreed-on portion of the revenues we collect from the MESA’s we enter into with members of their association. Additionally, Zenergy has entered into a referral agreement with one of the largest suppliers of equipment and services in the hotel industry, which owns and/or manages over 300 hotels and represents thousands of locations nationwide. We pay this company an agreed-on portion of the revenues we collect from the MESA’s we enter into with customers they refer to us.

Marketing

The Company plans to utilize several distribution channels for our product offerings including, but not limited to, the following:

●	Company Branded & Affiliate Internet Marketing: This encompasses our own Internet marketing efforts, as well as working with third party websites that provide utility connection services to new homeowners or families moving into a new city.

●	Referral Partner Network: Also, known as an “Agent Network”, is a network of independent contractors who serve as referral sources for our products and services in exchange for an ongoing commission fee. This model has been the source of most all of our “Zero-Cost” customers and prospects to date.

●	Network Marketing Channels: Also referred to as “Multi-Level-Marketing” or “Direct Sales Organizations”, these consist of groups of independent contractors who market and serve as distributors for similar or related products and services. We are currently engaged in discussions with several different Network Marketing entities for the purposes of entering into a joint marketing/client vendor relationship.

Operations

Chairman, Mr. Byron Young, and CEO and President, Mr. Alex Rodriguez, two renowned entrepreneurs with a proven track record of building hyper-growth companies, lead our management team. Together, they represent a combined 40 years of experience in the deregulated services industries (telecommunications, wireless, internet services, and electricity and natural gas retail services). Under this executive leadership duo, we have begun to build a management team comprising senior management members who represent an additional 50 years of cumulative experience in the home alarm, home automation, and home entertainment industries.

We have developed a fully customized, internal enterprise resource planning (ERP) system (“Zenergy Plus”) that is designed to allow us to accommodate thousands of customer enrollments from a myriad of marketing channels, on a national basis. Zenergy Plus allows the Company to automate and manage, in real time, customers’ needs from point of sale through logistics and installation, and all the way through the renewal process at the end of the five or seven-year service term. We believe that this operational infrastructure will allow us to deliver a consistent, quality customer experience.

Furthermore, our fully integrated customer experience allows our sales representatives, customer service representatives and installation technicians to work closely together to provide the customer with an integrated process from contract origination to daily use. We believe that our customer service representatives deliver a quality customer service experience that enhances our brand and improves customer satisfaction. Customer service representatives will generally resolve most maintenance and service related questions over the telephone or through remote-access to the customer’s system.

28

Field Service Operations

We have created a network of professional third-party field service technicians (“FSTs”) throughout the United States, who reside in their service territories, to provide prompt service to our commercial customers. FSTs undergo comprehensive training on our products and services. FSTs are also trained and equipped to handle everything from installation to general day-to-day maintenance or services issues that may come up. Many of our FST’s are independent contractors or third-party service organizations who provide outsourced service personnel for several service providers such as cable or alarm companies.

We do not maintain a costly physical warehouse, retail or office locations for our FSTs. Instead, we provide FSTs with adequate supplies of products and materials. Field service inventories are replenished by shipments that are processed through the Zenergy Plus platform and made from our strategic suppliers straight to the customer’s location. The Zenergy Plus platform is fully integrated with all of our various trading partners, infrastructure providers, ordering systems, and logistical and shipment systems. Moreover, it provides a user interface and/or log-in capabilities for Zenergy employees, Zenergy FST’s, and even for customers, wherein they can make payments, research past billing history. The Zenergy Plus platform also schedules appointments, routes technicians, and follows up with customers to ensure that every service was performed to their satisfaction.

Customer Service

Our customer service center is in Dallas, Texas and is staffed with our employees. Hours of operation are Mon - Fri from 9:00 am to 6:00 pm Central Standard Time. All employees who work in our customer service department undergo training on regulatory requirements, general corporate, product and technical training and billing related issues. Customer service representatives are required to pass background checks and, depending upon their job function, may require licensing by certain state jurisdictions.

Key Systems

As previously stated above, we have developed our own customized ERP/CRM software platform, which we implemented in August of 2016. This operating platform is an integrated enterprise resource planning and a customer relationship management and billing system, which we’ve aptly named “Zenergy Plus”. The Zenergy Plus system is based on a well-established enterprise-scale cloud solution. We believe that the Zenergy Plus system will be able to scale with our business, providing the flexibility to accommodate the multiple customer support and billing models resulting from the anticipated expansion in our product and service packages over time. It also allows for operational efficiency by not requiring the entry of data multiple times and improving data accuracy.

Billing

Customers are billed approximately 20-30 calendar days after an installation has been completed. The customer’s initial payment is manually run and then each payment is automatically run according to the payment schedule the customer agreed. All payments are paid electronically, either via ACH or company credit card. This is accomplished via the Zenergy Plus system.

Zenergy Power & Gas, Inc. (“Zenergy Power and Gas”, formerly Zen Energy, Inc.)

Background on Energy Industry and Deregulation

Until the 1980s, generation, transmission, distribution and sales/marketing or supply of electricity and natural gas in the United States were conducted by local publicly-funded monopolies. In the 1980s and 1990s, state legislatures began passing laws designed to create competitive retail sales and supply in the natural gas markets. Electricity deregulation in the United States followed approximately a decade later with 24 states that allow the resale of electricity in one form or another.

Electricity Industry Overview

There are three primary components of the electricity industry:

29

Generation: Electricity is most often generated at a power plant or station. The industry employs a variety of technologies to generate electricity such as traditional thermal (coal, natural gas, and oil), nuclear power, as well as renewable resources, including wind, water, sunlight, biofuels, and wood waste. Historically, government and private investor-owned utility companies controlled the electricity generation component.

Transmission & Distribution: Following the generation of electricity, high voltage transmission lines carry the electricity throughout the power system to electrical substations. In many markets, Regional Transmission Organizations (RTOs) and Independent System Operators (ISOs) manage the electricity flows, maintain reliability, and administer transmission access for the electric transmission grid in a defined region. RTOs and ISOs coordinate and monitor communications among the generator, distributor and Energy Retailer. Additionally, RTOs and ISOs manage the real-time electricity supply and demand. The transmission system is regulated by FERC.

Once the electricity has been transmitted through the high voltage power grid, Local Distribution Company’s (LDCs) direct the electricity from the high voltage transmission systems to lower voltage distribution networks, which ultimately connect the ‘‘last mile’’ to the customer. These networks are comprised of lines of various voltage levels, substations, transformers, and meters. These lines are regulated by state public utility commissions and managed by the LDCs.

Retail Sales of Energy (Customer Service & Billing): In states that have authorized deregulation or retail competition, Energy Retailers (also referred to as “Retail Energy Providers”) market and sell electricity to end-users, providing customers with alternatives to purchasing their electricity from their LDC. Energy Retailers typically do not generate electricity and instead buy wholesale electricity from a variety of sources, including, but not limited to, directly from a generation facility, from financial institutions, from the ISOs and RTOs, or from energy companies that actively trade power. Energy Retailers then resell the electricity to end-user customers at unregulated rates, earning the difference between the delivered wholesale price and the end-user price.

Retail Electricity Market

The retail electricity market can be categorized into two main customer segments: (i) residential and small business, and (ii) large commercial and industrial. Energy Retailers operate in the retail electricity market by providing a variety of renewable, fixed and variable rate electricity contracts to customers for varying periods of time. In general, large commercial and industrial customers are serviced by fixed price contracts for up to five years. By contrast, residential and small-to-medium size commercial customers are typically serviced by short-term month-to-month variable price contracts or fixed term, fixed price contracts for up to one or two years. Some Energy Retailers focus only on one customer segment (e.g. residential), while others focus on the full spectrum of customers.

In many cases (dependent by state), Energy Retailers may use the LDC to invoice and collect from customers for energy supply and other costs. Under arrangements entered into between the Energy Retailers and the LDCs, LDCs remain responsible for the delivery of the electricity from the ISO or RTO to the customer’s residence or place of business. This ensures reliability to the markets.

Competitive Landscape

The deregulation of the electricity industry is a practice that has been occurring since the 1990’s. However, because of the complex nature and various aspects of the energy industry, the pace has been slow. The reason behind this is that the deregulation of the energy industry happens upon two, in some cases, three different frameworks. First, you have the wholesale aspects of the energy industry, which include the building of, owning and managing independent power plants or power trading companies. Secondly, you have the retail aspect of deregulation. In some cases, these happen at a federal level, however, in most cases of the retail aspects of deregulation, this must occur on a state-by-state basis, as it is largely a legislative action. The legislative action must then be followed up and supported by the respective Independent System Operator (ISO), in other words “the grid” in that geographic area.

As it pertains to Zenergy Power & Gas, we plan to enter into and expand into all deregulated energy markets, however, today, we are exclusively concerned with and focused on the retail electric industry in the state of Texas, otherwise known as the ERCOT (Electric Reliability Council of Texas) market. The deregulation of Texas has been considered by many industry insiders and policy makers as the “poster child for deregulation”, as cited by ABACCUS Report in the Albany Times when reporting that the state of “New York ranked 2nd best for electricity competition”, after the Texas market taking 1st place2. This is mostly because it has been very successful; it has been an economic stimulus and has fostered competition. Texans pay among the lowest electricity rates in the nation and the age of innovative products in electricity is now showing early signs of potential success. This latter aspect is where we plan to differentiate ourselves from the rest of the market.

30

As of the time of this filing, there are well over 100 entities that are licensed as a Retail Electric Provider in the state of Texas. However, only approximately 60 of these are operational and of these 60, some are focused only on commercial customers, some only on residential, and a few equally on both of these customer demographics. Moreover, of the 60 operational Retail Energy Providers, it is safe to assume that only approximately 15 to 20 are relevant; by this, we mean any Retain Energy Provider that is serving over 10,000 customers.

Since 2009 and the constant of low natural gas prices, most markets, including Texas, have experienced a very low cost of goods sold. This has brought most Retail Energy Providers into a margin game where they are paying very little attention to the actual value they could bring to their customers. Very few are focused on their value and even fewer are focused on being different. Most of the differentiation in the market is around who can write their contracts more creatively to fool their customers.

Conversely, Zenergy Power & Gas plans to enter the market differently with most of our focus on our differentiation and the value we plan to bring to customers. Zen Energy’s plans are different in the following ways:

●	Time of Use Products (TOU) and Renewable Focused: Zenergy Power & Gas plans to offer a fully integrated TOU electricity product to work in conjunction with its Zero Cost conservation and controls solutions to completely integrate a consumer’s behavior with their energy usage. A TOU product offers a variable price throughout the day so that consumers can adjust their behavior to coincide with lower energy prices. Additionally, Zenergy Power & Gas plans to purchase primarily from renewable sources, so consumers can be assured to know they are doing their part in contributing to a cleaner environment and more sustainable business.

●	Demand Response: This term essentially means the ability to turn off (or power down) energy-consuming devices during peak times when energy prices are at their highest. In the Texas market place, energy prices change every 15 minutes throughout the day. During the peak season, it’s not uncommon for prices to increase 10, 50, or even 100-fold during super peak hours. Zenergy Power & Gas will have the opportunity to offer customers on-demand, demand-response options that will allow customers to participate in revenue share opportunities.

Energy Business Operations

The Company plans to take advantage of synergies between our subsidiaries Zenergy Solutions and Zenergy Power & Gas, and, ultimately, Enertrade. Following completion of the acquisition of Enertrade, customer services, marketing, and most all back-office functions would be considered shared services between the companies. The most important functions that require subject matter experts include customer provisioning and energy risk management (procurement, margin control, forecasting, and wholesale settlements). For these two areas, we have begun the hiring process for the appropriate managers and executives.

Entry into the Energy Marketplace

The Company plans to enter the retail electricity market by acquiring a Texas-based licensed Retail Electric Provider. The Company is in the final stages of completing its acquisition of Enertrade pursuant to the terms of an agreement entered into between the Company’s wholly-owned subsidiary, Zenergy Power & Gas and Enertrade, whereby Zenergy Power & Gas has agreed to acquire 85% of Enertrade from its members (the “Enertrade Sellers”). Conditions precedent to closing the transaction include, but are not limited to, (i) the Sellers obtaining all material consents, approvals, permits, authorization from, notifications to, and filings with any governmental entities including, without limitations, the Texas Public Utilities Commission (PUCT) and (ii) all approvals, consents and waivers shall have been obtained from Enertrade’ s wholesale supplier.

The purchase price for the interest in Enertrade is $1,650,000 with the initial payment of $500,000 at closing (subject to certain adjustments that may increase or decrease the initial amount) and a $1,150,000 promissory note without interest (subject to be adjusted downward for any increase in the initial payment) and payable in two equal installments, the first of which is due 90 days from the closing date and the second due 180 days from the closing date. The Company was obligated to close this transaction no later than March 21, 2017. Although we have not closed yet, the parties have continued to pursue obtaining the required consents in cooperation with Enertrade and the Enertrade Sellers and we have an oral understanding with such parties to extend the closing date while pursuing such consents.

31

As partial consideration for the Enertrade Sellers’ retention of an interest in Enertrade, the Sellers or their principals agreed to enter into a services agreement pursuant to which the Enertrade Sellers shall be obligated to present to the Company all opportunities to provide retail electricity and electric services to residential and commercial consumers within the Republic of Mexico as and when such opportunities arise and pursuant to which the Company will agree to purchase electricity supply to service such Republic of Mexico business opportunities accepted by the Company subject to credit terms established by its supplier.

Employees

As of October, 2017, we had approximately 15 full-time employees, excluding our installation technicians, sales representatives, contract IT developers and certain other support professionals who are independent contractors, all of which total an approximate 60 entities and/or individuals. None of our employees is currently represented by a labor union or trade council. Most our employees are located in the Dallas/Ft. Worth metropolitan area. We believe that we generally have good relationships with our employees, and have not experienced any labor disputes.

Legal Proceedings

From time to time, we are involved in various claims and legal actions arising in the ordinary course of business. There are no legal proceedings currently pending against us that we believe would have a material effect on our business, financial position or results of operations, and, to the best of our knowledge, there are no such legal proceedings contemplated or threatened.

DESCRIPTION OF PROPERTY

Our principal office is located at 5851 Legacy Circle, Suite 600, Plano, TX 7502. We lease approximately 8,000 square feet of office space under a sublease arrangement on a month to month basis. Rent for this space is $12,000 per month, which includes furniture and communications equipment.

USE OF PROCEEDS

This prospectus relates to shares of our Common Stock that may be offered and sold from time to time by the Selling Stockholders. We will not receive any proceeds from the sale of Common Stock by the Selling Stockholders in this offering. See “Selling Stockholders.” However, we will receive proceeds from the sale of the Commitment Shares to Bellridge pursuant to the Bellridge Securities Purchase Agreement.

We intend to use the proceeds that we may receive from the sale of shares of Common Stock under the Equity Line to Bellridge and the exercise of the Warrants for general working capital purposes. There can be no assurance that we will sell any shares to Bellridge or any Warrants will be exercised.

We cannot provide any assurance that we will be able to draw down any or all of the Total Commitment, such that the proceeds received would be a source of financing for us nor can we provide any assurance that the holder of the Warrants will exercise them.

We intend to raise additional capital through equity and debt financing, as needed, though there cannot be any assurance that such funds will be available to us on acceptable terms, on an acceptable schedule, or at all.

The amounts and timing of our actual expenditures will depend on numerous factors, including the rate at which we expand our business operations, procure a scalable funding solution for Zero Cost Customers, roll out our products and services and complete the planned acquisition of Enertrade.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the unaudited financial statements and the notes thereto and consolidated financial statements and the notes to those financial statements that are included elsewhere in this prospectus.

32

Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Statement Regarding Forward-Looking Statements and Business sections in this prospectus. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Business Overview

We are a business-to-business company, whose business platform is a combined offering of energy services and smart controls. Toward making our claim in the marketplace, we have built a service offering that we have deemed “Energy as a Service” and/or “Sustainability as a Service”. We also have plans to complement this offering by launching a “Retail Energy Platform” that, when combined, are expected to position us to become a provider of a unique suite of energy usage and management products and services to commercial, industrial, and municipal end-use customers which we refer to as “target customers”. Currently, we (i) provide energy brokerage and procurement services, (ii) sell commercial energy conservation equipment, load factor improvement technologies, HVAC & Refrigeration based technologies, LED lighting and lighting controls, and (iii) plan to sell commercial energy utility services following the completion of our planned acquisition of Enertrade Electric, LLC (“Enertrade”), a Texas based Retail Electric Provider as further discussed below.

We plan to organically grow our business operations via the acquisition of Zero Cost customers and the sales of electricity services to commercial, industrial and municipal end-use customers. Furthermore, we plan to continue to work towards fulfilment of the conditions precedent to complete our planned acquisition of Enertrade as discussed in this report. We do not know whether we will be able to successfully implement our business strategy or whether our business strategy will ultimately be successful. Our growth strategy is largely dependent on our ability to secure project financing for the Zero Cost contracts currently in our pipeline and develop synergies with that business following the completion of our plans to engage in the sale of electric energy to retail customers in Texas by acquiring Enertrade. As is typically the case involving products and service offerings, anticipation of demand and market acceptance are subject to a high level of uncertainty. The success of our products and planned service offerings primarily depends on consumer interest and acceptance. In general, achieving market acceptance for our products and planned energy utility services will require substantial marketing efforts and the expenditure of significant funds, which we may not have available, to create awareness and demand among customers and clients. Furthermore, the completion of the acquisition of Enertrade is dependent on our ability to raise the funds we need to complete the purchase and complete the conditions to closing discussed below. For these reasons and our limited operating history, we cannot currently predict our future revenues or expenses.

Nine Months Ended September 30, 2017 Compared to Nine Months Ended September 30, 2016

The following comparative analysis on results of operations was based primarily on the comparative financial statements, footnotes and related information for the periods identified below and should be read in conjunction with the consolidated financial statements and the notes to those financial statements that are included elsewhere in this registration statement. The results discussed below are for the nine months ended September 30, 2017 and 2016. For comparative purposes, we are comparing the nine months ended September 30, 2017, to the nine months ended September 30, 2016.

Revenue. Total revenue was $23,585 for the nine months ended September 30, 2017 compared to $565 for the nine months ended September 30, 2016. The increase is primarily a result of the Company’s soft launch of its selling retail smart home technology and controls and monitoring services during the second quarter of 2017.

Cost of goods sold and Gross Profit (loss). Our cost of goods sold for the nine months ended September 30, 2017 of $22,570 compared to $0 for the nine months ended September 30, 2016. The increase is a result of increases in our sales. Our gross profit (loss) for the nine months ended September 30, 2017 was ($1,985) compared to $565 for the nine months ended September 30, 2016. The increases are a result of increases in our sales.

33

Selling, general and administrative expenses. Total selling, general and administrative expenses were $1,90,696 and $956,250 for the nine months ended September 30, 2017 and 2016, respectively. The increase is primarily attributable to increases in selling, general and administrative expenses associated with the development of our product and service offering and ramping up our sales efforts, consisting primarily of increases in salary and wages of approximately $226,100, contractor and consulting expense of 385,700, legal and professional expenses of 66,000, rent of $101,600, insurance of $25,800, and information technology expenses of $26,200.

Loss from operations and net loss. Loss from operations and net loss were ($2,164,422) and ($1,104,795) for the nine months ended September 30, 2017 and 2016, respectively. The increase is primarily attributable to an increase in operating expenses, other expenses cost of goods sold, partially offset by an increase in revenues. We expect continued loss from operations for the foreseeable future as we ramp up our sales efforts in our existing business.

Three Months Ended September 30, 2017 Compared to Three Months Ended September 30, 2016

The following comparative analysis on results of operations was based primarily on the comparative financial statements, footnotes and related information for the periods identified below and should be read in conjunction with the consolidated financial statements and the notes to those financial statements that are included elsewhere in this registration statement. The results discussed below are for the three months ended September 30, 2017 and 2016. For comparative purposes, we are comparing the three months ended September 30, 2017, to the three months ended September 30, 2016.

Revenue. Total revenue was $13,460 for the three months ended September 30, 2017 compared to $565 for the three months ended September 30, 2016. The increase is primarily a result of the Company’s soft launch of its selling retail smart home technology and controls and monitoring services during the third quarter of 2017.

Cost of goods sold and Gross Profit (loss). Our cost of goods sold for the three months ended September 30, 2017 of $3,450 compared to $0 for the three months ended September 30, 2016. The increase is a result of increases in our sales. Our gross profit (loss) for the three months ended September 30, 2017 was 10,010 compared to $0 for the three months ended September 30, 2016. The increases are a result of increases in our sales. In addition, the Company has recorded revenues with respect to commissions earned from its energy brokering business.

Selling, general and administrative expenses. Total selling, general and administrative expenses were $641,343 and $437,567 for the three’ months ended September 30, 2017 and 2016, respectively. The increase is primarily attributable to increases in selling, general and administrative expenses associated with the development of our product and service offering and ramping up our sales efforts, consisting primarily of increases in salary and wages of approximately $18,800, contractor and consulting expense of $157,850, and rent of $25,700.

Loss from operations and net loss. Loss from operations and net loss were ($831,469) and ($525,727) for the three months ended September 30, 2017 and 2016, respectively. The increase is primarily attributable to an increase in operating expenses, other expenses cost of goods sold, partially offset by an increase in revenues. We expect continued loss from operations for the foreseeable future as we ramp up our sales efforts in our existing business.

Liquidity and Capital Resources. Liquidity is the ability of an enterprise to generate adequate amounts of cash to meet its needs for cash requirements. We had a working capital deficit of $1,562,863 as of September 30, 2017 compared to a working capital deficit of $529,476 as of December 31, 2016 primarily as a result of an increase in borrowings, subscription liabilities, accounts payables and accrued payroll. Working capital consisted of total current assets of $147,216 offset by current liabilities of $1,710,079 as of September 30, 2017 and total current assets of $92,460 offset by current liabilities of $621,936 as of December 31, 2016.

Net cash flow used in operating activities was $1,459,590 for the nine months ended September 30, 2017 as compared to net cash flows provided in operating activities of $856,557 for the nine months ended September 30, 2016. The increase is primarily a result of the net loss associated with the launch of our current business. Net cash flow used in investing activities was $92,746 for the nine months ended September 30, 2017 as compared to $18,500 for the nine months ended September 30, 2016. During the nine months ended September 30, 2017, $92,746 was used to develop software.

Our primary source of liquidity has been proceeds from the issuance of debt securities and equity securities. Net cash provided by financing activities was $1,531,050 for the nine months ended September 30, 2017 as compared to $1,049,234 for the nine months ended September 30, 2016. During the nine months ended September 30, 2017, we received $429,050 from the sale of common stock, $125,000 from the sale of preferred stock, $963,000 from proceeds from convertible promissory notes, $40,000 from proceeds from notes payable and $20,000 from proceeds from issuance of stock in our subsidiary.

34

Cash Requirements

Our management does not believe that our current capital resources will be adequate to continue operating our company and maintaining our business strategy for more than 12 months. Accordingly, we will have to raise additional capital in the near future to meet our working capital requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, if and when it is needed, we will be forced to scale down or perhaps even cease the operation of our business.

Going Concern

The accompanying unaudited financial statements for the quarter ended September 30, 2017 and the audited financial statements for the twelve months ended December 31, 2016 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company reports a net loss of $2,164,422 for the nine months ended September 30, 2017, and $1,771,738 for the year ended December 31, 2016, and an accumulated deficit of $4,493,312 as of September 30, 2017.

The Company had a working capital deficit of $1,5362,863 and negative cash flow from continuing operating activity of $1,459,590 at September 30, 2017. The Company’s revenue from operations is not sufficient to meet its working capital needs and will be dependent on funds raised to satisfy its ongoing capital requirements for at least the next 12 months. The Company will require additional financing in order to execute its operating plan and continue as a going concern. The Company cannot predict whether this additional financing will be in the form of equity or debt, or be in another form. The Company may not be able to obtain the necessary additional capital on a timely basis, on acceptable terms, or at all. In any of these events, the Company may be unable to implement its current plans for expansion or respond to competitive pressures, any of these circumstances would have a material adverse effect on its business, prospects, financial condition and results of operations.

Year Ended December 31, 2016 Compared to Year Ended December 31, 2015

Certain portions of the statement of operations for the year ended December 31, 2015 have been classified as discontinued operations and therefore are not comparable. Comparative information for continued operations for 2016 as compared to 2015 follows:

The Company reported a net loss of $1,771,738 and $315,856 for the twelve months ended December 31, 2016 and 2015, respectively, a loss from continuing operations of $1,537,563 and 62,546 for the same periods and an accumulated deficit of $2,328,890 and $557,152 for the twelve months ended December 31, 2016 and 2015, respectively. The increase in net loss is primarily a result of factors noted below. At December 31, 2016 and 2015, the Company had a working capital deficit of $529,476 and $140,221 respectively, and negative cash flow from continuing operating activity of $1,205,814 and $62,546, respectively, for the twelve months ended December 31, 2016 and 2015.

For the year ended December 31, 2016, the Company reported $5,051 in revenue with cost of sales of $20,431 for a gross loss of $15,380 as compared to nil for the year ended December 31, 2015. The increase is primarily a result of the Company’s soft launch of its products during the fourth quarter of 2016.

Selling, general and administrative expenses were $1,522,183 in 2016 as compared to $62,546 in 2015 for an increase of $1,459,637. This increase is a result of our efforts to launch our current business and consisted primarily of increases in salary and wages of $876,691, legal and professional expense of $138,726, Advertising and promotions of $148,236, travel and entertainment of $74,026 and other expenses totaling $222,715.

Liquidity and Capital Resources

Liquidity is the ability of an enterprise to generate adequate amounts of cash to meet its needs for cash requirements. We had a working capital deficit of $529,476 and $51,710 of cash as of December 31, 2016. We had a working capital deficit of $1,426,851 as of June 30, 2017. The increase in the working capital deficit was primarily a result of an increase in borrowings, subscription liabilities, accounts payables and accrued payroll. Working capital consisted of total current assets of $144,766 offset by current liabilities of $1,571,617 as of June 30, 2017 and total current assets of $92,460 offset by current liabilities of $621,936 as of December 31, 2016.

Net cash flow used in operating activities was $1,205,814 for the year ended December 31, 2016 as compared to $62,546 for the year ended December 31, 2015, an increase of $1,143,268. The increase is primarily a result of the launch of our current business. Net cash flow used in operating activities was $917,824 for the six months ended June 30, 2017 as compared to net cash flows provided in operating activities of $344,955 for the six months ended June 30, 2016. The increase is primarily a result of the net loss associated with the launch of our current business.

35

Net cash flow used in investing activities was $66,710 for the year ended December 31, 2016 as compared to nil for the year ended December 31, 2015. During the year ended December 31, 2015, the $66,710 was used to develop software. Net cash flow used in investing activities was $50,096 for the six months ended June 30, 2017 as compared to nil for the six months ended June 30, 2016 and $32,390 for the three months ended June 30, 2017 as compared to $nil for the three months ended June 30, 2016. During the six months ended June 30, 2017, the $50,096 was used to develop software.

Net cash provided by financing activities was $1,324,234 for the year ended December 31, 2016 as compared to $247,138 for the year ended December 31, 2015. During the year ended December 31, 2016, we received $687,234 from the sale of Common Stock, $75,000 for subscription for Common Stock that had yet to be issued and $562,000 from the sale of convertible promissory notes. During the year ended December 31, 2015, we received net proceeds of $247,138 from the sale of convertible promissory notes.

Our primary source of liquidity has been proceeds from the issuance of debt securities and sales of Common Stock. During the twelve months ended December 31, 2016, the Company issued 2,368,300 shares of its Common Stock to providers of professional services to the Company, in lieu of the payment of cash for such services. The value of the transactions total approximately $42,500. During the same period, we have issued 282,753,210 shares and $687,234. Additionally, during 2016, the Company sold convertible promissory notes totaling $562,000. Net cash provided by financing activities was $1,017,650 for the six months ended June 30, 2017 as compared to $712,000 for the six months ended June 30, 2016. During the six months ended June 30, 2017, we received $210,900 from the sale of Common Stock, $223,750 from the sale of stock subscriptions, $125,000 from the sale of preferred stock, $398,000 from proceeds from convertible promissory notes, $40,000 from proceeds from notes payable and $20,000 from proceeds from issuance of stock in our subsidiary. During the six months ended June 30, 2016, we received net proceeds of $650,000 from the sale of Common Stock and $62,000 from the sale of convertible promissory notes.

Arrangements with the Selling Stockholders

Bellridge Equity Purchase Agreement

On November 3, 2017, we entered into an Equity Purchase Agreement and a registration rights agreement (the “Registration Rights Agreement”) with Bellridge, pursuant to which Bellridge has agreed to purchase from us up to $2,500,000 in shares of our common stock, subject to certain limitations from time to time over a 24-month period commencing four trading days after the date of effectiveness of a registration statement which provides for the resale of such shares pursuant to the Registration Rights Agreement. The shares issuable to Bellridge under the Equity Purchase Agreement are being offered pursuant to this prospectus. The likelihood that the Company will receive the full amount of proceeds available under the Equity Purchase Agreement and its reliance on Bellridge as a source of funding will depend on a number of factors, including the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. At a price per share of $0.009, the Company would have to issue 277,777,778 shares to access the full $2,500,000 available under the agreement with Bellridge. No fees or commissions are required to be paid upon the sale to Bellridge of these shares. The Company agreed to reimburse Bellridge $12,500 for legal fees incurred in connection with this transaction.

Upon the effectiveness of a registration statement which provides for the resale of the shares, we may direct Bellridge, at our sole discretion and subject to certain conditions, to purchase a minimum of $25,000 and a maximum of $250,000 of shares (each a “Draw Down”) that is no more than 300% of the average trading volume of our common stock during the 10-day period immediately prior to the Draw Down. The purchase price of the shares under the Equity Purchase Agreement is 80% multiplied by the lowest trade price of our common stock during the five trading days immediately prior to each Draw Down notice representing a 20% discount.

We will control the timing and amount of any sales of common stock to Bellridge but we may not request a Draw Down less than ten business days apart.

As consideration for its commitment to purchase shares of common stock pursuant to the Equity Purchase Agreement, we issued Bellridge 5,756,579 shares of common stock.

36

The Company also entered into a memorandum of understanding with Bellridge dated as of November 3, 2017 (the “MOU”). The MOU requires the Company to, among other things, file a registration statement on Form S-1 with the Commission (the “Debenture Registration Statement”) on or before December 25, 2017 to register the resale by Bellridge of all Debenture Registrable Securities. “Debenture Registrable Securities” means (i) all shares of Common Stock issuable upon conversion of the debentures issued to Bellridge by the Company (collectively the “Debentures”) including the 10% Original Issue Convertible Debenture issued by the Company to Bellridge on March 17, 2017 and the 10% original Issue Convertible Debenture issued by the Company to Bellridge on June 20, 2017 and (ii) all shares of Common Stock issuable upon the exercise of the exercise of warrants issued to Bellridge by the Company (the “Warrants”) as of the date of the MOU; subject to any limits that may be imposed by the Securities and Exchange Commission, and provided that a share of Common Stock shall cease to be a Debenture Registrable Security upon the earliest to occur of the following: (a) its sale pursuant to the Debenture Registration Statement or Rule 144 under the Securities Act; or (B) it becomes eligible for resale by its holder under Rule 144 without the requirement for the Company to be in compliance with the current public information required thereunder and without volume or manner-of-sale restrictions. If the Company has not filed the Debenture Registration Statement with the Commission by December 25, 2017 (unless the registration of the Debenture Registrable Securities is prohibited by the Securities and Exchange Commission) or the Debenture Registration Statement has not been declared effective by the Commission by February 28, 2018, then (a) the face amount of each of the outstanding Debentures shall increase by 150%, (b) the Purchaser may declare an event of default under the Debentures and (c) the Purchaser may avail itself of any other rights and remedies it has under the Debenture, or at law or otherwise. The rights provided in this section are in addition to and not in lieu of any rights the Purchaser has under the Securities Purchase Agreements, between the Purchaser and the Company, entered into in connection with the Debentures and Warrants. In the event that the Commission prohibits the Debenture Registration Statement, then the penalties in the MOU shall not apply, and the Company agrees to repay the Debentures pursuant to the documentation entered into on March 17, 2017 and June 20, 2017 (as referenced above).

Greentree Financial Financing

On August 1, 2017, the Company entered into a Financial Advisory Agreement with Greentree whereby Greentree agreed to provide financial advisory services to the Company including reviewing target company acquisitions and due diligence, financial review, and assistance with consolidated accounting for acquisitions and perform such other work as requested by the Company. The Company agreed to pay Greentree the sum of $25,000 for such services by issuing Greentree the Greentree Advisory Note in the principal amount of $25,000 due July 31, 2018. The Greentree Advisory Note bears interest rate of 8% per annum and is due on July 31, 2018. The Greentree Advisory Note may be prepaid in whole or in part at any time prior to the maturity date with a penalty of 10% of the sum of the outstanding principal and interest provided that the Company shall provide the holder with 15 days’ prior written notice of its intent to prepay. Holder shall have the option to elect to convert at any time prior to prepayment. The holder has the right, at any time, to convert all or a portion of the note into shares of Common Stock of the Company at the conversion price. The per share conversion price is equal to the lowest per share trading price for the 20-day trading period prior to the conversion date multiplied by 60%; however, the conversion price shall not be less than $0.001. The Greentree 10% OID Notes are not convertible to the extent that (a) the number of shares of our Common Stock beneficially owned by the holder and (b) the number of shares of our Common Stock issuable upon conversion of the Advisory Note or otherwise would result in the beneficial ownership by holder of more than 4.9% of the Company’s then outstanding Common Stock. This ownership limitation can be increased or decreased by the holder upon 61 days’ notice to the Company. Further, the holder of the Greentree Advisory Note may not convert the note if such conversion would cause the holder’s beneficial ownership of the Company’s outstanding Common Stock to exceed 9.9%. In addition, the Company agreed to reimburse the holder’s non-accountable legal fees and certificate processing cost by adding $1,500 to the principal amount of each conversion but in no event, shall the total conversion costs exceed $10,000.

37

On August 1, 2017, the Greentree Original Issue Date, the Company entered into and closed on the transaction set forth in the Greentree Loan Agreement it entered into with Greentree for the sale of the Company’s 10% original issue discount convertible notes in the aggregate principal amount of $425,000 and warrants to purchase 4,250,000 shares of the Company’s Common Stock at an exercise price of $0.035 per share. Pursuant to the Greentree Loan Agreement, the Company issued to Greentree upon closing for a purchase price of $67,500: (i) Greentree 10% OID Notes in the principal amount of $75,000; and (ii) the Greentree Warrants to purchase 4,250,000 shares of the Company’s Common Stock at an exercise price of $0.035 per share (subject to adjustments under certain conditions as defined in the Greentree Warrants). The Greentree Loan Agreement provides that Greentree shall purchase, subject to its approval in its sole discretion, an additional Greentree 10% OID Note in the principal amount of $100,000 upon the effectiveness of the registration statement of which this prospectus forms a part and an additional Greentree 10% OID Note in the principal amount of $250,000 upon the Company reaching a sales goal of $1,000,000 in any fiscal quarter. The maturity date of the note is July 31, 2018 and the maturity date of the additional Greentree 10% OID Notes will be 12 months from the date of such note. The Company agreed to pay Greentree $2,000 at closing for Greentree’s legal document preparation and requires the Company to satisfy the current public information requirements under SEC Rule 144(c), among other things. The holder of the Greentree 10% OID Notes has the right, at any time, to convert all or a portion of the principal amount of the note into shares of Common Stock of the Company at the conversion price. The per share conversion price is the lowest per share trading price for the 20-day trading period immediately prior to the conversion date multiplied by 60%; however, the conversion shall not be less than $0.001. The Greentree 10% OID Notes may be prepaid at any time, in whole or in part prior to maturity with a penalty or premium equal to 10% of the outstanding principal and interest accrued as of the prepayment date provided that the Company provides the holder of the note 15 days’ advance written notice of any prepayment. The Greentree 10% OID Notes are not convertible to the extent that (a) the number of shares of our Common Stock beneficially owned by the holder and (b) the number of shares of our Common Stock issuable upon conversion of the Greentree 10% OID Notes or otherwise would result in the beneficial ownership by holder of more than 4.9% of the Company’s then outstanding Common Stock. This ownership limitation can be increased or decreased by the holder upon 61 days’ notice to the Company. Further, the holder of the Greentree 10% OID Notes may not convert the note if such exercise would cause the holder’s beneficial ownership of the Company’s outstanding Common Stock to exceed 9.9%. In addition, the Company agreed to reimburse the holder’s non-accountable legal fees and certificate processing costs of $1,500 for each conversion up to a maximum of $10,000.

38

Warrant. In further consideration for the Greentree Loan Agreement, the Company issued to Greentree a warrant to purchase 4,250,000 shares of its Common Stock that may be exercised in whole or in part at any time and from time to time until the last calendar day of the month in which the third anniversary of the issuance date occurs. The exercise price of the warrant is $0.035 per share. If the market price of one share of Common Stock is greater than the exercise price, Greentree may elect a cashless exercise pursuant to the terms set forth in the warrant. The exercise price and the number of shares of Common Stock purchasable upon the exercise of the warrant are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our Common Stock, as well as the issuance of options or other rights to purchase Common Stock at a price less than the exercise price of the warrant. An adjustment in the event of a reverse stock split or other reduction in the authorized Common Stock of the Company shall not exceed a reduction of greater than 1 for 20 regardless of the amount of the reduction of the Common Stock of the Company. Subject to applicable laws, the warrant may be transferred at Greentree’s option in compliance with applicable federal and state securities laws. The Greentree Warrant is not exercisable to the extent that (a) the number of shares of our Common Stock beneficially owned by the holder and (b) the number of shares of our Common Stock issuable upon exercise of the Greentree Warrant or otherwise would result in the beneficial ownership by holder of more than 4.9% of the Company’s then outstanding Common Stock. This ownership limitation can be increased or decreased by the holder upon 61 days’ notice to the Company. Further, the holder of the Greentree Warrant may not exercise the warrant if such exercise would cause the holder’s beneficial ownership of the Company’s outstanding Common Stock to exceed 9.9%.

Registration Rights Agreement. The Company also entered into the Greentree Registration Rights Agreement with Greentree dated as of August 1, 2017, as required pursuant to the terms of the Greentree Loan Agreement. The Greentree Registration Rights Agreement requires the Company to, among other things, use commercially reasonable efforts to: (1) file a registration statement covering Greentree’s resale of the Common Stock underlying the Greentree Advisory Note, the Greentree 10% OID Notes and the Greentree Warrant within 30 days following the Greentree Original Issue Date or (ii) cause the registration statement to become effective within 60 days following the Greentree Original Issue Date. If the Company fails to comply with the registration requirements or a registration statement ceases to be effective or fails to be usable for its intended purpose, the Company is obligated to pay Greentree liquidated damages in amount equal to 5% per month on the principal amount of the securities required to be registered.

39

L&H, Inc. Financing

On August 1, 2017, the L&H Original Issue Date, the Company entered into and closed on the transaction set forth in the L&H Loan Agreement it entered into with L&H for the sale of the Company’s 10% original issue discount convertible notes in the aggregate principal amount of $50,000 and warrants to purchase 500,000 shares of the Company’s Common Stock at an exercise price of $0.035 per share. Pursuant to the L&H Loan Agreement, the Company issued to L&H upon closing for a purchase price of $22,500: (i) L&H 10% OID Notes in the principal amount of $25,000; and (ii) L&H Warrants to purchase 500,000 shares of the Company’s Common Stock at an exercise price of $0.035 per share (subject to adjustments under certain conditions as defined in the L&H Warrants). The L&H Loan Agreement provides that L&H shall purchase, subject to its approval in its sole discretion and an additional L&H 10% OID Note in the principal amount of $25,000 upon the effectiveness of the registration statement of which this prospectus forms a part. The maturity date of the initial L&H 10% OID Note is July 31, 2018 and the maturity date of the additional note will be 12 months from the date of such note. The holder of the L&H 10% OID Notes has the right, at any time, to convert all or a portion of the principal amount of the note into shares of Common Stock of the Company at the conversion price. The per share conversion price is the lowest per share trading price for the 20-day trading period immediately prior to the conversion date multiplied by 60%; however, the conversion shall not be less than $0.001. The L&H 10% OID Notes may be prepaid at any time, in whole or in part prior to maturity with a penalty or premium equal to 10% of the outstanding principal and interest accrued as of the prepayment date provided that the Company provides the holder of the note 15 days’ advance written notice of any prepayment. The Company agreed to satisfy the current public information requirements under SEC Rule 144(c), among other things. The L&H 10% OID Notes are not convertible to the extent that (a) the number of shares of our Common Stock beneficially owned by the holder and (b) the number of shares of our Common Stock issuable upon conversion of the L&H 10% OID Notes or otherwise would result in the beneficial ownership by holder of more than 4.9% of the Company’s then outstanding Common Stock. This ownership limitation can be increased or decreased by the holder upon 61 days’ notice to the Company. Further, the holder of the L&H 10% OID Notes may not convert the note if such conversion would cause the holder’s beneficial ownership of the Company’s outstanding Common Stock to exceed 9.9%. In addition, the Company agreed to reimburse the holder’s non-accountable legal fees and certificate processing costs of $1,500 for each conversion up to a maximum of $10,000.

40

Warrant. In further consideration for the L&H Loan Agreement, the Company issued to L&H a warrant to purchase 500,000 shares of its Common Stock that may be exercised in whole or in part at any time and from time to time until the last calendar day of the month in which the third anniversary of the issuance date occurs. The exercise price of the warrant is $0.035 per share. If the market price of one share of Common Stock is greater than the exercise price, L&H may elect a cashless exercise pursuant to the terms set forth in the warrant. The exercise price and the number of shares of Common Stock purchasable upon the exercise of the warrant are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our Common Stock, as well as the issuance of options or other rights to purchase Common Stock at a price less than the exercise price of the warrant. An adjustment in the event of a reverse stock split or other reduction in the authorized Common Stock of the Company shall not exceed a reduction of greater than 1 for 20 regardless of the amount of the reduction of the Common Stock of the Company. Subject to applicable laws, the warrant may be transferred at L&H’s option in compliance with applicable federal and state securities laws. The L&H Warrant is not exercisable to the extent that (a) the number of shares of our Common Stock beneficially owned by the holder and (b) the number of shares of our Common Stock issuable upon exercise of the L&H Warrant or otherwise would result in the beneficial ownership by holder of more than 4.9% of the Company’s then outstanding Common Stock. This ownership limitation can be increased or decreased by the holder upon 61 days’ notice to the Company. Further, the holder of the L&H Warrant may not exercise the warrant if such exercise would cause the holder’s beneficial ownership of the Company’s outstanding Common Stock to exceed 9.9%.

Registration Rights Agreement. The Company also entered into the L&H Registration Rights Agreement with L&H dated as of August 1, 2017, as required pursuant to the terms of the L&H Loan Agreement. The L&H Registration Rights Agreement requires the Company to, among other things, use commercially reasonable efforts to: (1) file a registration statement covering L&H’s resale of the Common Stock underlying the L&H 10% OID Notes and the L&H Warrant within 30 days following the L&H Original Issue Date or (ii) cause the registration statement to become effective within 60 days following the L&H Original Issue Date. If the Company fails to comply with the registration requirements or a registration statement ceases to be effective or fails to be usable for its intended purpose, the Company is obligated to pay L&H liquidated damages in amount equal to 5% per month on the principal amount of the securities required to be registered.

41

2 Plus 2 Loan Financing

On August 1, 2017, the 2 Plus 2 Original Issue Date, the Company entered into and closed on the transaction set forth in the 2 Plus 2 Loan Agreement it entered into with 2 Plus 2 for the sale of the Company’s 10% original issue discount convertible notes in the aggregate principal amount of $25,000 and warrants to purchase 22,500 shares of the Company’s Common Stock at an exercise price of $0.035 per share. Pursuant to the 2 Plus 2 Loan Agreement, the Company issued to 2 Plus 2 upon closing for a purchase price of $20,000: (i) 2 Plus 2 10% OID Notes in the principal amount of $25,000; and (ii) the 2 Plus 2 Warrants to purchase 250,000 shares of the Company’s Common Stock at an exercise price of $0.035 per share (subject to adjustments under certain conditions as defined in the 2 Plus 2 Warrants). The 2 Plus 2 Loan Agreement provides that 2 Plus 2 shall purchase, subject to its approval in its sole discretion and an additional 2 Plus 2 10% OID Note in the principal amount of $25,000 upon the effectiveness of the registration statement of which this prospectus forms a part. The maturity date of the 2 Plus 2 10% OID Note is July 31, 2018. The holder of the 2 Plus 2 10% OID Notes has the right, at any time, to convert all or a portion of the principal amount of the note into shares of Common Stock of the Company at the conversion price. The per share conversion price is the lowest per share trading price for the 20-day trading period immediately prior to the conversion date multiplied by 60%; however, the conversion shall not be less than $0.001. The 2 Plus 2 10% OID Notes may be prepaid at any time, in whole or in part prior to maturity with a penalty or premium equal to 10% of the outstanding principal and interest accrued as of the prepayment date provided that the Company provides the holder of the note 15 days’ advance written notice of any prepayment. The Company agreed to satisfy the current public information requirements under SEC Rule 144(c), among other things. The 2 Plus 2 10% OID Notes are not convertible to the extent that (a) the number of shares of our Common Stock beneficially owned by the holder and (b) the number of shares of our Common Stock issuable upon conversion of the 2 Plus 2 10% OID Notes or otherwise would result in the beneficial ownership by holder of more than 4.9% of the Company’s then outstanding Common Stock. This ownership limitation can be increased or decreased by the holder upon 61 days’ notice to the Company. Further, the holder of the 2 Plus 2 10% OID Notes may not convert the note if such conversion would cause the holder’s beneficial ownership of the Company’s outstanding Common Stock to exceed 9.9%. In addition, the Company agreed to reimburse the holder’s non-accountable legal fees and certificate processing costs of $1,500 for each conversion up to a maximum of $10,000.

Warrant. In further consideration for the 2 Plus 2 Loan Agreement, the Company issued to 2 Plus 2 a warrant to purchase 250,000 shares of its Common Stock that may be exercised in whole or in part at any time and from time to time until the last calendar day of the month in which the third anniversary of the issuance date occurs. The exercise price of the warrant is $0.035 per share. If the market price of one share of Common Stock is greater than the exercise price, 2 Plus 2 may elect a cashless exercise pursuant to the terms set forth in the warrant. The exercise price and the number of shares of Common Stock purchasable upon the exercise of the warrant are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our Common Stock, as well as the issuance of options or other rights to purchase Common Stock at a price less than the exercise price of the warrant. An adjustment in the event of a reverse stock split or other reduction in the authorized Common Stock of the Company shall not exceed a reduction of greater than 1 for 20 regardless of the amount of the reduction of the Common Stock of the Company. Subject to applicable laws, the warrant may be transferred at 2 Plus 2’s option in compliance with applicable federal and state securities laws. The 2 Plus 2 Warrant is not exercisable to the extent that (a) the number of shares of our Common Stock beneficially owned by the holder and (b) the number of shares of our Common Stock issuable upon exercise of the 2 Plus 2 Warrant or otherwise would result in the beneficial ownership by holder of more than 4.9% of the Company’s then outstanding Common Stock. This ownership limitation can be increased or decreased by the holder upon 61 days’ notice to the Company. Further, the holder of the 2 Plus 2 Warrant may not exercise the warrant if such exercise would cause the holder’s beneficial ownership of the Company’s outstanding Common Stock to exceed 9.9%.

Registration Rights Agreement. The Company also entered into the 2 Plus 2 Registration Rights Agreement with 2 Plus 2 dated as of August 1, 2017, as required pursuant to the terms of the 2 Plus 2 Loan Agreement. The 2 Plus 2 Registration Rights Agreement requires the Company to, among other things, use commercially reasonable efforts to: (1) file a registration statement covering 2 Plus 2’s resale of the Common Stock underlying the 2 Plus 2 10% OID Notes and the 2 Plus 2 Warrant within 30 days following the 2 Plus 2 Original Issue Date or (ii) cause the registration statement to become effective within 60 days following the 2 Plus 2 Original Issue Date. If the Company fails to comply with the registration requirements or a registration statement ceases to be effective or fails to be usable for its intended purpose, the Company is obligated to pay 2 Plus 2 liquidated damages in amount equal to 5% per month on the principal amount of the securities required to be registered.

42

Auctus Fund, LLC Financing

Effective as of August 3, 2017, the Company issued the Auctus Note in the original principal amount of $200,000 to Auctus, pursuant to which Auctus funded $200,000 to the Company after the deduction of $18,600 of diligence, monitoring and other transaction costs and $2,750 in legal fees. The Company issued the Auctus Note pursuant to the Auctus SPA, dated as of July 28, 2017, the Auctus Issue Date, entered into by the Company and Auctus. Pursuant to the Auctus SPA, the Company also issued the Auctus Warrants to Auctus to purchase 666,000 shares of the Company’s Common Stock at an exercise price of $0.03 per share.

The Auctus Note bears interest at the rate of 10% per annum and matures on April 28, 2018, the Auctus Maturity Date. Any amount of principal or interest on the Auctus Note which is not paid when due shall bear interest at the rate of the lesser of 24% per annum or the maximum rate allowed by law from the due date thereof until the same is paid, the Auctus Default Interest. The Company has the right to prepay the Auctus Note at any time beginning on the 91st day following the Auctus Issue Date and ending 180 days after the Auctus Issue Date with a premium of 140% of all amounts owed to Auctus. The Auctus Note may not be prepaid after the 180th day after the issue date.

All principal and accrued interest on the Auctus Note is convertible into shares of the Company’s Common Stock at the election of Auctus at any time at a conversion price equal to the lesser of (i) $0.04; (ii) the lowest traded price or closing bid price of the Common Stock during the 20 trading days prior to July 28, 2017; and (iii) the Auctus Variable Conversion Price (which is defined as 60% of the lesser of the lowest traded price and closing bid price of the Common Stock during the 20 trading day period prior to conversion). The conversion price of the Auctus Note is subject to adjustment in the event of stock splits, stock dividends and similar corporate events. In addition, if, at any time when the Auctus Note is issued and outstanding, the Company issues or sells, or is deemed to have issued or sold shares of Common Stock, except for shares of Common Stock issued directly to vendors or suppliers of the Company in satisfaction of amounts owed to such vendors or suppliers (provided, however, that such vendors or suppliers shall not have an arrangement to transfer, sell or assign such shares of Common Stock prior to the issuance of such shares), for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the conversion price of the Auctus Note that is then in effect on the date of such issuance of such shares of Common Stock (an “Auctus Dilutive Issuance”), then immediately upon the Auctus Dilutive Issuance, the conversion price of the Auctus Note will be reduced to the amount of the consideration per share received by the Company in such Auctus Dilutive Issuance.

The Auctus Note is not convertible to the extent that (a) the number of shares of our Common Stock beneficially owned by the holder and (b) the number of shares of our Common Stock issuable upon the conversion of the Auctus Note or otherwise would result in the beneficial ownership by holder of more than 4.99% of the Company’s then outstanding Common Stock. This ownership limitation can be increased or decreased by the holder upon 61 days’ notice to the Company.

So long as the Auctus Note is outstanding, upon any issuance by the Company or any of its subsidiaries of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the holder in the Auctus Note, then the Company shall notify the holder of such additional or more favorable term and such term, at holder’s option, shall become a part of the transaction documents with the holder. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, prepayment rate, conversion lookback periods, interest rates, original issue discounts, stock sale price, private placement price per share, and warrant coverage.

43

The Company agreed to include on the next registration statement it files with SEC (or on the subsequent registration statement if such registration statement is withdrawn) all shares issuable upon conversion of the Auctus Note. Failure to do so will result in liquidated damages of 25% of the outstanding principal balance of the Auctus Note, but not less than $15,000, being immediately due and payable to the Holder at its election in the form of cash payment or addition to the balance of the Auctus Note.

The Company agreed not to conduct any Future Offerings during the initial 60 days following the Auctus Issue Date, except for registered offerings. Until the Auctus Note is satisfied in full, if the Company receives cash proceeds from any source or series of related or unrelated sources, including but not limited to, from the issuance of equity and/or debt securities, the conversion of outstanding warrants of the Company, the issuance of securities pursuant to an equity line of credit of the Company or the sale of assets, the Company shall, within one business day of the Company’s receipt of such proceeds, inform Auctus of such receipt, following which Auctus shall have the right in its sole discretion to require the Company to immediately apply all or any portion of such proceeds to repay all or any portion of the Auctus Note.

The Company agreed to reserve the Initial Reserve, and also agreed to adjust the Initial Reserve to ensure that it always equals at least five times the total number of Common Stock that is actually issuable if the entire Auctus Note is converted.

Warrant. In further consideration for the Auctus Note, the Company issued to Auctus a warrant to purchase 666,000 shares of its Common Stock that may be exercised in whole or in part at any time and from time to time until the last calendar day of the month in which the fifth anniversary of the issuance date occurs. The exercise price of the warrant is $0.03 per share. If the market price of one share of Common Stock is greater than the exercise price, Auctus may elect a cashless exercise pursuant to the terms set forth in the warrant. The exercise price and the number of shares of Common Stock purchasable upon the exercise of the warrant are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our Common Stock, as well as the issuance of options or other rights to purchase Common Stock at a price less than the exercise price of the warrant. Subject to applicable laws, the warrant may be transferred at Auctus’ option in compliance with applicable federal and state securities laws.

Registration Rights Agreement. The Company also entered into the Auctus Registration Rights Agreement with Auctus dated as of July 28, 2017, as required pursuant to the terms of the Auctus Note. The Auctus Registration Rights Agreement requires, among other things, the Company to use commercially reasonable efforts to: (1) file a registration statement covering Auctus’ resale of the Common Stock underlying the Auctus Note within 30 days following the Auctus Issue Date, (ii) cause the registration statement to become effective within 90 days following the Auctus Issue Date, or (iii) maintain the effectiveness of the registration statement beginning on the 90th day after the Auctus Issue Date and ending on the date that the Auctus Note is satisfied in full.

Morningview Financial, LLC Financing

On July 31, 2017, the Company issued the Morningview Note in the original principal amount of $105,000 to Morningview, pursuant to which Morningview funded $100,000 to the Company after the deduction of $5,000 in legal fees. The Company issued the Morningview Note pursuant to the Morningview SPA dated as of July 31, 2017 entered into by the Company and Morningview.

The Morningview Note bears interest at the rate of 10% per annum and matures on July 31, 2018, the Morningview Maturity Date. Any amount of principal or interest on the Morningview Note which is not paid when due shall bear interest at the rate of the lesser of (i) 18% per annum or (ii) the maximum amount permitted by applicable law from the due date thereof until the same is paid (the “Morningview Default Interest”). The Company has the right to prepay the Morningview Note upon payment of an amount equal to 135% of the total amount outstanding under the Morningview Note. The Morningview Note may not be prepaid after the 170th day after the issue date.

44

All principal and accrued interest on the Morningview Note is convertible into shares of the Company’s Common Stock at the election of Morningview at any time at a conversion price equal to the lesser of (i) $0.03 and (ii) the Morningview Variable Conversion Price (which is defined as 60% of the lesser of the lowest traded price and closing bid price of the Common Stock during the 20-day trading day prior to conversion). The conversion price of the Morningview Note is subject to adjustment in the event of stock splits, stock dividends and similar corporate events. In addition, if, at any time when the Morningview Note is issued and outstanding, the Company enters into a Section 3(a)(9) transaction (including but not limited to the issuance of new promissory notes or of a replacement promissory note), or Section 3(a)(10) transaction, in which any third party has the right to convert monies owed to that third party (or receive shares pursuant to a settlement or otherwise) at a discount to market greater than the Morningview Variable Conversion Price in effect at that time (prior to all other applicable adjustments in the Morningview Note) (an “Morningview Dilutive Issuance”), then immediately upon the Morningview Dilutive Issuance, the conversion price of the Morningview Note will be reduced to the amount of the consideration per share received by the Company in such Morningview Dilutive Issuance. The Morningview Note is not convertible to the extent that (a) the number of shares of our Common Stock beneficially owned by the holder and (b) the number of shares of our Common Stock issuable upon the conversion of the Morningview Note or otherwise would result in the beneficial ownership by holder of more than 4.99% of the Company’s then outstanding Common Stock. This ownership limitation can be increased or decreased by the holder upon 61 days’ notice to the Company.

So long as the Morningview Note is outstanding, upon any issuance by the Company of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to Morningview in the Morningview Note, then the Company shall notify Morningview of such additional or more favorable term and such term, at Morningview’s option, shall become a part of the Morningview Note.

Registration Rights Agreement. The Company also entered into the Morningview Registration Rights Agreement dated as of July 28, 2017, as required pursuant to the terms of the Morningview Note. The Morningview Registration Rights Agreement requires, among other things, the Company to use commercially reasonable efforts to: (1) file a registration statement covering the Morningview’s resale of the Common Stock underlying the Morningview Note within 30 days following the Morningview Issue Date, (ii) cause the registration statement to become effective within 90 days following the Morningview Issue Date, or (iii) maintain the effectiveness of the registration statement beginning on the 90th day after the Morningview Issue Date and ending on the date that the Morningview Note is satisfied in full.

On October 30, 2017, the Company and Morningview entered into an amendment to the Morningview Registration Rights Agreement that (i) extends the date by which the Company agreed to file a Registration Statement on Form S-1 (the “Registration Statement”) covering the shares issuable upon conversion of the Advisory Note and the Morningview 10% OID Notes and upon exercise of the Warrants to no later than five business days from the date of the Morningview Amendment and use commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable but in no event later than 90 days from the date of the Amendment, (ii) allows for inclusion in the Registration Statement, the Company’s Class A Common Stock issuable in connection with other securities issued by the Company in addition to the registrable securities to the full extent permitted under the Securities Act and SEC rules and regulations, (iii) provides for the waiver by the Holder or any rights under the Morningview Registration Rights Agreement retroactively to the date such right first arose as a result of: (a) the Company’s failure to file a Registration Statement, (b) have such Registration Statement declared effective by the SEC as provided for in the Morningview Registration Rights Agreement or (c) any other event or circumstance giving rise to the payment of any liquidated damages or other amounts existing as of the date hereof. As additional consideration for entering into the Amendment, the Company agreed to issue to Morningview a common stock purchase warrant which entitles Morningview to purchase up to 333,333 shares of the Company’s Class A Common Stock, par value $0.001 per share, at an exercise price of $0.03 per share. The warrants may be exercised at any time over a period of five years from the date of issuance and will be subject to such other terms as set forth in the form of warrant mutually agreed to by the Parties.

45

Crown Bridge Financing

Effective on June 8, 2017, the Company completed the sale to Crown Bridge of a convertible promissory note (the “Crown Bridge Note”) and a Common Stock purchase warrant to purchase 920,000 shares of the Company’s Class A Common Stock (the “June 2017 Crown Bridge Warrant”). Crown Bridge purchased the Crown Bridge Note in the principal amount of $46,000 for a purchase price of $40,000 and the June 2017 Crown Bridge Warrant. The purchase price for the Crown Bridge Note was $40,000, thereby reflecting an original issue discount of $6,000 (i.e., the spread between the face amount of the Crown Bridge Note of $46,000 and the purchase price of $40,000). The Crown Bridge Note carries a prorated original issue discount of $6,000.00 and bears interest at the rate of 5% per year. On August 23, 2017, the Company paid off the Crown Bridge Note.

The Crown Bridge Warrant is exercisable for a period of five years and entitles the holder to purchase shares of the Company’s Common Stock at an exercise price of $0.05 per share. The exercise price of the Crown Bridge Warrant is subject to proportional adjustment in the event of stock splits, recapitalizations and similar corporate events. In addition, the exercise price of provided for in the Crown Bridge Warrant is subject to adjustment if the Company issues or sells shares of its Common Stock for a consideration per share less than the conversion price or exercise price then in effect, or issue options, warrants or other securities convertible or exchange for shares of the Company’s Common Stock at a conversion or exercise price less than the conversion price or exercise price then in effect. If any of these events should occur, the exercise price each will be reduced to the lowest price at which these securities were issued or are exercisable. In addition, the Crown Bridge Warrant may become exercisable on a cashless basis if the market price of the Company’s Common Stock exceeds the exercise price then in effect. Market price means the highest traded price of our Common Stock during the 20 trading days prior to the date of any exercise notice issued by the holder of the Crown Bridge Warrant.

Effective on November 15, 2017, the Company completed the sale to Crown Bridge of a convertible promissory note in the aggregate principal amount of up to $138,000 (the “November 2017 Crown Bridge Note” or “note”) and a common stock purchase warrant to purchase 920,000 shares of the Company’s Class A Common Stock (the “November 2017 Crown Bridge Warrant”), both of which were dated November 3, 2017. Crown Bridge purchased the note and agreed to pay aggregate consideration of up to $120,000 with an original issue discount of $18,000 in tranches as follows: $46,000 of principal amount was funded by payment of $40,000 on the effective date and the balance may be funded in Crown Bridge’s sole discretion at any time. The first tranche of funding under the November 2017 Crown Bridge Note carries a prorated original issue discount of $6,000.00 and bears interest at the rate of 5% per year. Interest accrues daily on the outstanding principal amount of the note at a rate per annum equal to 5% on the basis of a 365-day year. Any amount of principal or interest on this note which is not paid when due shall bear interest at the rate of the lesser of (i) twelve (12%) per annum or (ii) the maximum amount allowed by law from the due date thereof until the same is paid. The principal amount of the note and interest are payable on the maturity date which is 12 months after the funding date of each tranche.

Crown Bridge is entitled to, at any time or from time to time, convert the Note into shares of our common stock, at a conversion price per share equal to sixty percent (60%) of the lowest traded price of the common stock during the twenty (20) trading days immediately preceding the date of the date of conversion, upon the terms and subject to the conditions of the note. The conversion price of the note is subject to adjustment in the event of stock splits, stock dividends and similar corporate events. In addition, the conversion price is subject to adjustment if we issue or sell convertible promissory notes that are convertible for a consideration per share less than the conversion price then in effect or includes a longer look back period than provided in the note. If this should occur, the conversion price is reduced to the lowest price at which these securities were issued or are exercisable or in the case of a more favorable look back period, the look back period shall be adjusted to such greater number of days. The note contains representations, warranties, events of default, beneficial ownership limitations, prepayment options, and other provisions that are customary of similar instruments.

The note is not convertible to the extent that (a) the number of shares of our common stock beneficially owned by Crown Bridge and (b) the number of shares of our common stock issuable upon the conversion of the note or otherwise would result in the beneficial ownership by Investor of more than 4.99% of our then outstanding common stock. This ownership limitation can be increased or decreased to any percentage not exceeding 9.99% by Crown Bridge upon 61 days notice to us.

The November 2017 Crown Bridge Warrant is exercisable for a period of five years and entitles the holder to purchase shares of the Company’s Common Stock at an exercise price of $0.05 per share. The exercise price of the November 2017 Crown Bridge Warrant is subject to proportional adjustment in the event of stock splits, recapitalizations and similar corporate events. In addition, the exercise price of provided for in the November 2017 Crown Bridge Warrant is subject to adjustment if the Company issues or sells shares of its Common Stock for a consideration per share less than the conversion price or exercise price then in effect, or issue options, warrants or other securities convertible or exchange for shares of the Company’s Common Stock at a conversion or exercise price less than the conversion price or exercise price then in effect. If any of these events should occur, the exercise price each will be reduced to the lowest price at which these securities were issued or are exercisable. In addition, the November 2017 Crown Bridge Warrant may become exercisable on a cashless basis if the market price of the Company’s Common Stock exceeds the exercise price then in effect. Market price means the highest traded price of our Common Stock during the 20 trading days prior to the date of any exercise notice issued by the holder of the November 2017 Crown Bridge Warrant.

No shares of the Company’s Class A Common Stock issuable upon conversion of the November 2017 Crown Bridge Convertible Note or upon exercise of the November 2017 Crown Bridge Warrant are included in this prospectus.

The table below sets forth the amount of each payment we have made or are required to make to the Selling Stockholders, its affiliates and any person with whom the Selling Stockholder has a contractual relationship (including the value of any payments the Company may make in Common Stock) pursuant to the Outstanding Selling Stockholder Notes. The amounts shown below include interest payments and reimbursement for legal fees, but exclude repayments of principal on the Outstanding Selling Stockholder Notes. The amounts shown below also exclude late fees and liquidated damages, if applicable, because no such amounts are due at the present and we are unable to determine if any such amounts will be due in the future. The computation of such amounts, should they become due, is included in the footnotes to the table. The timing of the payments shown below assumes that the Selling Stockholders will not convert all or any portion of the Outstanding Selling Stockholder Notes into our Common Stock and that we will not prepay all or any portion of the Outstanding Selling Stockholder Notes. If the Selling Stockholders do convert all or any portion of the Outstanding Selling Stockholder Notes into our Common Stock, all accrued interest on the portion of the note that is converted will be due and payable at the time of conversion. If we prepay all or any portion of the Outstanding Selling Stockholder Notes, all accrued interest on the portion of the note that is prepaid will be due and payable at the time of conversion together. In an effort to approximate the maximum possible interest payments to the Selling Stockholders under the Outstanding Selling Stockholder Notes, the table below assumes that the registration statement, of which this prospectus is a part, will not become effective until after the respective dates of each of the Outstanding Selling Stockholder Notes , and that the initial payment of accrued interest under the Outstanding Selling Stockholder Notes will be paid on the respective maturity dates of each of the Outstanding Selling Stockholder Notes.

46

Payments to the Selling Stockholders on the Outstanding Selling Stockholder Notes

Selling Stockholder	Date Paid or Due	Type of Payment		Amount of Payment

Greentree Financial Group, Inc.	Nil	Nil	$	Nil

L&H Inc.	Nil	Nil	$	Nil

2 Plus 2, LLC	Nil	Nil	$	Nil

Auctus Fund, LLC	Nil	Nil	$	Nil

Morningview Financial, LLC	Nil	Nil	$	Nil
			$	Nil

The total payments to be made by us to the Selling Stockholder and its affiliates and the timing of payments thereof under the terms of the Selling Stockholder Notes are reflected in the table. Such payments include interest, and prepayment penalty fees.

The following table sets forth the net proceeds we received as a result of the sale of the Outstanding Selling Stockholder Notes to the Selling Stockholders:

Net Proceeds Paid to Company

Selling Stockholder	Date of Receipt of Proceeds	Amount of Proceeds		Applicable Outstanding Selling Stockholder Note

Greentree Financial Group, Inc.	August 1, 2017	$67,500	(1)	Greentree Note

Greentree Financial Group, Inc.	(2)	$90,000	(1)	Second Greentree Note

L&H Inc.	August 1, 2017	$22,500	(1)	L&H Note

2 Plus 2, LLC	August 1, 2017	$22,500	(1)	2 Plus 2 Note

Auctus Fund, LLC	August 3, 2017	$200,000	(3)	Auctus Note

Morningview Financial LLC	August 3, 2017	$95,000	(4)	Morningview Note

(1)	Amount is net of original issue discount of 10% of the principal amount of the convertible note.
(2)	As of the date of this prospectus.
(3)	Reflects a reduction of $18,600 for diligence, monitoring and other transaction costs and $2,750 in legal fees incurred in connection with the Auctus Note.
(4)	Reflects a reduction in proceeds in the amount of $5,000 paid to Morningview to reimburse it for legal fees incurred in connection with the Morningview Note.

The following tables set forth the potential profit to be realized upon conversion by the Selling Stockholder of each of the respective Outstanding Selling Stockholder Notes, based on the conversion price and the trading price of our Common Stock on the dates set forth below:

Greentree Note

Market price per share at August 1, 2017 (1)	$0.024
Conversion price per share at August 1, 2017 (2)	$0.0144
Total shares underlying Greentree Note	5,208,333
Aggregate market value of underlying shares based on market price as of August 1, 2017	$125,000
Aggregate conversion price of underlying shares	$75,000
Total shares Greentree may receive under the Greentree Note (3)	5,208,333
Total dollar amount of discount to market price	$50,000
Percentage discount to market price	40%

47

(1) Market price calculated as the lowest per share trading price for the 20-day trading period prior August 1, 2017, as reported on the OTC Market’s OTCQB tier.

(2) Pursuant to the terms of the Greentree Note, the conversion price is 60% of market price in note 1 above.

(3) Includes all shares underlying the Greentree Note and assumes that the Company makes all amortization payments under the Greentree Note in Common Stock of the Company at the conversion price set forth in the Greentree Note.

Second Greentree Note

Market price per share at November 30, 2017 (1)	$0.006
Conversion price per share at November 30, 2017 (2)	$0.0033
Total shares underlying Second Greentree Note	30,303,030
Aggregate market value of underlying shares based on market price as of November 30, 2017	$166,667
Aggregate conversion price of underlying shares	$100,000
Total shares Greentree may receive under the Second Greentree Note (3)	30,303,030
Total dollar amount of discount to market price	$66,667
Percentage discount to market price	40%

(1) Market price calculated as the lowest per share trading price for the 20-day trading period prior November 30, 2017 (the assumed closing date), as reported on the OTC Market’s OTCQB tier.

(2) Pursuant to the terms of the Second Greentree Note, the conversion price is 60% of market price in note 1 above.

(3) Includes all shares underlying the Second Greentree Note and assumes that the Company makes all payments under the Second Greentree Note in Common Stock of the Company at the conversion price set forth in the Second Greentree Note.

L&H Note

Market price per share at August 1, 2017 (1)	$0.024
Conversion price per share at August 1, 2017 (2)	$0.0144
Total shares underlying L&H Note	1,736,111
Aggregate market value of underlying shares based on market price as of August 1, 2017	41,667
Aggregate conversion price of underlying shares	$25,000
Total shares L&H may receive under the L&H Note (3)	1,736,111
Total dollar amount of discount to market price	$16,667
Percentage discount to market price	40%

(1) Market price calculated as approximately the average of the high and low prices for the Company’s Common Stock on _______________, 2017, as reported on the OTC Market’s OTCQB tier.

(2) Calculated in accordance with the terms of the L&H Notes.

(3) Excludes any shares issuable as amortization payments.

(4) Includes all shares underlying the L&H Note and assumes that the Company makes all amortization payments under the L&H Note in Common Stock of the Company at the conversion price set forth in the L&H OID Note.

2 Plus 2 Note

Market price per share at August 1, 2017 (1)	$0.024
Conversion price per share at August 1, 2017 (2)	$0.0144
Total shares underlying 2 Plus 2 Note	1,736,111
Aggregate market value of underlying shares based on market price as of August 1, 2017	$41,667
Aggregate conversion price of underlying shares	$25,000
Total shares 2 Plus 2 may receive under the 2 Plus 2 Note(3)	1,736,111
Total dollar amount of discount to market price	$16,667
Percentage discount to market price	40%

(1) Market price calculated as the lowest per share trading price for the 20-day trading period prior August 1, 2017, as reported on the OTC Market’s OTCQB tier.

(2) Pursuant to the terms of the 2 Plus 2 Note, the conversion price is 60% of market price in note 1 above.

(3) Includes all shares underlying the 2 Plus 2 Note and assumes that the Company makes all amortization payments under the 2 Plus 2 Note in Common Stock of the Company at the conversion price set forth in the 2 Plus 2 Note.

Auctus Note

Market price per share at August 3, 2017 (1)	$0.024
Conversion price per share at August 3, 2017 (2)	$0.0144
Total shares underlying Auctus Note	13,888,889
Aggregate market value of underlying shares based on market price as of August 3, 2017	$333,333
Aggregate conversion price of underlying shares	$200,000
Total shares Auctus may receive under the Auctus Note(3)	13,888,889
Total dollar amount of discount to market price	$133,333
Percentage discount to market price	40%

(1) Market price calculated as the lowest per share trading price for the 20-day trading period prior August 3, 2017, as reported on the OTC Market’s OTCQB tier.

(2) Pursuant to the terms of the Auctus Note, the conversion price is 60% of market price in note 1 above.

(3) Includes all shares underlying the Auctus Note and assumes that the Company makes all amortization payments under the Auctus Note in Common Stock of the Company at the conversion price set forth in the Auctus Note.

48

Morningview Note

Market price per share at August 3, 2017 (1)	$0.024
Conversion price per share at August 3, 2017 (2)	$0.0144
Total shares underlying Morningview Note	7,291,667
Aggregate market value of underlying shares based on market price as of August 3, 2017	$175,000
Aggregate conversion price of underlying shares	$105,000
Total shares Morningview may receive under the Morningview Note(3)	7,291,667
Total dollar amount of discount to market price	$70,000
Percentage discount to market price	40%

(1) Market price calculated as the lowest per share trading price for the 20-day trading period prior August 3, 2017, as reported on the OTC Market’s OTCQB tier.

(2) Pursuant to the terms of the Morningview Note, the conversion price is 60% of market price in note 1 above.

(3) Includes all shares underlying the Morningview Note and assumes that the Company makes all amortization payments under the Morningview Note in Common Stock of the Company at the conversion price set forth in the Morningview Note.

Cash Requirements

Our management does not believe that our current capital resources will be adequate to continue operating our company and maintaining our business strategy for more than 12 months. Accordingly, we will have to raise additional capital in the near future to meet our working capital requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, if and when it is needed, we will be forced to scale down or perhaps even cease the operation of our business.

Going Concern

The accompanying unaudited financial statements for the quarter ended September 30, 2017 and the audited financial statements for the twelve months ended December 31, 2016 and 2015 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company reported a net loss of $2,164,422 and $1,104,795 for the nine months ended September 30, 2017 and 2016, respectively, and an accumulated deficit of $4,493,312 for the nine months ended September 30, 2017, and $2,328,890 for the twelve months ended December 31, 2016. At September 30, 2017 and December 31, 2016, the Company had a working capital deficit of $1,562,863 and $529,476, respectively, and negative cash flow from continuing operating activity of $1,459,590 and $856,557, respectively, for the nine months ended September 30, 2017, and 2016.

The Company’s revenue from operations is not sufficient to meet its working capital needs and will be dependent on funds raised to satisfy its ongoing capital requirements for at least the next 12 months. The Company will require additional financing in order to execute its operating plan and continue as a going concern. The Company cannot predict whether this additional financing will be in the form of equity or debt, or be in another form. The Company may not be able to obtain the necessary additional capital on a timely basis, on acceptable terms, or at all.

In any of these events, the Company may be unable to implement its current plans for expansion or respond to competitive pressures, any of these circumstances would have a material adverse effect on its business, prospects, financial condition and results of operations.

Critical Accounting Policies

We have identified the following policies below as critical to its business and results of operations. Our reported results are impacted by the application of the following accounting policies, certain of which require management to make subjective or complex judgments. These judgments involve making estimates about the effect of matters that are inherently uncertain and may significantly impact quarterly or annual results of operations. For all of these policies, management cautions that future events rarely develop exactly as expected, and the best estimates routinely require adjustment. Specific risks associated with these critical accounting policies are described in the following paragraphs.

49

Use of Estimates – The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting periods. Key estimates in the accompanying financial statements include, among others, revenue recognition, allowances for doubtful accounts, valuation of long-lived assets, and deferred income tax asset valuation allowances.

The financial statements are presented on the basis of the Company’s ability to continue as a going concern. Other than continued current involvement, some transactions prior to December 31, 2015 have been reclassified as discontinued operations in the financial statements included in this Registration Statement.

Cash and Cash Equivalents –The Company considers all highly-liquid investments with a maturity of three months or less, when purchased, to be cash equivalents. Cash on-hand at March 31, 2017 and December 31, 2016 were $11,060 and $51,710, respectively. There were no cash equivalents on-hand at December 31, 2015.

Revenue Recognition - The Company recognizes sales, which include shipping fees where applicable, net of estimated returns, at the time the customer takes possession of merchandise or receives services. When the Company collects payments from customers prior to the transfer of ownership of merchandise or the performance of services, the amounts received are generally recorded as deferred sales, included in other current liabilities on the consolidated balance sheets, until the sale or service is completed. The Company reserves for estimated sales returns based on historical trends in merchandise returns, net of the estimated net realizable value of merchandise inventories to be returned and any estimated disposition costs. Amounts collected from members, which under common trade practices are referred to as sales taxes, are recorded on a net basis.

Software Development Costs – The Company capitalizes certain expenditures to the development of its software application. Capitalization begins when technological feasibility is established. Capitalized costs are amortized using the straight-line method over the estimated useful life of the developed product.

Beneficial Conversion Feature - The Company accounts for convertible notes payable in accordance with the guidelines established by the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 470-20, Debt with Conversion and Other Options, Emerging Issues Task Force (“EITF”) 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, and EITF 00-27, Application of Issue No 98-5 To Certain Convertible Instruments. The Beneficial Conversion Feature (“BCF”) of a convertible note is normally characterized as the convertible portion or feature of certain notes payable that provide a rate of conversion that is below market value or in-the-money when issued. The Company records a BCF related to the issuance of a convertible note when issued and records the estimated fair value of any warrants issued with those convertible notes. Beneficial conversion features that are contingent upon the occurrence of a future event are recorded when the contingency is resolved.

The BCF of a convertible note is measured by allocating a portion of the note’s proceeds to the warrants, if applicable, and as a discount on the carrying amount of the convertible note equal to the intrinsic value of the conversion feature, both of which are credited to additional paid-in-capital. The value of the proceeds received from a convertible note is then allocated between the conversion features and warrants and the debt on an allocated fair value basis. The allocated fair value is recorded in the financial statements as a debt discount (premium) from the face amount of the note and such discount is amortized over the expected term of the convertible note (or to the conversion date of the note, if sooner) and is charged to interest expense.

Recent Accounting Pronouncements

We implemented all new accounting standards that are in effect and that may impact its consolidated financial statements. We do not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on the consolidated financial position or results of operations.

Off-Balance Sheet Arrangements

As of September 30, 2017, and December 31, 2016, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with us is a party, under which we have any obligation arising under a guarantee contract, derivative instrument or variable interest or a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

50

Quantitative and qualitative disclosures about market risk

As a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act), we are not required to provide the information called for by Item 304 of Regulation S-K.

MANAGEMENT

Board of Directors and Executive Officers

The following table sets forth the names, positions and ages of our directors and executive officers as of the date of this prospectus. Each director is elected at our annual meeting of shareholders and holds office for three years, or until his successor is elected and qualified. Officers are elected by our board of directors and their terms of office are at the discretion of our board.

Name	Age	Position
Alex Rodriguez	42	President, Chief Executive Officer, Chief Financial Officer & Director
Byron T. Young	42	Chairman of the Board & Treasurer

Alex Rodriguez has served as our President, Chief Executive Officer, Secretary, and as a member of our board of directors since December 2015. Mr. Rodriguez has 15 years of energy experience and a total of 20 years of business experience at the C-Level across the energy, telecom and information technology industries. Mr. Rodriguez is a business development and marketing executive that has successfully launched five different companies that were collectively responsible for nearly $6 billion in sales revenue over the course of his career in the energy industry. This experience includes, but is not limited to the following private companies SYNRG Marketing (Chief Business Officers & Partner) and Utility Choice Electric (VP of Sales & Marketing) from 2001 through 2003, AmPro Energy (VP if Business Development) from 2003 through 2004, Stream Energy and Ignite (Founder & Managing Partner) from 2004 through end of 2009. In August 2004, Mr. Rodriguez co-founded and served as Managing Partner of Stream Energy, a fast-growing retail energy provider that provided electricity and natural gas services to approximately 400,000 customers and grossed over $2 billion within the first four years of operation. Upon his exit from Stream Energy in late 2009, Mr. Rodriguez founded and still serves as Chairman of NAUP Capital, LP (today known as NAUP Investments, LLC), which is an energy holding company and venture development firm with holdings in energy, solar, energy brokerage and energy software related entities. In his position at NAUP, Mr. Rodriguez founded and grew several companies. Diversegy LLC and EPIQ Energy, LLC were among these NAUP projects. Rodriguez served as CEO for these companies and was successful in selling both of these companies to an NYSE publicly traded energy company (Genie Energy) in December of 2013. Diversegy LLC is a national energy brokerage company that advises commercial, industrial and municipal customers regarding their natural gas and power needs. The board of directors believes that Mr. Rodriguez’s experience in business development and successful growth and sales in the energy industry, as well as his understanding of energy sector business operations, will be valuable in executing our business strategy.

Byron T. Young has served as our Treasurer and as our Chairman of the Board since December 2015. As the Company’s Chairman, Mr. Young oversees the Company’s vision, growth, strategies and expansion efforts. He has over 20 years of entrepreneurial experience founding several technology-based companies and leading them through an exit strategy and/or into profitable growth stages. His experience encompasses the telecommunications, wireless, software and energy industries. In the early 1990s, Mr. Young founded several paging services companies that operated profitably through the peak of the paging services space. This led him to found a Competitive Local Exchange Carrier (C-LEC) in 2001 under the name of Extel Enterprises, which was ultimately sold to publicly traded Usurf America, Inc. in 2004. Shortly thereafter, Mr. Young founded a Retail Energy Provider in 2005 under the name Young Energy, LLC, which provides electricity and natural gas services to residential and commercial customers in Texas and where Mr. Young currently serves as a senior advisor and board member. Most recently, in 2010, Mr. Young founded Assist Wireless, a wireless communication company providing prepaid cellular voice and data as well as government subsidized lifeline services to over 130,000 customers across four states. He currently serves as CEO of Assist Wireless. The board of directors believes that Mr. Young’s experience founding and operating technology-based companies provides him with an intimate knowledge of our day-to-day operations, business and competitive environment, as well as our opportunities, challenges and risks.

51

There are no family relationships between any of the executive officers and directors.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, significant employees or control persons has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Corporate Governance

Our board of directors has not established any committees, including an audit committee, a compensation committee or a nominating committee, or any committee performing a similar function. The functions of those committees are being undertaken by our board. Because we do not have any independent directors, our board believes that the establishment of committees of our board would not provide any benefits to our company and could be considered more form than substance.

We are not currently listed on any national securities exchange or quoted on an inter-dealer quotation system that has a requirement that certain of the members of our board of directors be independent. In evaluating the independence of its members and the composition of its planned committees, the board of directors utilizes the definition of “independence” developed by the Nasdaq Stock Market and in SEC rules, including the rules relating to the independence standards of audit committee members and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act. The board of directors has determined that none of its current members is independent.

We do not have a policy regarding the consideration of any director candidates that may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our officers and directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our officers and directors have not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our board of directors.

Given our relative size and lack of directors’ and officers’ insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all current members of our board will participate in the consideration of director nominees.

As with most small, early stage companies until such time as we further develop our business, achieve a stronger revenue base and have sufficient working capital to purchase directors’ and officers’ insurance, we do not have any immediate prospects to attract independent directors. When we are able to expand our board to include one or more independent directors, we intend to establish an audit committee of our board of directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our board of directors include “independent” directors, nor are we required to establish or maintain an audit committee or other committee of our board.

Code of Ethics

We expect that we will adopt a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Once adopted, we will make the code of business conduct and ethics available on our website at www.chronorganization.com. We intend to post any amendments to the code, or any waivers of its requirements, on our website.

Board Structure

Our Board has not chosen to separate the positions of Chief Executive Officer and Chairman of the Board in recognition of the fact that our operations are sufficiently limited that such separation would not serve any useful purpose.

52

Role of Board in Risk Oversight Process

Management is responsible for the day-to-day management of risk and for identifying our risk exposures and communicating such exposures to our board. Our board is responsible for designing, implementing and overseeing our risk management processes. The board does not have a standing risk management committee, but administers this function directly through the board as a whole. The whole board considers strategic risks and opportunities and receives reports from its officers regarding risk oversight in their areas of responsibility as necessary. We believe our board’s leadership structure facilitates the division of risk management oversight responsibilities and enhances the board’s efficiency in fulfilling its oversight function with respect to different areas of our business risks and our risk mitigation practices.

Communications with the Board of Directors

Stockholders with questions about the Company are encouraged to contact the Company by sending communications to the attention of the Chief Executive Officer at 15505 Long Vista Drive, Suite 250, Austin, Texas 78728. If stockholders feel that their questions have not been sufficiently addressed through communications with the Chief Executive Officer, they may communicate with the Board of Directors by sending their communications to the Board of Directors, c/o the Chief Executive Officer at the same address.

Director Compensation

Historically, our non-employee directors have not received compensation for their service outside the compensation set forth in the Summary Compensation Table below, but we may compensate our directors for their service in the future. We reimburse our non-employee directors for reasonable travel expenses incurred in attending board and committee meetings. We also intend to allow our non-employee directors to participate in any equity compensation plans that we adopt in the future.

EXECUTIVE COMPENSATION

As a smaller reporting company, we are required to disclose the executive compensation of our named executive officers, which consist of the following individuals, for the fiscal years ended December 31, 2016 and 2015, respectively:

●	any individual serving as our principal executive officer or acting in a similar capacity during such fiscal years,
●	the two other most highly compensated executive officers of the Company serving as executive officers at the end of the most recently completed fiscal year, and
●	any additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of the most recently completed fiscal year.

2016 Summary Compensation Table

The following table discloses compensation paid or to be paid to our named executive officers for the fiscal years ended December 31, 2016 and 2015, respectively.

Name and Principal Position	Fiscal Year Ended	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Alejandro Rodriguez (1)	12/31/2016	180,000	-	-	-	-	180,000
	12/31/2015	-	-	-	-	-	-
Byron T. Young (2)	12/31/2016	102,000	-	-	-	-	102,000
	12/31/2015	-	-	-	-	-	-

(1)	Mr. Rodriguez was appointed as a Director and our President on November 23, 2015 and as our Chief Executive Officer on February 4, 2016 in addition to the offices he previously held.

(2)	Mr. Young was appointed as Chairman of the Board, Chief Executive Officer, Secretary and Treasurer of the Company on November 18, 2015 and on February 4, 2016 relinquished his role as Chief Executive Officer upon the appointment of Mr. Rodriguez to such position.

53

Executive Employment Agreements

The Company has an oral agreement with Mr. Rodriguez pursuant to which he receives a salary of $180,000 per year for his services as our President, Chief Executive Officer and Chief Financial Officer. During the twelve months ended December 31, 2016, Mr. Rodriguez was paid $160,000 and has accrued the balance of $20,000.

Mr. Young currently receives $102,000 per year as compensation for his services as Chairman of the Board. Mr. Young has not been paid and has accrued the balance.

Neither of Messrs. Rodriguez or Young received a salary or any other compensation for the year ended December 31, 2015.

Historically, our directors that are employees of the Company have not received compensation for their service as directors. The Company may adopt a policy to compensate independent members of our board in the future.

Outstanding Equity Awards at Fiscal Year End

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our Common Stock and Class B Common Stock as of October 26, 2017, by:

●	Each of our named executive officers and directors,
●	All executive officers and directors as a group, and
●	Each person known by us to be the beneficial owner of more than 5% of our outstanding capital stock.

Unless otherwise noted below, the address for each beneficial owner listed on the table is c/o Zenergy Brands, Inc., 5851 Legacy Circle, Suite 600, Plano, TX 75024. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of capital stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of Common Stock subject to options or issuable upon conversion of preferred stock held by that person that are currently exercisable or exercisable within 60 days of October 26, 2017. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Class A Common Stock Beneficial Ownership	Percent of Class(1)	Class B Common Stock Beneficial Ownership	Percent of Class(2)
Named Executive Officers and Directors:

Byron T. Young(3)	237,152,650	23.1%	5,000,000	50.0%
Alex Rodriguez(4)	140,000,000	15.1%	5,000,000	50.0%
				-
All executive officers and directors as a group (two people)	377,152,650	36.8%	10,000,000	100.0%

Other 5% Stockholders:
United My Funds, LLC(5)	89,000,000	9.6%	-	-

*	Less than 1%.

54

(1)	Calculated on the basis of 929,043,334 issued and outstanding shares of Class A common stock as of October 26, 2017. Share amount excludes shares which Mr. Young has a right to acquire. See Note 3 below. Holders of our Class A common stock are entitled to one vote per share.
(2)	Calculated on the basis of 10,000,000 issued and outstanding shares of Class B common stock as of October 26, 2017. Holders of our Class B common stock are entitled to 200 votes per share.
(3)	Shares consist of 141,809,650 shares owned, 64,333,333 shares issuable upon conversion of promissory notes and 32,166,667 issuable upon exercise of warrants. Calculation of percent are based upon 1,025,543,334 shares which include the convertible and warrant shares. Shares are owned by various partnerships, retirement accounts and personal account of Mr. Young who beneficial owns such shares. Mr. Young’s address is 4200 South Freeway, #408, Ft. Worth, TX 76115.
(4)	Shares are owned by NAUP Investments, LLC, which is an entity owned or controlled by Mr. Rodriguez who is deemed the beneficial owner of such shares. NAUP Investments, LLC’s address is 1861 Brown Blvd., Ste. 217-703, Arlington, TX 76006.
(5)	United My Funds, LLC is an entity owned or controlled by James Yoo. Its address is 2600 Royal Lane #215, Dallas, TX 75229.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth securities authorized for issuance under any equity compensation plans approved by our stockholders as well as any equity compensation plans not approved by our stockholders as of December 31, 2016.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plans approved by our stockholders	—	—	—
Plans not approved by stockholders	—	—	—

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Stock Purchases

On February 1, 2016, the Company entered into a Stock Purchase Agreement with Mr. Alex Rodriguez, its President, Chief Executive Officer, Chief Financial Officer and director pursuant to which Mr. Rodriguez purchased 2,000,000 of the Company’s shares of the Company’s Class B Common Stock in exchange for $6,000. On February 1, 2016, the Company also entered into a Stock Purchase Agreement with Mr. Byron Young, its Chairman, pursuant to which Mr. Young purchased 2,000,000 of the Company’s shares of Class B Common Stock in exchange for $6,000.

On June 30, 2016, the Company entered into a Stock Purchase Agreement with Mr. Rodriguez pursuant to which Mr. Rodriguez purchased 3,000,000 shares of the Company’s Class B Common Stock for $9,000. On June 30, 2016, the Company also entered into a Stock Purchase Agreement with Mr. Young pursuant to which he purchased 3,000,000 shares of the Class B Common Stock for $9,000.

On July 1, 2016, the Company exchanged 165,000,000 shares of the Company’s unregistered shares of Common Stock for 100% of the outstanding Common Stock of Chron Energy, Inc. (“CEI”), a Nevada corporation to related parties in which Alex Rodriguez had a 50% beneficial interest.

55

Loan from Chairman

On November 20, 2015, the Company issued a convertible secured promissory note in the amount of up to $200,000 of which $193,000 in loan advances have been made by Mr. Young to the Company. Interest on the amount outstanding under the note accrues at an annual rate equal to the lesser of 2.0% or the highest lawful rate, as defined in the note. The outstanding principal amount and all accrued and unpaid interest shall be due and payable on December 31, 2016. Through an amendment to the note, the due date has been extended to April 1, 2017.

The note may be prepaid in whole or in part without premium or penalty to the extent that Mr. Young has not exercised his conversion rights.

Upon an event of default, Mr. Young may declare all amounts due under the note due and payable without the need to give notice or demand. Events of default under the note include the failure to pay any amount due under the note and a failure to remedy the nonpayment within five calendar days and the bankruptcy, liquidation, reorganization, dissolution, winding up or other similar event of the Company. From and after the occurrence of an event of default, amounts due under the note shall bear interest at a rate per annum equal to the lesser of 18% or the highest lawful rate, payable on demand.

Mr. Young has the option at any time and from time to time to convert all or a portion of the outstanding principal amount and accrued interest under the note into shares of the Company’s Common Stock at a conversion price of $0.003, subject to adjustment in the event of any stock dividend, stock split, combination and reclassification of our Common Stock.

The note may be transferred upon prior written notice to the Company to ensure compliance with applicable federal and state securities laws.

In further consideration for the $200,000 loan to the Company, the Company issued Mr. Young a warrant to purchase 32,166,667 shares of its Common Stock that may be exercised in whole or in part at any time and from time to time until the last calendar day of the month in which the fifth anniversary of the issuance date occurs.

The exercise price of the warrant is the greater of (i) $0.05 or (ii) 200% of the conversion price per share of Common Stock as defined in the convertible promissory note. If the market price of one share of Common Stock is greater than the exercise price, Mr. Young may elect a cashless exercise pursuant to the terms set forth in the warrant.

The exercise price and the number of shares of Common Stock purchasable upon the exercise of the warrant are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our Common Stock, as well as the issuance of options or other rights to purchase Common Stock at a price less than the exercise price of the warrant.

Subject to applicable laws, the warrant may be transferred at Mr. Young’s option in compliance with applicable federal and state securities laws.

Policy Regarding Transactions with Related Persons

We do not have a formal, written policy for the review, approval or ratification of transactions between us and any director or executive officer, nominee for director, 5% stockholder or member of the immediate family of any such person that are required to be disclosed under Item 404(a) of Regulation S-K. However, our policy is that any activities, investments or associations of a director or officer that create, or would appear to create, a conflict between the personal interests of such person and our interests must be assessed by our Chief Executive Officer and must be at arms’ length.

Director Independence

The Board currently does not have any independent directors or separately designated standing committees.

56

MARKET PRICE FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is currently quoted on the OTCQB tier of the OTC Markets Group under the symbol “ZNGY”. The OTC Market is a computer network that provides information on current “bids” and “asks,” as well as volume information.

The following table sets forth the range of high and low closing bid quotations for our Common Stock for each of the periods indicated as reported by the OTC Markets. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

2015	Low	High
Quarter Ended March 31, 2015	$0.0005	$0.0026
Quarter Ended June 30, 2015	0.0005	0.0013
Quarter Ended September 30, 2015	0.0004	0.0007
Quarter Ended December 31, 2015	0.0001	0.0038
2016
Quarter Ended March 31, 2016	$0.0020	$0.0391
Quarter Ended June 30, 2016	0.0248	0.0550
Quarter Ended September 30, 2016	0.0201	0.0403
Quarter Ended December 31, 2016	0.0225	0.0300
2017
Quarter Ended March 31, 2017	$0.0230	$0.0400
Quarter Ended June 30, 2017	$0.0280	$0.0310
Quarter Ended September 30, 2017	$0.0201	$0.0220

On November 6, 2017, the closing price for our Common Stock on the OTCQB was $0.0145 per share.

Holders of Common Stock

As of October 26, 2017, 929,043,334 shares of our Common Stock were issued and outstanding and held by approximately 102 holders of record. As of this same date, 10,000,000 shares of our Class B common stock were issued and outstanding and held by two holders of record. We have not issued any shares of Preferred Stock.

The following table sets forth the number of shares of Common Stock subject to outstanding warrants and underlying convertible promissory notes.

	September 30, 2017	December 31, 2016	December 31, 2015
Convertible promissory notes	194,633,333	25,000,000	20,000,000
Related party convertible promissory notes	58,333,333	64,333,333	43,666,667
Related party warrants	32,166,667	32,166,667	21,833,333
Warrants	19,161,000	10,000,000	—
Dilutive shares outstanding	303,961,000	131,500,000	85,500,000

Dividends

We have never declared or paid dividends on our Common Stock. Moreover, we currently intend to retain any future earnings for use in our business and, therefore, do not anticipate paying any dividends on our Common Stock in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance.

Penny Stock Regulations

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our Common Stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

57

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the penny stock rules may restrict the ability of broker-dealers to sell our Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

SELLING STOCKHOLDERS

This prospectus relates to the possible resale from time to time by the Selling Stockholders named in the table below of any or all of the shares of Common Stock that has been or may be issued by us to the Selling Stockholders, including shares issuable to Bellridge under the Equity Line and shares issuable to Greentree, L&H, 2 Plus 2, Auctus and Morningview upon conversion of the Greentree Note, the L&H Note, the 2 Plus 2 Note, the Auctus Note and the Morningview Note, respectively. For additional information regarding the transactions relating to the issuance of Common Stock covered by this prospectus, see “Management’s Discussion and Analysis of Results of Operation and Financial Condition – Liquidity and Capital Resources – Arrangements with Selling Stockholders” above.

The table below presents information regarding the Selling Stockholders and the shares of Common Stock that they may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholders, and reflects holdings as of October 26, 2017. As used in this prospectus, the term “Selling Stockholders” includes the Selling Stockholders, and any donees, pledgees, transferees, or other successors-in-interest selling shares received after the date of this prospectus from a Selling Stockholder as a gift, pledge, or other non-sale related transfer. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of Common Stock that the Selling Stockholders may offer under this prospectus. The Selling Stockholders may sell some, all or none of its shares offered by this prospectus. We do not know how long the Selling Stockholders will hold the shares before selling them, and we currently have no agreements, arrangements, or understandings with the Selling Stockholders regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of Common Stock with respect to which the Selling Stockholders has voting and investment power. With respect to the Equity Line with the Selling Stockholders, because the purchase price of the shares of Common Stock issuable under the Bellridge Securities Purchase Agreement is determined on each settlement date, the number of shares that may actually be sold by us under the Bellridge Securities Purchase Agreement may be fewer than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus.

	Number of Shares of Common Stock Owned Prior to Offering				Maximum Number of Shares of Common Stock to be Offered	Number of Shares of Common Stock Owned after Offering
Name of Selling Stockholder	Number		Percent		this Prospectus	Number (1)		Percent
Bellridge Capital, LP (2)	5,756,579	(3)	*	%	155,756,579	-	(3)	-%
Greentree Financial Group, Inc. (4)	35,511,364	(5)(6)	*		12,413,793	-	(5)	-
L&H, Inc. (7)	1,736,111	(6)(7)(8)	*		1,666,667	69,444	(8)	-
2 Plus 2, LLC (9)	1,736,111	(6)(7)(10)	*		1,666,667	69,444	(10)	-
Auctus Fund, LLC (11)	13,888,889	(6)(7)(12)	1.5%		20,000,000	-	(12)	-
Morningview Financial, LLC (13)	7,291,667	(6)(7)(14)	*	%	20,000,000	-	(6)(7)(14)	-
Crown Bridge Partners, LLC(15)	920,000	(16)	*		920,000	-		-
Total	36,537,690		3.9%		212,423,706

* Represents beneficial ownership of less than 1% of the outstanding shares of our Common Stock.

58

(1) Assumes the sale of all shares being offered pursuant to this Prospectus.

(2) Bellridge’s principal business is that of a private investment firm. We have been advised that Bellridge is not a member of FINRA, or an independent broker-dealer, and that neither Bellridge nor any of its affiliates is an affiliate or an associated person of any FINRA member or independent broker-dealer. We have been further advised that Robert Limov and Ryan Sharp together share the voting and dispositive powers with respect to the shares of Common Stock being registered for sale by Bellridge.

(3) Represents 5,756,579 shares of common stock issued as a commitment fee under the Equity Line. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the Offering all of the shares that Bellridge may be required to purchase under the Equity Line because the issuance of such shares is solely at our discretion and is subject to certain conditions, the satisfaction of all of which are outside of Bellridge’s control, including, but not limited to, the Registration Statement of which this Prospectus is a part becoming and remaining effective. Furthermore, the maximum dollar value of each Put of common stock to Bellridge under the Equity Line is subject to certain agreed upon threshold limitations set forth therein. Also, under the terms of the Equity Line, we may not issue shares of our common stock to the Selling Stockholder to the extent that the Selling Stockholder or any of its affiliates would, at any time, beneficially own more than 9.99% of our outstanding common stock.

(4) Greentree’s principal business is that of a private investment firm. We have been advised that Greentree is not a member of FINRA, or an independent broker-dealer, and that neither Greentree nor any of its affiliates is an affiliate or an associated person of any FINRA member or independent broker-dealer. We have been further advised that R. Chris Cottone, Michael Bongiovanni and Weixuan Luo together share the voting and dispositive powers with respect to the shares of Common Stock being registered for sale by Greentree.

(5) Represents 5,208,333 shares of Common Stock issuable upon conversion of the Greentree Note and 30,303,030 upon conversion of the Second Greentree Note, both of which will be immediately convertible upon issuance. This number excludes an indeterminable number of additional shares of Common Stock that may be issued to Greentree either as payment of interest on the Greentree Note or in redemption of the Greentree Note, in accordance with the terms of such note.

(6) Assumes shares owned directly after conversion of the Outstanding Selling Stockholder Notes or reflects shares underlying unconverted Outstanding Selling Stockholder Notes, or both.

(7) L&H’s principal business is that of a private investment firm. We have been advised that L&H is not a member of FINRA, or an independent broker-dealer, and that neither L&H nor any of its affiliates is an affiliate or an associated person of any FINRA member or independent broker-dealer. We have been further advised that Linwen Huang and Xijing Luo together share the voting and dispositive powers with respect to the shares of Common Stock being registered for sale by L&H.

(8) Represents 1,736,111 shares of Common Stock issuable upon conversion of the L&H Note, which L&H Note is immediately convertible. This number excludes an indeterminable number of additional shares of Common Stock that may be issued to L&H either as payment of interest on the L&H Note or in redemption of the L&H Note, in accordance with the terms of such note.

(9) 2 Plus 2’s principal business is that of a private investment firm. We have been advised that 2 Plus 2 is not a member of FINRA, or an independent broker-dealer, and that neither 2 Plus 2 nor any of its affiliates is an affiliate or an associated person of any FINRA member or independent broker-dealer. We have been further advised that L&H and Ke Li together share the voting and dispositive powers with respect to the shares of Common Stock being registered for sale by 2 Plus 2.

(10) Represents1, 736,111 shares of Common Stock issuable upon conversion of the 2 Plus 2 Note, which 2 Plus 2 Note is immediately convertible. This number excludes an indeterminable number of additional shares of Common Stock that may be issued to 2 Plus 2 either as payment of interest on the 2 Plus 2 Note or in redemption of the 2 Plus 2 Note, in accordance with the terms of such note.

(11) Auctus’ principal business is that of a private investment firm. We have been advised that Auctus is not a member of FINRA, or an independent broker-dealer, and that neither Auctus nor any of its affiliates is an affiliate or an associated person of any FINRA member or independent broker-dealer. We have been further advised that Alfred Sollami and Louis Posner are the controlling persons of Auctus and Auctus has the voting and dispositive powers with respect to the shares of Common Stock being registered for sale by Auctus.

59

(12) Represents 13,888,889 shares of Common Stock issuable upon conversion of the Auctus Note, which Auctus Note is immediately convertible. This number excludes an indeterminable number of additional shares of Common Stock that may be issued to Auctus either as payment of interest on the Auctus Note or in redemption of the Auctus Note, in accordance with the terms of such note.

(13) Morningview’s principal business is that of a private investment firm. We have been advised that Morningview is not a member of FINRA, or an independent broker-dealer, and that neither Morningview nor any of its affiliates is an affiliate or an associated person of any FINRA member or independent broker-dealer. We have been further advised that Max Riccio has sole voting and dispositive powers with respect to the shares of Common Stock being registered for sale by Morningview.

(14) Represents 7,291,667 shares of Common Stock issuable upon conversion of the Morningview Note, which Morningview Note is immediately convertible. This number excludes an indeterminable number of additional shares of Common Stock that may be issued to Morningview either as payment of interest on the Morningview Note or in redemption of the Morningview Note, in accordance with the terms of such note.

(15) Crown Bridge’s principal business is that of a private investment firm. We have been advised that Crown Bridge is not a member of FINRA, or an independent broker-dealer, and that neither Crown Bridge nor any of its affiliates is an affiliate or an associated person of any FINRA member or independent broker-dealer. We have been further advised that Seth Ahdoot has the sole voting and dispositive powers with respect to the shares of Common Stock being registered for sale by Crown Bridge.

(16) Represents 920,000 shares of Common Stock issuable upon exercise of the Crown Bridge Warrants, which are immediately exercisable.

PLAN OF DISTRIBUTION

The Selling Stockholders, including any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby which were acquired under the Equity Line on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at market prices prevailing at the time of sale, prices related to prevailing market prices, fixed prices or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	exchange distributions in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlements of short sales;
●	transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
●	writings or settlements of options or other hedging transactions, whether through an options exchange or otherwise;
●	combinations of any such methods of sale; or
●	any other methods permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

60

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the Selling Stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholders.

We have agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) the sale of all of the securities pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the Common Stock by the Selling Stockholder or any other person. We will make copies of this Prospectus available to the Selling Stockholder and have informed it of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SECURITIES TO BE REGISTERED

The following description of our capital stock is based upon our amended and restated articles of incorporation, as amended, our amended and restated bylaws and applicable provisions of law, in each case as currently in effect. This discussion does not purport to be complete and is qualified in its entirety by reference to our amended and restated articles of incorporation, as amended, and our amended and restated bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

The Company’s Amended and Restated Articles of Incorporation, as amended, authorize 1,750,000,000 shares for issuance, each with a par value of $0.001 per share, as follows: 1,700,000,000 shares of Class A Common Stock, 10,000,000 shares of Class B common stock and 40,000,000 shares of Preferred Stock, of which 2,000,000 shares are designated as Series A Preferred Stock. As of the date of this prospectus, 893,807,571 shares of our Class A Common Stock, 10,000,000 shares of our Class B common stock, and 500,000 shares of our Series A Preferred Stock were issued and outstanding.

Common Stock

General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and privileges of the holders of the Series A Preferred Stock.

Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings) and the holders of the Class B Common Stock are entitled to 200 votes for each share of Class B Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). Unless required by law, there shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Series A Preferred Stock that may be authorized by the Board) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote. Further, holders of the Common Stock shall have no right to vote on the designations, preferences, limitations and relative or other rights of the Series A Preferred Stock or any series thereof (collectively, the “Preferences”), or on any amendment, alteration or repeal of the Preferences or the Series A Preferred Stock, at any time, whether before or after the issuance thereof.

61

Series A Preferred Stock

Dividends. The holders of Series A Preferred Stock shall not be entitled to receive dividends paid on the Common Stock.

Liquidation Preference. The holders of Series A Preferred Stock shall not be entitled to any liquidation preference.

Voting. Except as otherwise expressly set forth in the certificate of designations or as required by law, the holders of the Series A Preferred Stock shall not entitle the holders thereof to vote on any matter submitted for shareholder action, and the consent of the holders thereof shall not be required for the taking of any corporate action.

Conversion. The holders of the shares of Series A Preferred Stock shall have the right to convert the Series A Preferred Stock into Common Stock at the rate of 10 common shares for each preferred share (10-1 conversion rate) (the “Conversion Right”). The holder of the Series A Preferred Stock shall be entitled to exercise the Conversion Right one year from purchase date of the Series A Preferred Stock.

Redemption Rights; Redemption. To the extent not prohibited by law, all or a portion of the then-outstanding shares of Series A Preferred Stock may be redeemed by us for a period of one year from the date of issuance at an amount equal to 130% of the original issue price.

Registration Rights

In accordance with the Bellridge Registration Rights Agreement, the Greentree Registration Rights Agreement, the L&H Registration Rights Agreement, the 2 Plus 2 Registration Rights Agreement, the Auctus Registration Rights Agreement and the Morningview Registration Rights Agreement, Bellridge, Greentree, L&H, 2 Plus 2, Auctus and Morningview, respectively, are entitled to certain rights with respect to the registration of the shares of Common Stock issuable upon conversion of the Company’s convertible promissory notes issued to Bellridge, Greentree, L&H , 2 Plus 2 , Auctus and the Morningview SPA, respectively (the “Selling Stockholder Registrable Securities”).

We are obligated to file a registration statement with respect to the Selling Stockholder Registrable Securities. Upon becoming effective, such registration statement shall remain effective at all times until the earliest of (i) the date that the Selling Stockholders may sell all of the Selling Stockholder Registrable Securities required to be covered by such registration statement without restriction pursuant to Rule 144 and without the need for current public information as required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (ii) the date the Selling Stockholders no longer own any of the Selling Stockholder Registrable Securities. We must also take such action as is necessary to register and/or qualify the Selling Stockholder Registrable Securities under such other securities or blue-sky laws of all applicable jurisdictions in the United States.

We will pay all reasonable expenses incurred in connection with the registrations described above. However, we will not be responsible for any broker or similar concessions or any legal fees or other costs of the Selling Stockholders.

Anti-Takeover Effects of Various Provisions of Nevada Law and Our Amended and Restated Articles of Incorporation

Provisions of the Nevada Revised Statutes (“NRS”) and our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, would be expected to discourage certain types of coercive takeover practices and takeover bids our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us will outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

62

Blank Check Preferred Stock

Our Amended and Restated Articles of Incorporation provide for the authority to issue up to 40,000,000 shares of “blank check” Preferred Stock, of which 2,000,000 have been designated as Series A Preferred Stock as described above. The balance of the Preferred Stock, which if issued, could make it more difficult and could discourage a third party from acquiring us.

Prohibition on Cumulative Voting

Our Amended and Restated Articles of Incorporation prohibit cumulative voting in the election of directors.

Removal of Directors

Our Amended and Restated Bylaws provide that a director may only be removed from office for cause by a vote of the majority of shares entitled to vote at a meeting of the shareholders held for the purpose of removing a director.

Authorized but Unissued Shares

Our authorized but unissued shares of Common Stock and Preferred Stock are available for future issuance without shareholder approval. The existence of authorized but unissued shares of Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Interested Stockholder Statute

We are subject to Nevada’s Combination with Interested Stockholders Statute (NRS Law Sections 78.411 and 78.444) which prohibits an “interested stockholder” from entering into a “combination” with the Company, unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10% or more of the Company’s capital stock entitled to vote.

Limitations on Liability and Indemnification of Officers and Directors

NRS limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our Amended and Restated Articles of Incorporation include provisions that require the Company to indemnify, to the fullest extent allowable under the NRS, our directors or officers against monetary damages for actions taken as a director or officer of our company, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our Amended and Restated Articles of Incorporation also provide that we must indemnify and advance reasonable expenses to our directors and officers, subject to our receipt of an undertaking from the indemnified party as may be required under the NRS. We are also expressly authorized to carry directors’ and officers’ insurance to protect our company, our directors, officers and certain employees for some liabilities.

The limitation of liability and indemnification provisions under the NRS and in our Amended and Restated Articles of Incorporation, as amended, may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws.

Dividends

Historically, we have not paid any cash dividends on our Common Stock. Payment of future dividends on our Common Stock, if any, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that our board of directors may deem relevant. We may determine to retain future earnings, if any, for reinvestment in the development and expansion of our business.

63

SHARES ELIGIBLE FOR FUTURE SALE

We cannot predict the effect, if any, that market sales of shares of our Common Stock or the availability of shares of our Common Stock for sale will have on the market price of our Common Stock prevailing from time to time. Future sales of our Common Stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. The availability for sale of a substantial number of shares of our Common Stock acquired through the exercise of outstanding warrants could materially adversely affect the market price of our Common Stock. In addition, sales of our Common Stock in the public market after the restrictions lapse as described below, or the perception that those sales may occur, could cause the prevailing market price to decrease or to be lower than it might be in the absence of those sales or perceptions.

Sale of Restricted Shares

As of October 26, 2017, there were 929,043,334 shares of Common Stock outstanding. The 212,423,706 shares of Common Stock being offered by this prospectus will be freely tradable, other than by any of our “affiliates,” as defined in Rule 144(a) under the Securities Act, without restriction or registration under the Securities Act.

Rule 144

In general, under Rule 144, as currently in effect, a person (or persons whose shares are required to be aggregated), including a person who may be deemed an “affiliate” of a company, who has beneficially owned restricted securities for at least six months may sell, within any three-month period, a number of shares that does not exceed the greater of: (1) 1% of the then-outstanding shares of Common Stock, or (2) if and when the Common Stock is listed on a national securities exchange, the average weekly trading volume of the Common Stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice, and availability of current public information about our company. A person who is not deemed to have been an affiliate of us at any time during the 90 days preceding a sale by such person, and who has beneficially owned the restricted shares for at least one year, is entitled to sell such shares under Rule 144 without regard to any of the restrictions described above.

We cannot estimate the number of shares of our Common Stock that our existing stockholders will elect to sell under Rule 144.

Transfer Agent

The transfer agent for our Common Stock is Securities Transfer Corporation, located at 2901 N. Dallas Parkway, Suite 380, Plano, Texas 75093. Securities Transfer Corporation’s telephone number is (469) 633-0101.

LEGAL MATTERS

The validity of the securities offered by this prospectus was passed upon for us by Legal & Compliance, LLC, 330 Clematis Street, Suite 217, West Palm Beach, Florida 33401.

EXPERTS

Our consolidated balance sheets as of December 31, 2016 and 2015 and the related consolidated statement of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2016 and 2015 included in this prospectus have been audited by Montgomery Coscia Greilich LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

64

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form S-1 under the Securities Act for the securities offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

The registration statement on Form S-1, of which this prospectus forms a part, including exhibits, is available at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with, or furnish to, the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call (202) 551-8090 for further information on the operations of the public reference facilities.

All documents subsequently filed by the registrant pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act prior to the termination of the offering that is the subject of this prospectus shall be deemed to be incorporated by reference into this prospectus.

65

INDEX TO FINANCIAL STATEMENTS

ZENERGY BRANDS, INC.

F-1

THE CHRON ORGANIZATION, INC.

BALANCE SHEETS

	September 30, 2017	December 31, 2016
	(unaudited)	(audited)
ASSETS
Current Assets
Cash and cash equivalents	$30,424	$51,711
Other assets	15,360	-
Inventory	50,608	-
Prepaid expenses	50,824	40,749
Total current assets	147,216	92,460

Fixed Assets
Software	159,456	66,710
Less: Amortization	(7,031)	-
Total fixed assets	152,425	66,710
Total assets	$299,641	$159,170

LIABILITIES & SHAREHOLDERS’ DEFICIT
Liabilities
Current Liabilities
Accounts payable	$312,759	$111,207
Accrued interest	84,375	20,382
Accrued payroll	336,486	212,000
Other current liabilities	33,682	15,005
Subscription liabilities	20,000	75,000
Related party convertible promissory note, net	174,000	188,342
Notes Payable	36,807	-
Convertible promissory notes, net	711,970	-
Total current liabilities	1,710,079	621,936
Long-term Liabilities
Convertible promissory note, net	-	233,836
Total long-term liabilities	-	233,836
Total Liabilities	1,710,079	855,772

Minority interest in subsidiary	-	-

Mezzanine Equity
Beneficial conversion feature	1,027,253	413,231
Warrants	141,304	80,892
Total Mezzanine equity	1,168,557	494,123

Shareholders’ deficit
Class A Common stock par value $.001, 1,450,000,000 shares authorized, 925,710,002, and 853,262,525 issued and outstanding, respectively	925,710	853,262
Class B Common stock par value $.001, 10,000,000 shares authorized, 10,000,000 issued and outstanding	10,000	10,000
Preferred stock series A par value $.001, 2,000,000 shares authorized, 500,000 and 0, respectively issued and outstanding	500	-
Preferred stock par value $.001, 38,000.000 shares authorized, none issued	-	-
Additional paid-in capital	978,107	274,903
Accumulated deficit	(4,493,312)	(2,328,890)
Total shareholders’ deficit	(2,578,995)	(1,190,725)
TOTAL LIABILITIES & SHAREHOLDERS’ DEFICIT	$299,641	$159,170

The accompanying notes are an integral part of these consolidated financial statements.

F-2

THE CHRON ORGANIZATION, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenue	$13,460	$565	$23,585	$565
Cost of goods sold	3,450	-	25,570	-
Gross profit (loss)	10,010	565	(1,985)	565
Operating expenses
Selling, general and administrative expenses	641,343	437,567	1,790,696	956,250
Total Operating Expense	641,343	437,567	1,790,696	956,250
Operating loss	(631,333)	(437,002)	(1,792,681)	(955,685)
Other expense
Amortization expense	(4,041)	-	(7,031)	-
Interest expense	(197,095)	(88,725)	(364,710)	(149,110)
Loss from other expense	(201,136)	(525,727)	(371,741)	(1,104,795)

Net loss	$(832,469)	$(525,727)	$(2,164,422)	$(1,104,795)

Weighted average shares outstanding - basic	898,540,985	831,358,953	875,360,417	672,490,784

Weighted average shares outstanding - diluted	1,202,501,985	911,192,286	1,179,321,417	914,657,450

The accompanying notes are an integral part of these consolidated financial statements.

F-3

THE CHRON ORGANIZATION, INC.

CONSOLIDATED STATEMENTS OF CHANGE IN SHAREHOLDERS’ DEFICIT

	Class A Common Stock		Class B Common Stock		Series A Preferred Stock		Accumulated	Additional Paid-in
	Shares	Amount	Shares	Amount	Shares	Amount	Deficit	Capital	Total

December 31, 2015 (audited)	540,552,127	$540,552	-	$-	-	$-	$(557,152)	$(309,121)	$(325,721)

Net Loss	-	-	-	-	-	-	(1,771,738)	-	(1,771,738)

Common stock issued for service	2,368,300	2,368	-	-	-	-	-	40,132	42,500

Conversion of notes payable	27,588,888	27,589	-	-	-	-	-	149,411	177,000

Stock issued	282,753,210	282,753	10,000,000	10,000	-	-	-	394,481	687,234

December 31, 2016 (audited)	853,262,525	$853,262	10,000,000	$10,000	-	$-	$(2,328,890)	$274,903	$(1,190,725)

Net Loss	-	-	-	-	-	-	(2,164,422)	-	(2,164,422)

Stock issued	69,447,477	69,448	-	-	500,000	500	-	616,204	686,152

Compensation paid in stock	3,000,000	3,000						87,000	90,000

September 30, 2017 (unaudited)	925,710,002	$925,710	10,000,000	$10,000	500,000	$500	$(4,493,312)	$978,107	$(2,578,995)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

THE CHRON ORGANIZATION INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	September 30, 2017	September 30, 2016
	(unaudited)	(unaudited)

OPERATING ACTIVITIES
Net Loss	$(2,164,422)	$(1,104,795)
Adjustments to reconcile net loss to net
Cash used in operating activities
Amortization of debt discount	262,736	143,295
Amortization of software	7,031	-
Changes in operating assets and liabilities
Accounts receivable and other current assets	(15,360)	-
Prepaid expenses	(10,074)	(64,351)
Inventory	(50,608)	-
Accounts payable and other current liabilities	215,228	128,602
Accrued interest	63,993	(1,808)
Accrued payroll	124,486	-
Compensation paid in stock	107,400	42,500
Net cash used in provided in operating activities	(1,459,590)	(856,557)

INVESTING ACTIVITIES
Software	(92,746)	(18,500)
Net cash used in investing activities	(92,746)	(18,500)

FINANCING ACTIVITIES
Proceeds from issuance of preferred stock	125,000	-
Proceeds from issuance of common stock	429,050	687,234
Proceeds from issuance of stock in subsidiary	20,000	-
Proceeds from notes payable	40,000	-
Proceeds from convertible promissory notes	963,000	300,000
Pay down of convertible promissory notes	(46,000)	-
Proceeds from related party convertible promissory notes and warrants	-	62,000
Net cash provided by financing activities	1,531,050	1,049,234

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD	$51,710	$-
CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD	$30,424	$174,177

Supplemental disclosure of non-cash transactions
Conversion of notes payable to common stock	$-	$122,500

Cash paid for interest expense	$2,130	$589

The accompanying notes are an integral part of these consolidated financial statements.

F-5

THE CHRON ORGANIZATION, INC.

NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017

1. Organization – Nature of Operations

The Chron Organization, Inc. (the “Company” or “CHRO”) was incorporated under the laws of the State of Nevada on July 28, 1999. On March 24, 2016 FINRA (Financial Industry Regulatory Authority, Inc.) approved the name and CUSIP change from USA Restaurant Funding, Inc. to The Chron Organization, Inc. (OTCQB: CHRO). The Company amended its Articles of Incorporation to change its name to “The Chron Organization, Inc.”, to reflect the change in direction of the Company’s business to smart home technologies and the next generation in energy utility services.

During the twelve months ended December 31, 2016 the Company formed a wholly owned subsidiary, Zen Technologies, Inc. The business platform is a combined by the offering of energy services and smart controls. The business model is based upon the belief that these two aspects, combined with an increasing commercial demand for more sustainable business practices will continue to be burgeoning trends. The Company offers a unique value proposition to commercial, industrial, and municipal customers whereby the offer is a means to reduce utility expenses through energy-efficient and smart control products and services. In addition to these services the Company will also provide electricity needs to its customer base through its retail electricity provider subsidiary.

2. Summary of Significant Accounting Policies

Principals of Consolidation – The accompanying consolidated financial statements include the accounts of The Chron Organization, Inc. and its wholly owned subsidiaries Zen Technologies, Inc. and Zen Energy, Inc. All significant intercompany transactions and balances have been eliminated.

Use of Estimates – The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting periods. Key estimates in the accompanying financial statements include, among others, revenue recognition, allowances for doubtful accounts, valuation of long-lived assets, and deferred income tax asset valuation allowances.

The financial statements are presented on the basis of the Company’s ability to continue as a going concern. See further information in Note 3. Going Concern.

Cash and Cash Equivalents – The Company considers all highly-liquid investments with a maturity of three months or less, when purchased, to be cash equivalents.

Prepaid Expenses – As of September 30, 2017 and December 31, 2016 prepaid expenses totaled $50,824 and $40,750, respectively. The balance of prepaid expenses consists of business insurance and rent related expenses.

Fair Value of Financial Instruments - The Company calculates the fair value of its assets and liabilities which qualify as financial instruments and includes this information in the notes to consolidated financial statements when the fair value is different than the carrying value of those financial instruments. The estimated fair value of accounts receivable, prepaid and other current assets, and accounts payable and accrued expenses approximate the carrying amounts due to the relatively short maturity of these instruments. The carrying value of short- and long-term debt also approximates fair value since these instruments bear market rates of interest. None of these instruments are held for trading purposes.

Basic and Diluted Net Loss per Common Stock – Basic net loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted net loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods when losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive. The dilutive shares outstanding at September 30, 2017 and December 31, 2016 are as follows:

	September 30, 2017	December 31, 2016

Related party convertible promissory notes	58,333,333	64,333,333
Related Party Warrants	32,166,667	32,166,667
Convertible promissory notes	194,633,333	25,000,000
Warrants	19,161,000	10,000,000
Diluted shares outstanding	303,961,000	131,500,000

F-6

Income Taxes – The Company estimates its current tax position together with its future tax consequences attributable to temporary differences resulting from differing treatment of items, such as depreciation and other reserves for tax and accounting purposes. These temporary differences result in deferred tax assets and liabilities. Management must then assess the likelihood that its deferred tax assets will be recovered from future taxable income, prior year carryback, or future reversals of existing taxable temporary differences. To the extent management believes that recovery is unlikely, management establishes a valuation allowance against these deferred tax assets. Significant judgment is required in determining the Company’s provision for income taxes, its deferred tax assets and liabilities, and any valuation allowance recorded against its deferred tax assets. At September 30, 2017 and December 31, 2016, the Company has recorded a full valuation allowance against its net deferred tax assets due to the uncertainty these assets will be used in the future.

Revenue Recognition - The Company recognizes sales, which include shipping fees where applicable, net of estimated returns, at the time the customer takes possession of merchandise or receives services. When the Company collects payments from customers prior to the transfer of ownership of merchandise or the performance of services, the amounts received are generally recorded as deferred sales. They are included in other current liabilities on the consolidated balance sheets, until the sale or service is completed. The Company reserves for estimated sales returns based on historical trends in merchandise returns, net of the estimated net realizable value of merchandise inventories to be returned and any estimated disposition costs. Amounts collected from members, which under common trade practices are referred to as sales taxes, are recorded on a net basis.

Software Development Costs – The Company capitalizes certain expenditures to the development of its software application. Capitalization begins when technological feasibility is established. Capitalized costs are amortized using the straight-line method over the estimated useful life of the developed product.

Beneficial Conversion Feature - The Company accounts for convertible notes payable in accordance with the guidelines established by the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 470-20, Debt with Conversion and Other Options, Emerging Issues Task Force (“EITF”) 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, and EITF 00-27, Application of Issue No 98-5 To Certain Convertible Instruments. The Beneficial Conversion Feature (“BCF”) of a convertible note is normally characterized as the convertible portion or feature of certain notes payable that provide a rate of conversion that is below market value or in-the-money when issued. The Company records a BCF related to the issuance of a convertible note when issued and records the estimated fair value of any warrants issued with those convertible notes. Beneficial conversion features that are contingent upon the occurrence of a future event are recorded when the contingency is resolved.

The BCF of a convertible note is measured by allocating a portion of the note’s proceeds to the warrants, if applicable, and as a discount on the carrying amount of the convertible note equal to the intrinsic value of the conversion feature, both of which are credited to mezzanine equity. The value of the proceeds received from a convertible note is then allocated between the conversion features and warrants and the debt on an allocated fair value basis. The allocated fair value is recorded in the financial statements as a debt discount (premium) from the face amount of the note and such discount is amortized over the expected term of the convertible note (or to the conversion date of the note, if sooner) and is charged to interest expense.

Classification - The Company had classified the beneficial conversion feature of the convertible notes as mezzanine equity on the consolidated balance sheets as the stock was contingently redeemable. Upon the occurrence of certain change in control events that are outside the Company’s control, including liquidation, sale or transfer of the Company, holders of the convertible preferred stock could cause redemption for cash. Pursuant to ASC 480-10-S99-3A, the SEC finds that a BCF should be separated from a convertible instrument and recorded in additional paid-in capital. However, Company’s filing with the SEC should present BCF as mezzanine equity in order to distinguish them from permanent equity. The balance sheet reflects the redeemable equity instruments as mezzanine equity separate from permanent equity.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”). This update is intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern within one year of the date of issuance of the entity’s financial statements and to provide related footnote disclosures in certain circumstances. This guidance is effective for fiscal years ending after December 15, 2016 and for interim periods thereafter. The Company adopted ASU 2014-15 as of the required effective date of December 31, 2016. The Company performed a working capital analysis as of December 31, 2016 to determine whether or not this disclosure was appropriate and included the additional disclosure in Note 3 – Going Concern.

When evaluating the Company’s ability to meet its obligations, Management considered the current financial condition, including liquidity sources at the date that the financial statements were issued, the Company’s conditional and unconditional obligations due or anticipated within one year after the date that the financial statements were issued, funds necessary to maintain the Company’s operations considering its current financial condition, and other conditions and events, when considered in conjunction with the items pervious mentioned, that may adversely affect its ability to meet its obligations. The Company has concluded that there is substantial doubt about its ability to continue as a going concern for the periods ended September 30, 2017 and the year ended December 31, 2016 as discussed in Note 3 – Going Concern.

F-7

3. Going Concern

Based on an analysis by the Company under ASU 2014-15, the Company has concluded that there is substantial doubt about its ability to continue as a going concern within one year of the date of these financial statements. Consequently, the Company’s financial statements for the nine months ended September 30, 2017 and twelve months ended December 31, 2016 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company reported a net loss of $2,164,422 and $1,104,795 for the nine months ended September 30, 2017 and 2016, respectively, and an accumulated deficit of $4,493,312 for the nine months ended September 30, 2017, and $2,328,890 for the twelve months ended December 31, 2016. At September 30, 2017 and December 31, 2016, the Company had a working capital deficit of $1,562,863 and $529,476, respectively, and negative cash flow from continuing operating activity of $1,459,590 and $856,557, respectively, for the nine months ended September 30, 2017, and 2016.

The Company’s ability to continue as a going concern may be dependent on the success of management’s plan. The financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

During the 2017 fiscal year, the Company intends to continue its efforts to raise funds to support its efforts through the sale of equity and/or debt securities. During the nine months ended September 30, 2017, the Company has raised $1,531,050 from sales of its common stock, preferred stock, and notes payable.

To the extent the Company’s operations are not sufficient to fund the Company’s capital requirements, the Company may attempt to enter into a revolving loan agreement with financial institutions or attempt to raise capital through the sale of additional capital stock or through the issuance of debt. At the present time, the Company does not have a revolving loan agreement with any financial institution.

4. Notes Payable

On March 29, 2017, the Company entered into a promissory note agreement (the “March 2017 Promissory Note”) with a third-party in the amount of $40,000. The promissory note carries an interest rate of 10% per annum and has a maturity date of May 15, 2017. The principal balance of the Note Payable at September 30, 2017 was $40,000, and accrued interest was $1,995. As additional consideration for entering into the Note, the Company issue to the third-party note holder a warrant for the purchase of 1,000,000 shares of common stock in the Company, exercisable at two cents ($0.02) per share for a period of one year from the date of issue (the “Warrant”).

The Company determined the fair value of the warrant which resulted in a debt discount of $5,576 which was recorded as a reduction in carrying value of the March 2017 Promissory Note. During the nine months ended September 30, 2017 a charge to debt discount in the amount of $2,482 was expensed through interest expense. The debt discount balance at September 30, 2017 was $3,193.

5. Related Party Convertible Promissory Note

As of September 30, 2017, and December 31, 2016, the Company had an outstanding related party convertible promissory note of $174,000 and $193,000, respectively, with a maximum availability of $200,000 (the “Related Party Convertible Promissory Notes”). See Note 8. Related Party Transactions.

On November 20, 2015, the Company issued a Convertible Promissory Note to a related party (the “Related Party Convertible Promissory Note”). The Related Party Convertible Promissory Note accrues interest at a rate of 2% per annum. The principal balance under the Related Party Convertible Promissory Note at September 30, 2017 and December 31, 2016 was $174,000, and accrued interest was $6,799 and $3,944, respectively, and is due on September 30, 2018.

The Holder of the Related Party Convertible Promissory Note has the right to convert all or any part of the outstanding principal and accrued interest to shares of common stock of the Company. The Related Party Convertible Promissory Note can be converted by the Holder in part from time to time after the issuance date by submitting notice of conversion. The November 2015 Related Party Convertible Promissory Note is convertible at a $0.003 per share conversion price.

The Related Party Convertible Promissory Note contained a beneficial conversion feature which resulted in a debt discount of $155,650 which was recorded as a reduction in carrying value of the Related Party Convertible Promissory Note and offset in mezzanine equity. During the nine months ended September 30, 2017 and the twelve months ended December 31, 2016 a charge to debt discount in the amount of $1,986 and $143,011, respectively and was expensed as interest expense. At September 30, 2017 and December 31, 2016, the debt discount was $0 and $1,986, respectively.

F-8

In connection with the Related Party Convertible Promissory Note, the Holder was issued a total of 32,166,667 warrants exercisable at $0.05 expiring in November 2020 (the “Warrants”). The Company determined the fair value of the warrants which resulted in a debt discount of $37,366 which was recorded as a reduction in carrying value of the Related Party Convertible Promissory Note and offset in mezzanine equity. During the nine months ended September 30, 2017 and twelve months ended December 31, 2016 a charge to debt discount in the amount of $2,672 and $4,695 and was expensed through interest expense, respectively. The balance at September 30, 2017 and December 31, 2016 was $0 and $2,672, respectively.

Related Party Convertible Promissory Note Summary

The fair value of the embedded beneficial conversion features and the fair value of the warrants underlying the Related Party Convertible Promissory Notes were calculated pursuant to the Black-Scholes Model. The following table summarizes the carrying value of the Convertible Promissory Notes as of September 30, 2017 and December 31, 2016:

	September 30, 2017	December 31, 2016

Related Party 2015 Convertible Promissory Note	$193,000	$193,000
Paydown of Related Party 2015 Convertible Promissory Note	(19,000)
Less: debt discount	-	(1,986
Warrants	-	(2,672
Total net carrying value	$174,000	$188,342

6. Convertible Promissory Notes and Warrants

On September 6, 2016, the Company issued a Convertible Promissory Note totaling $300,000 to a third-party (the “September 2016 Convertible Promissory Note”). The September 2016 Convertible Promissory Note matures on September 5, 2018, and accrues interest at a rate of 10% per annum. As of September 30, 2017, and December 31, 2016, the outstanding principal was $300,000. The accrued interest balance at September 30, 2017 and December 31, 2016 was $36,986 and $14,795, respectively.

The Holder of the Convertible Promissory Note has the right to convert all or any part of the outstanding principal and accrued interest to shares of common stock of the Company. The Convertible Promissory Note can be converted by the Holder in part from time to time after the issuance date by submitting notice of conversion. The September 2016 Convertible Promissory Note is convertible at the option of the Holder into that number of shares of the Company’s common stock determined by dividing such principal amount and accrued interest by the Conversion Rate. The Conversion Rate is defined as seventy percent (70%) of the volume weighted average price over the prior ten (10) day trading period from the date of notice of conversion, but in no event shall the Conversion price be less than $0.02.

The September 2016 Convertible Promissory Note contained a beneficial conversion feature which resulted in a debt discount of $158,688 which was recorded as a reduction in carrying value of the September 2016 Convertible Promissory Note and offset in mezzanine equity. A charge to debt discount in the amount of $12,734 and $25,621 was expensed through interest expense during the nine months ended September 30, 2017 and twelve months ended December 31, 2016, respectively. At September 30, 2017 and December 31, 2016, the debt discount was $89,144 and $133,067, respectively.

In connection with the September 2016 Convertible Promissory Note, the Holder was issued 6,000,000 warrants exercisable at $0.05 expiring in September 2018 (the “Warrants”). The Company determined the fair value of the warrants which resulted in a debt discount of $30,117, recorded as a reduction to the carrying value of the September 2016 Convertible Promissory Note and offset in mezzanine equity. The balance of the fair value of the warrants at September 30, 2017 and December 31, 2016 was $16,918 and $25,254, respectively.

On November 25, 2016, the Company issued two Convertible Promissory Notes totaling $200,000 to third-parties (the “November 2016 Convertible Promissory Notes”). The November 2016 Convertible Promissory Notes mature on November 24, 2017, and accrues interest at a rate of 10% per annum. As of September 30, 2017, and December 31, 2016, the outstanding principal was $200,000. The accrued interest balance at September 30, 2017 and December 31, 2016 was and $16,437 and $1,644, respectively.

The Holders of the November 2016 Convertible Promissory Notes have the right to convert all or any part of the outstanding principal and accrued interest to shares of common stock of the Company. The November 2016 Convertible Promissory Notes can be converted by the Holders in part from time to time after the issuance date by submitting notice of conversion. The November 2016 Convertible Promissory Notes are convertible at the option of the Holder into that number of shares of the Company’s common stock determined by dividing such principal amount and accrued interest by the Conversion Rate. The Conversion Rate is defined as seventy percent (70%) of the volume weighted average price over the prior ten (10) day trading period from the date of notice of conversion, but in no event shall the Conversion price be less than $0.02.

The November 2016 Convertible Promissory Notes contained beneficial conversion features which resulted in a debt discount of $99,123 which was recorded as a reduction in carrying value of the November 2016 Convertible Promissory Notes and offset in additional mezzanine equity. During the nine months ended September 30, 2017 and twelve months ended December 31, 2016 a charge to debt discount in the amount of $31,355 and $4,130 was expensed through interest expense, respectively. At September 30, 2017 and December 31, 2016, the debt discount was $63,638 and $94,993, respectively.

F-9

In connection with the November 2016 Convertible Promissory Notes, the Holders were issued 4,000,000 warrants exercisable at $0.05 expiring in November 2019 (the “Warrants”). The Company determined the fair value of the warrants which resulted in a debt discount of $13,409, recorded as a reduction to the carrying value of the November 2016 Convertible Promissory Note and offset in mezzanine equity. The balance of the fair value of the warrants at September 30, 2017 and December 31, 2016 was $8,609 and $12,850, respectively.

On March 17, 2017, the Company issued a Convertible Promissory Notes totaling $82,500 to a third-party (the “March 2017 Convertible Promissory Note”). The March 2017 Convertible Promissory Note matures on March 17, 2018, and accrues interest at a rate of 12% per annum. As of September 30, 2017, the outstanding principal was $82,500. The accrued interest balance at September 30, 2017 was $5,235. In addition, the Company recorded an original issue discount in the amount of $7,500 as interest expense.

The Holder of the March 2017 Convertible Promissory Note have the right to convert all or any part of the outstanding principal and accrued interest to shares of common stock of the Company. The March 2017 Convertible Promissory Note can be converted by the Holder in part from time to time after the issuance date by submitting notice of conversion. The March 2017 Convertible Promissory Note are convertible at the option of the Holder into that number of shares of the Company’s common stock determined by dividing such principal amount and accrued interest by the Conversion Rate. The Conversion Rate is defined as the lower of $0.03 or sixty percent (60%) of the lowest closing price over the prior ten (10) day trading period from the date of notice of conversion, but in no event shall the Conversion price be less than $0.001.

The March 2017 Convertible Promissory Note contained a beneficial conversion feature which resulted in a debt discount of $38,308 which was recorded as a reduction in carrying value of the March 2017 Convertible Promissory Note and offset in in mezzanine equity. During the nine months ended September 30, 2017 a charge to debt discount in the amount of $17,193 through interest expense. At September 30, 2017, the debt discount was $21,115.

In connection with the March 2017 Convertible Promissory Note, the Holder was issued 500,000 warrants exercisable at $0.03 expiring in March 2020 (the “Warrants”). The Company determined the fair value of the warrants which resulted in a debt discount of $2,951 recorded as a reduction to the carrying value of the March 2017 Convertible Promissory Note and offset in mezzanine equity. The balance of the fair value of the warrants at September 30, 2017 was $2,273.

On April 25, 2017, the Company issued a Convertible Promissory Notes totaling $82,500 to a third-party (the “April 2017 Convertible Promissory Note”). The April 2017 Convertible Promissory Note matures on April 25, 2018, and accrues interest at a rate of 12% per annum. As of September 30, 2017, the outstanding principal was $82,500. The accrued interest balance at September 30, 2017 was $3,254. In addition, the Company recorded an original issue discount in the amount of $7,500 as interest expense.

The Holder of the April 2017 Convertible Promissory Note have the right to convert all or any part of the outstanding principal and accrued interest to shares of common stock of the Company. The April 2017 Convertible Promissory Note can be converted by the Holder in part from time to time after the issuance date by submitting notice of conversion. The April 2017 Convertible Promissory Note are convertible at the option of the Holder into that number of shares of the Company’s common stock determined by dividing such principal amount and accrued interest by the Conversion Rate. The Conversion Rate is defined as the lower of $0.05 or sixty percent (60%) of the lowest closing price over the prior ten (10) day trading period from the date of notice of conversion, but in no event shall the Conversion price be less than $0.001.

The April 2017 Convertible Promissory Note contained a beneficial conversion feature which resulted in a debt discount of $55,632 which was recorded as a reduction in carrying value of the April 2017 Convertible Promissory Note and offset in mezzanine equity. During the nine months ended September 30, 2017 a charge to debt discount in the amount of $16,999 through interest expense. At September 30, 2017, the debt discount was $38,633.

In connection with the April 2017 Convertible Promissory Note, the Holder was issued 500,000 warrants exercisable at $0.05 expiring in April 2020 (the “Warrants”). The Company determined the fair value of the warrants which resulted in a debt discount of $632 recorded as a reduction to the carrying value of the April 2017 Convertible Promissory Note and offset in in mezzanine equity. The balance of the fair value of the warrants at September 30, 2017 was $564.

On May 31, 2017, the Company issued a Convertible Promissory Notes totaling $46,000 to a third-party for a purchase price of $40,000 (the “May 2017 Convertible Promissory Note”). The May 2017 Convertible Promissory Note matures on May 31, 2018, and accrues interest at a rate of 5% per annum. On August 23, 2017 the Company paid The May 2017 Convertible Note in the amount of $46,000, with accrued interest of $535. In addition, the Company paid a prepayment penalty of $16,287.

F-10

The May 2017 Convertible Promissory Note contained a beneficial conversion feature which resulted in a debt discount of $32,398 which was recorded as a reduction in carrying value of the April 2017 Convertible Promissory Note and offset in in mezzanine equity. During the nine months ended September 30, 2017 a charge to debt discount in the amount of $32,298 through interest expense. At September 30, 2017, the debt discount was $0.

In connection with the May 2017 Convertible Promissory Note, the Holder was issued 920,000 warrants exercisable at $0.05 expiring in April 2022 (the “Warrants”). The Company determined the fair value of the warrants which resulted in a debt discount of $1,732 recorded as a reduction to the carrying value of the April 2017 Convertible Promissory Note and offset in in mezzanine equity. The balance of the fair value of the warrants September 30, 2017 was $0.

On June 20, 2017, the Company issued a Convertible Promissory Notes totaling $187,000 to a third-party for a purchase price of $170,000 (the “June 2017 Convertible Promissory Note”). The June 2017 Convertible Promissory Note matures on June 20, 2018, and accrues interest at a rate of 12% per annum. As of September 30, 2017, the outstanding principal was $187,000. The accrued interest balance at September 30, 2017 was $6,148. In addition, the Company recorded an original issue discount in the amount of $18,700 as interest expense.

The Holder of the June 2017 Convertible Promissory Note have the right to convert all or any part of the outstanding principal and accrued interest to shares of common stock of the Company. The June 2017 Convertible Promissory Note can be converted by the Holder in part from time to time after the issuance date by submitting notice of conversion. The June 2017 Convertible Promissory Note are convertible at the option of the Holder into that number of shares of the Company’s common stock determined by dividing such principal amount and accrued interest by the Conversion Rate. The Conversion Rate is defined as the lower of $0.03 or sixty percent (60%) of the lowest closing price over the prior twenty (20) day trading period from the date of notice of conversion, but in no event shall the Conversion price be less than $0.001.

The June 2017 Convertible Promissory Note contained a beneficial conversion feature which resulted in a debt discount of $131,332 which was recorded as a reduction in carrying value of the April 2017 Convertible Promissory Note and offset in in mezzanine equity. During the nine months ended September 30, 2017 a charge to debt discount in the amount of $7,098 through interest expense. At September 30, 2017, the debt discount was $124,234.

In connection with the June 2017 Convertible Promissory Note, the Holder was issued 500,000 warrants exercisable at $0.03 expiring in June 2020 (the “Warrants”). The Company determined the fair value of the warrants which resulted in a debt discount of $6,665 recorded as a reduction to the carrying value of the June 2017 Convertible Promissory Note and offset in additional paid in capital. The balance of the fair value of the warrants at September 30, 2017 was $6,544.

On July 28, 2017, the Company issued a Convertible Promissory Notes totaling $200,000 to a third-party for a purchase price of $195,000 (the “July 28, 2017 Convertible Promissory Note”). The July 28, 2017 Convertible Promissory Note matures on April 28, 2018, and accrues interest at a rate of 10% per annum. As of September 30, 2017, the outstanding principal was $200,000. The accrued interest balance at September 30, 2017 was $3,288. In addition, the Company recorded an original issue discount in the amount of $5,000 as interest expense.

F-11

The Holder of the July 28, 2017 Convertible Promissory Note have the right to convert all or any part of the outstanding principal and accrued interest to shares of common stock of the Company. The July 28, 2017 Convertible Promissory Note can be converted by the Holder in part from time to time after the issuance date by submitting notice of conversion. The July 28, 2017 Convertible Promissory Note are convertible at the option of the Holder into that number of shares of the Company’s common stock determined by dividing such principal amount and accrued interest by the Conversion Rate. The Conversion Rate is defined as the lower of $0.04 or sixty percent (60%) of the lowest closing price over the prior twenty (20) day trading period from the date of notice of conversion, but in no event shall the Conversion price be less than $0.001.

The July 28, 2017 Convertible Promissory Note contained a beneficial conversion feature which resulted in a debt discount of $136,699 which was recorded as a reduction in carrying value of the July 28, 2017 Convertible Promissory Note and offset in additional paid in capital. During the nine months ended September 30, 2017 a charge to debt discount in the amount of $30,378 through interest expense. At September 30, 2017, the debt discount was $106,321.

In connection with the July 28, 2017 Convertible Promissory Note, the Holder was issued 666,000 warrants exercisable at $0.03 expiring in July 2022 (the “Warrants”). The Company determined the fair value of the warrants which resulted in a debt discount of $3,366 recorded as a reduction to the carrying value of the June 2017 Convertible Promissory Note and offset in mezzanine equity. The balance of the fair value of the warrants at September 30, 2017 was $3,255.

On July 31, 2017, the Company issued a Convertible Promissory Notes totaling $125,000 to a third-party for a purchase price of $107,500 (the “July 31, 2017 Convertible Promissory Notes”). The July 31, 2017 Convertible Promissory Notes matures on July 31, 2018, and accrues interest at a rate of 8% per annum. As of September 30, 2017, the outstanding principal was $125,000. The accrued interest balance at September 30, 2017 was $1,644. In addition, the Company recorded an original issue discount in the amount of $17,500 as interest expense.

The Holder of the July 31, 2017 Convertible Promissory Notes have the right to convert all or any part of the outstanding principal and accrued interest to shares of common stock of the Company. The July 31, 2017 Convertible Promissory Note can be converted by the Holder in part from time to time after the issuance date by submitting notice of conversion. The July 31, 2017 Convertible Promissory Note are convertible at the option of the Holder into that number of shares of the Company’s common stock determined by dividing such principal amount and accrued interest by the Conversion Rate. The Conversion Rate is defined as a price of sixty percent (60%) of the lowest closing price over the prior twenty (20) day trading period from the date of notice of conversion, but in no event shall the Conversion price be less than $0.001.

The July 31, 2017 Convertible Promissory Note contained a beneficial conversion feature which resulted in a debt discount of $87,931 which was recorded as a reduction in carrying value of the July 31, 2017 Convertible Promissory Notes and offset in mezzanine equity. During the nine months ended September 30, 2017 a charge to debt discount in the amount of $14,454 through interest expense. At September 30, 2017, the debt discount was $73,477.

In connection with the July 31, 2017 Convertible Promissory Notes, the Holder was issued 5,000,000 warrants exercisable at $0.035 expiring in July 2020 (the “Warrants”). The Company determined the fair value of the warrants which resulted in a debt discount of $37,069 recorded as a reduction to the carrying value of the July 31, 2017 Convertible Promissory Note and offset in mezzanine equity. The balance of the fair value of the warrants at September 30, 2017 was $35,038.

Additionally, the Company issued a $25,000 convertible promissory note in connection with the July 31, 2017 Convertible Notes, a Financial Advisory Agreement (the “FAA July 2017 Convertible Note), The FAA Note has an annual interest rate of ten percent (10%) and is due on July 31, 2018. The Holder has the right, at any time, to convert all or a portion of the note into shares of common stock of the Company at the conversion price. The per shares conversion price is equal to the lesser of $0.03 or the lowest per share trading price for the 20-day trading period multiplied by sixty-percent (60%); however, the conversion shall not be less than $0.001.

The July FAA July 2017 Convertible Promissory Note contained a beneficial conversion feature which resulted in a debt discount of $16,667 which was recorded as a reduction in carrying value of the FAA July 2017 Convertible Note and offset in mezzanine equity. During the nine months ended September 30, 2017 a charge to debt discount in the amount of $2,740 through interest expense. At September 30, 2017, the debt discount was $13,927.

On July 31, 2017, the Company issued a Convertible Promissory Note totaling $105,000 to a third-party for a purchase price of $100,000 (the “July 31, 2017 Convertible Promissory Note”). The July 31, 2017 Convertible Promissory Note matures on July 31, 2018, and accrues interest at a rate of 10% per annum. As of September 30, 2017, the outstanding principal was $105,000. The accrued interest balance at September 30, 2017 was $1,726. In addition, the Company recorded an original issue discount in the amount of $5,000 as interest expense.

The Holder of the July 28, 2017 Convertible Promissory Note have the right to convert all or any part of the outstanding principal and accrued interest to shares of common stock of the Company. The July 28, 2017 Convertible Promissory Note can be converted by the Holder in part from time to time after the issuance date by submitting notice of conversion. The July 28, 2017 Convertible Promissory Note are convertible at the option of the Holder into that number of shares of the Company’s common stock determined by dividing such principal amount and accrued interest by the Conversion Rate. The Conversion Rate is defined as the lower of $0.03 or sixty percent (60%) of the lowest closing price over the prior twenty (20) day trading period from the date of notice of conversion, but in no event shall the Conversion price be less than $0.001.

The July 31, 2017 Convertible Promissory Note contained a beneficial conversion feature which resulted in a debt discount of $70,000 which was recorded as a reduction in carrying value of the July 31, 2017 Convertible Promissory Note and offset in mezzanine equity. During the nine months ended September 30, 2017 a charge to debt discount in the amount of $11,507 through interest expense. At September 30, 2017, the debt discount was $58,493.

On September 20, 2017, the Company issued a Convertible Promissory Note totaling $110,000 to a third-party for a purchase price of $105,000 (the “September 2017 Convertible Promissory Note”). The September 2017 Convertible Promissory Note matures on June 20, 2018, and accrues interest at a rate of 10% per annum. As of September 30, 2017, the outstanding principal was $110,000. The accrued interest balance at September 30, 2017 was $301. In addition, the Company recorded an original issue discount in the amount of $5,000 as interest expense.

The Holder of the September 2017 Convertible Promissory Note have the right to convert all or any part of the outstanding principal and accrued interest to shares of common stock of the Company. The September 2017 Convertible Promissory Note can be converted by the Holder in part from time to time after the issuance date by submitting notice of conversion. The September 2017 Convertible Promissory Note are convertible at the option of the Holder into that number of shares of the Company’s common stock determined by dividing such principal amount and accrued interest by the Conversion Rate. The Conversion Rate is defined as the lower of $0.02 or sixty percent (60%) of the lowest closing price over the prior twenty (20) day trading period from the date of notice of conversion, but in no event shall the Conversion price be less than $0.001.

F-12

The September 2017 Convertible Promissory Note contained a beneficial conversion feature which resulted in a debt discount of $73,333 which was recorded as a reduction in carrying value of the September 2017 Convertible Promissory Note and offset in mezzanine equity. During the nine months ended September 30, 2017 a charge to debt discount in the amount of $2,009 through interest expense. At September 30, 2017, the debt discount was $71,324.

Convertible Promissory Note Summary

The fair value of the embedded beneficial conversion features and the fair value of the warrants underlying the Convertible Promissory Notes were calculated pursuant to the Black-Scholes Model. The following table summarizes the carrying value of the Convertible Promissory Note as of September 30, 2017 and December 31, 2016:

	September 30, 2017	December 31, 2016

Convertible Promissory Note	$1,417,000	$500,000
Less: debt discount	(632,310)	(228,059)
Warrants	(72,720)	(38,105)
Total net carrying value	$711,970	$233,836

7. Income Taxes

No provision for federal income taxes has been recognized for the nine months ended September 30, 2017 and twelve months ended December 31, 2016, as the Company has a net operating loss carry forward for income tax purposes available in each period. Additionally, it is uncertain if the Company will have taxable income in the future, so a valuation allowance has been established for the full value of net tax assets. The deferred tax asset consists of net operating loss carry forwards and the Company has no deferred tax liabilities.

At September 30, 2017 and December 31, 2016, the Company has net operating loss carry forwards of $1,527,726 and $713,387, respectively for federal income tax purposes. This net operating loss carry forwards may be carried forward in varying amounts until 2036 and may be limited in their use due to significant changes in the Company’s ownership.

	September 30, 2017	December 31, 2016

Net operating loss carryforwards	$1,527,726	$713,387
Less: valuation allowance	(1,527,726)	(713,387)
Net deferred tax asset	$-	$-

The Company has valued its net deferred tax asset at zero with a valuation allowance due to the substantial doubt taxable income will be generated in the future to utilize the deferred tax asset.

8. Related Party Transactions

During the twelve months ended December 31, 2016, the Company issued the Chairman of the Board a convertible promissory note, (the “Related Party Convertible Promissory Note”) in an amount up to $200,000 along with 32,166,667 warrants. The note accrues interest at 2% per annum. The issuance of the financial instruments was made in the ordinary course of business, and were given fair market treatment. The Related Party Convertible Promissory Note matures on December 31, 2017. See Note 5. Related Party Convertible Promissory Note.

Additionally, the Company merged with a company controlled by related parties. See following Note 9. Merger.

9. Merger

On July 1, 2016, the Company exchanged 165,000,000 shares of the Company’s unregistered shares of common stock for 100% of the outstanding common stock of Chron Energy, Inc. (“CEI”), a Nevada corporation to related parties (consisting of the company’s Chief Compliance Officer and an LLC managed by the Company’s President). CEI possessed intellectual property and strategic relationships (the “Assets”) that are integral to the Company’s entrance into the home automation and retail electric provider markets. Generally, the total acquisition consideration price would be allocated to the assets acquired and liabilities assumed based on their estimated fair values. The excess of the purchase price over the total of estimated fair values assigned to tangible and identifiable intangible assets acquired and liabilities assumed would then be recognized as goodwill. At the date of merger, CEI had no liabilities and the Assets had no carrying value on the books. Since the acquisition was with related parties, no increase in the carrying value of the Assets or goodwill can be realized on the books of the Company.

F-13

There was no change of control of the Company as a result of the Merger. See above Note 8. Related Party Transitions.

10. Shareholder Deficit

March 2, 2017, the Company amended Articles Five and Seven of the corporation’s Amended and Restated Articles of Incorporation.

Article Five was amended to set the aggregate number of shares which the Corporation shall have the authority to issue at 1,500,000,000 shares, of which 1,450,000,000 shares shall be Class A Common Stock, par value $.001 per share (the “Class A Common Stock”), 10,000,000 shares shall be Class B Common Stock, par value $.001 per share (the “Class B Common Stock”) and 40,000,000 shares shall be Preferred Stock, par value $.001 per share (the “Preferred Stock”) of which, 2,000,000 shares are designated as “Series A Preferred Stock”. The rights, preferences and restrictions for the Series A Preferred Stock are set forth in the new Article Five, Section C which includes the following:

1.	DESIGNATION OF SERIES. (a) There shall be a series of the Preferred Stock of the Corporation which shall be designated as the “Series A Preferred Stock,” $0.001 par value, and the number of shares constituting such series shall be Two million (2,000,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than that of the shares then outstanding. The Series A Preferred Stock shall have the rights, preferences, restrictions and other terms relating to such series of preferred stock as set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock attached hereto as Exhibit A and incorporated herein by reference.

2.	DIVIDENDS. The holders of Series A Preferred Stock shall not be entitled to receive dividends paid on the Common Stock.

3.	LIQUIDATION PREFERENCE. The holders of Series A Preferred Stock shall not be entitled to any liquidation preference.

4.	VOTING. Except as otherwise expressly set forth herein or as required by law, the holders of the Series A Preferred Stock shall not entitle the holders thereof to vote on any matter submitted for shareholder action, and the consent of the holders thereof shall not be required for the taking of any corporate action.

5.	CONVERSION RIGHTS. The holders of the shares of Series A Preferred Stock shall have the right to convert the Series A Preferred Stock into Class A Common Stock at the rate of ten (10) common shares for each preferred share (10-1 conversion rate) (the “Conversion Right”). The holder of the Series A Preferred Stock shall be entitled to exercise the Conversion Right one year from purchase date of the Series A Preferred Stock.

6.	REDEMPTION RIGHTS; REDEMPTION. To the extent not prohibited by law, all or a portion of the then-outstanding shares of Series A Preferred Stock may be redeemed by the Corporation for a period of one year from the date of issuance at an amount equal to one hundred thirty percent (130%) of the original issue price.

Article Seven was amended by deleting the existing Article Seven and adding a new Article 7 as follows:

Rights of Holders of Common Stock. The following rights, powers, privileges and restrictions, qualifications, and limitations apply to the Common Stock.

(a) General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and privileges of the holders of the Series A Preferred Stock.

(b) Voting. The holders of the Class A Common Stock are entitled to one vote for each share of Class A Common Stock held at all meetings of stockholders (and written actions in lieu of meetings) and the holders of the Class B Common Stock are entitled to 200 votes for each share of Class B Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). Unless required by law, there shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Series A Preferred Stock that may be authorized by the Board) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote. Further, holders of the Common Stock shall have no right to vote on the designations, preferences, limitations and relative or other rights of the Series A Preferred Stock or any series thereof (collectively, the “Preferences”), or on any amendment, alteration or repeal of the Preferences or the Series A Preferred Stock, at any time, whether before or after the issuance thereof.

Issuances of Class A Common Stock, par value $0.001:

During the nine months ended September 30, 2017, the Company received $429,050 in cash and issued 69,447,477 shares of its Class A Common Stock and issued 3,600,000 shares of Class A Common Stock as compensation for third-party services rendered.

F-14

Issuances of Series A Preferred Stock, par value $0.001:

During the nine months ended September 30, 2017, the Company issued a total of 500,000 shares of its Series A Preferred Stock to third parties for cash consideration totaling $125,000.

In July 2017, the Board of Directors approved and a written consent of a majority of the shareholders ratified the Company’s 2017 Equity Incentive Plan which provides for stock options, grants and other stock incentives to officers, directors, consultants and employees. The Board has granted options totaling of 8,400,000 incentive stock options to employees of the Company at an exercise price of $0.02 per share. The options vest 50% at the one-year anniversary of the grant with the balance vesting at the second anniversary of the grant. Additionally, the Company granted 15,000,000 shares of class A common stock to its Chief Compliance Officer at an exercise price at par value $0.001 per share).

Non-controlling interest in subsidiary:

The Company entered into a securities purchase agreement in February 2017 with a third party. The Company sold one percent (1%) minority interest of Zen Energy, Inc, a wholly owned subsidiary of the Company. The Company sold 1,000 shares of the Zen Energy, Inc. at no par value at a purchase price of twenty dollars ($20.00) per share, representing one percent 1% of the issued and outstanding shares of common stock of Zen Energy. The proceeds were received during the nine months ended September 30, 2017 and are currently classified as subscription liabilities.

11. Contingencies

In the ordinary course of conducting its business, the Company may be subject to loss contingencies including possible disputes and lawsuits. Management believes that any outcome of such contingences will not have a material impact on the Company’s financial position or results of future operations.

12. Subsequent Events

On October 2, 2017 (the “Original Issue Date”) the Company entered into and closed on the transaction set forth in the Loan Agreement (the “Vista Loan Agreement”) it entered into with Vista Capital Investments, LLC (“Vista”) for the sale of the Company’s 20% original issue discount convertible notes in the aggregate principal amount of $220,000 and issue commitment shares in the amount of seven million five hundred thousand (2,722,500) restricted common shares in the Company. Pursuant to the Vista Loan Agreement, the Company issued to vista upon closing for a purchase price of $220,000: (i) 20% Original Issue Discount 8% Convertible Note (the “Vista” 20% OID Notes”) in the principal amount of $220,000 (the “Note”); and (ii) security purchase agreement to issue 2,722,500 shares of the Company’s common stock. The maturity date of the 20% OID Note is October 2, 2019. The holder of the Vista 20% OID Notes has the right, at any time, to convert all or a portion of the principal amount of the note into shares of common stock of the Company at the conversion price. The per share conversion price is the lowest per share trading price for the 20-day trading period immediately prior to the conversion date multiplied by sixty-percent (60%); however, the conversion shall not be less than $0.01. The Vista 20% OID Notes may be prepaid at any time, within the 90 day period immediately following the Issuance Date, the Company shall have the option, upon 10 business days’ notice to Holder, to pre-pay the entire remaining outstanding principal amount of this Note in cash, provided that (i) the Company shall pay the Holder 135% of the Outstanding Balance, (ii) such amount must be paid in cash on the next business day following such 10 business day notice period, and (iii) the Holder may still convert the note to the terms at all times until such prepayment amount has been received in full.

The Company agreed to satisfy the current public information requirements under SEC Rule 144(c), among other things. The Vista 20% OID Notes are not convertible to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon conversion of the Vista 20% OID Notes or otherwise would result in the beneficial ownership by holder of more than 4.9% of the Company’s then outstanding common stock. This ownership limitation can be increased or decreased by the holder upon 61 days notice to the Company. Further, the holder of the Vista 20% OID Notes may not convert the note if such conversion would cause the holder’s beneficial ownership of the Company’s outstanding common stock to exceed 9.9%.

Registration Rights Agreement. The Company also entered into a Registration Rights Agreement with Vista dated as of October 2, 2017 as required pursuant to the terms of the Vista Loan Agreement (the “Vista Registration Rights Agreement”). The Vista Registration Rights Agreement requires the Company to, among other things, use commercially reasonable efforts to: (1) file a registration statement covering Vista’s resale of the common stock underlying the Vista 20% OID Notes within ninety (90) days following the Original Issue Date. If the Company fails to comply with the registration requirements or a registration statement ceases to be effective or fails to be usable for its intended purpose, the Company is obligated to pay Vista liquidated damages.

On October 18, 2017 an Information Statement was furnished to the holders of shares of Class A common stock, par value $0.001 per share (“Class A Common Stock”) of The Chron Organization, Inc., a Nevada corporation (the “Company”), pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C, in connection with the approval of the actions described below taken by unanimous written consent of the board of directors of the Company and by written consent of the holders of a majority of the voting power of the issued and outstanding capital stock of the Company to amend the following:

1.	Amend our articles of incorporation, as amended and restated (the “Restated Articles”), to change our corporate name from The Chron Organization, Inc. to Zenergy Brands, Inc. (the “Name Change”); and

2.	Amend our Restated Articles to increase our authorized common stock from 1,450,000,000 shares to 1,700,000,000 shares, $0.001 par value per share, which such shares shall be issuable on such terms and conditions as the Board of Directors may determine from time to time (the “Share Increase”).

On November 7, 2017 the Company filed a Form S-1 registration statement. The prospectus relates to the offer and sale of up to 56,676,580 shares of our Class A common stock, par value $0.001 (the “Common Stock”), by the selling stockholders (each, a “Selling Stockholder” and collectively, the “Selling Stockholders”). Included in this amount are 5,756,579 shares of our Common Stock that we are registering for resale by Bellridge Capital, LP (“Bellridge”). These shares were issued to Bellridge as a commitment fee under an equity line in the amount of $2,500,000 (the “Equity Line”) established by the Bellridge Securities Purchase Agreement, as more fully described in this prospectus. Also included in this amount are up to 50,000,001 shares of Common Stock that were registered for resale by certain Selling Stockholders that are issuable to such Selling Stockholders upon conversion of certain convertible promissory notes and upon exercise of a warrant to purchase up to 920,000 shares of Common Stock (the “Warrants”).

F-15

Montgomery Coscia Greilich LLP

972.748.0300 p

972.748.0700 f

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

The Chron Organization, Inc.

Plano, Texas

We have audited the accompanying balance sheets of The Chron Organization, Inc. (the “Company”) as of December 31, 2016 and 2015, and the related statements of operations, stockholders’ deficit, and cash flows for each of the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstance, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Chron Organization, Inc. as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the periods then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the accompanying financial statements, the Company has recurring losses from operations and has an accumulated deficit as of December 31, 2016 and 2015, which raises doubt about its ability to continue as a going concern. Management’s plans in regard to this mater are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Plano, TX

April 12, 2017

2500 Dallas Parkway, Suite 300 Plano, Texas 75093	300 Throckmorton Street, Suite 520 Fort Worth, Texas 76102	2901 Via Fortuna, Building 6, Suite 550 Austin, Texas 78746

F-16

THE CHRON ORGANIZATION, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2016	December 31, 2015
ASSETS
Current Assets
Cash and cash equivalents	$51,710	$-
Other assets	12,000	-
Prepaid expenses	28,750	-
Total current assets	92,460	-

Fixed Assets
Software	66,710	-
Total fixed assets	66,710	-
Total assets	$159,170	$-

LIABILITIES & SHAREHOLDERS’ DEFICIT
Liabilities
Current Liabilities
Accounts payable	$111,207	$-
Accrued interest	20,382	7,298
Accrued payroll	212,000
Other current liabilities	15,005	-
Note payable	-	68,000
Subscription liabilities	75,000
Related party convertible promissory note, net	188,342	10,423
Convertible promissory note, net	-	54,500
Total current liabilities	621,936	140,221
Long-term Liabilities
Convertible promissory note, net	233,836	-
Total long-term liabilities	233,836	-
Total Liabilities	855,772	140,221
Mezzanine Equity
Beneficial conversion feature	413,231	160,109
Warrants	80,892	25,391
Total Mezzanine equity	494,123	185,500
Shareholders’ deficit
Class A Common stock par value $.001, 1,000,000,000 shares authorized, 853,262,525 and 540,552,127, respectively issued and outstanding	853,262	540,552
Class B Common stock par value $.001, 10,000,000 shares authorized, 10,000,000 and 0, issued and outstanding respectively	10,000	-
Additional paid-in capital (deficit)	274,903	(309,121)
Accumulated deficit	(2,328,890)	(557,152)
Total shareholders’ deficit	(1,190,725)	(325,721)
TOTAL LIABILITIES & SHAREHOLDERS’ DEFICIT	$159,170	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-17

THE CHRON ORGANIZATION, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Twelve Months Ended	Twelve Months Ended
	December 31, 2016	December 31, 2015

Continuing Operations
Revenue	$5,051	$-

Cost of goods sold	20,431	-

Gross profit	(15,380)	-

Operating expenses
Selling, general and administrative expenses	1,522,183	62,546
Total Operating Expense	1,522,183	62,546
Operating loss	(1,537,563)	(62,546)

Other expense
Interest expense	(234,175)	(68,718)
Loss from continued operations	(1,771,738)	(131,264)

Loss from discontinued operations	-	(184,592)

Net loss	$(1,771,738)	$(315,856)

Per share information:
Basic and diluted losses from discontinued operations per common share	$(0.00)	$(0.00)

Basic and diluted losses from continuing operations per common share	$(0.00)	$(0.00)

Weighted average shares outstanding - basic	605,975,340	450,043,140

Weighted average shares outstanding - diluted	727,142,007	535,543,140

The accompanying notes are an integral part of these consolidated financial statements.

F-18

THE CHRON ORGANIZATION, INC.

CONSOLIDATED STATEMENTS OF CHANGE IN SHAREHOLDERS’ DEFICIT

	Class A Common Stock		Class B Common Stock		Accumulated	Additional Paid-in
	Shares	Amount	Shares	Amount	Deficit	Capital	Total

December 31, 2014	142,368,027	$142,368	-	$-	$(241,296)	$26,035	$(72,893)

Net Loss	-	-	-	-	(315,856)	-	(315,856)

Conversion of notes payable	398,184,100	398,184	-	-	-	(335,156)	63,028

December 31, 2015	540,552,127	$540,552	-	$-	$(557,152)	$(309,121)	$(325,721)

Net Loss	-	-	-	-	(1,771,738)	-	(1,771,738)

Common stock issued for service	2,368,300	2,368	-	-	-	40,132	42,500

Conversion of notes payable	27,588,888	27,589	-	-	-	149,411	177,000

Stock issued	282,753,210	282,753	10,000,000	10,000	-	394,481	687,234

December 31, 2016	853,262,525	$853,262	10,000,000	$10,000	$(2,328,890)	$274,903	$(1,190,725)

The accompanying notes are an integral part of these consolidated financial statements.

F-19

THE CHRON ORGANIZATION INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	December 31, 2016	December 31, 2015

OPERATING ACTIVITIES
Net Loss	$(1,771,738)	$(131,264)
Adjustments to reconcile net loss to net
Cash used in operating activities
Amortization of debt discount	212,877	64,923
Changes in operating assets and liabilities
Prepaid expenses and other assets	(40,750)	-
Accounts payable and other current liabilities	126,212	-
Accrued interest	13,085	-
Accrued payroll	212,000	3,795
Services paid in stock	42,500	-
Net cash used in provided in operating activities	(1,205,814)	(62,546)

INVESTING ACTIVITIES
Software	(66,710)	-
Net cash used in investing activities	(66,710)	-

FINANCING ACTIVITIES
Proceeds from issuance of stock	687,234	-
Proceeds from subscription issuance	75,000
Proceeds from notes payable	-	61,638
Proceeds from convertible promissory notes	500,000	54,500
Proceeds from related party convertible promissory notes and warrants	62,000	131,000
Net cash provided by financing activities	1,324,234	247,138

CASH FLOWS FROM DISCONTINUED OPERATIONS
Net loss from discontinued operations	-	(184,592)

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD	$-	$-
CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD	$51,710	$-

Supplemental disclosure of non-cash transactions
Conversion of notes payable to common stock	$122,500	$63,028

Cash paid for interest expense	$1,179	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-20

THE CHRON ORGANIZATION, INC.

NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

1. Organization – Nature of Operations

The Chron Organization, Inc. (the “Company” or “CHRO”) was incorporated under the laws of the State of Nevada on July 28, 1999. On March 24, 2016 FINRA (Financial Industry Regulatory Authority, Inc.) approved the name and CUSIP change from USA Restaurant Funding, Inc. to The Chron Organization, Inc. (OTC PINK: CHRO). The Company amended its Articles of Incorporation to change its name to “The Chron Organization, Inc.”, to reflect the change in direction of the Company’s business to smart home technologies and the next generation in energy utility services.

While the FINRA-registered name prior to March 24, 2016 and other registrations may imply and continue to imply an association with the restaurant industry, the Company has no plans or intentions to develop any business within that industry. Further, the entirety of the management team formally associated with the restaurant industry have resigned and new management has been brought in to transition the Company into a different industry entirely.

During the twelve months ended December 31, 2016 the Company formed a wholly-owned subsidiary, Zen Technologies, Inc. That subsidiary has since been renamed Zenergy Solutions, Inc. (Zenergy). The Company intends to provide energy conservation services to commercial, industrial, and municipal end-use customers through Zenergy. In addition to these services, the Company will also provide electricity needs to its customer base through its retail electricity provider subsidiary.

2. Summary of Significant Accounting Policies

Principals of Consolidation – The accompanying consolidated financial statements include the accounts of The Chron Organization, Inc. and its wholly owned subsidiary Zen Technologies, Inc. (now Zenergy Solutions, Inc.) All significant intercompany transactions and balances have been eliminated.

Use of Estimates – The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting periods. Key estimates in the accompanying financial statements include, among others, revenue recognition, allowances for doubtful accounts, valuation of long-lived assets, and deferred income tax asset valuation allowances.

The financial statements are presented on the basis of the Company’s ability to continue as a going concern. Other than continued current involvement, some transactions prior to December 31, 2015 have been reclassified as discontinued operations in these financial statements. See further information in Note 7. Discontinued Operations.

Cash and Cash Equivalents – The Company considers all highly-liquid investments with a maturity of three months or less, when purchased, to be cash equivalents.

Prepaid Expenses – As of December 31, 2016 prepaid expenses totaled $40,750. The balance of prepaid expenses as of December 31, 2016, consists of business insurance and rent related expenses. There were no prepaid expenses at December 31, 2015.

Fair Value of Financial Instruments - The Company calculates the fair value of its assets and liabilities which qualify as financial instruments and includes this information in the notes to consolidated financial statements when the fair value is different than the carrying value of those financial instruments. The estimated fair value of accounts receivable, prepaid and other current assets, and accounts payable and accrued expenses approximate the carrying amounts due to the relatively short maturity of these instruments. As stated above, the Company has discontinued its restaurant activities and as such has determined that the restaurant related assets have no future value and therefore have been written off at December 31, 2015. The carrying value of short- and long-term debt also approximates fair value since these instruments bear market rates of interest. None of these instruments are held for trading purposes.

Basic and Diluted Net Loss per Common Stock – Basic net loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted net loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods when losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive. The dilutive shares outstanding at December 31, 2016 and 2015 are as follows:

F-21

	December 31, 2016	December 31, 2015

Convertible promissory notes	$22,924,901	$20,000,000
Related party convertible promissory notes	64,333,333	43,666,667
Related Party Warrants	32,166,667	21,833,333
Warrants	10,000,000	-
Diluted shares outstanding	$129,424,901	$85,500,000

Income Taxes –The Company estimates its current tax position together with its future tax consequences attributable to temporary differences resulting from differing treatment of items, such as depreciation and other reserves for tax and accounting purposes. These temporary differences result in deferred tax assets and liabilities. Management must then assess the likelihood that its deferred tax assets will be recovered from future taxable income, prior year carryback, or future reversals of existing taxable temporary differences. To the extent management believes that recovery is unlikely, management establishes a valuation allowance against these deferred tax assets. Significant judgment is required in determining the Company’s provision for income taxes, its deferred tax assets and liabilities, and any valuation allowance recorded against its deferred tax assets. At December 31, 2016 and 2015, the Company has recorded a full valuation allowance against its net deferred tax assets due to the uncertainty these assets will be used in the future.

Revenue Recognition - The Company recognizes sales, which include shipping fees where applicable, net of estimated returns, at the time the customer takes possession of merchandise or receives services. When the Company collects payments from customers prior to the transfer of ownership of merchandise or the performance of services, the amounts received are generally recorded as deferred sales, included in other current liabilities on the consolidated balance sheets, until the sale or service is completed. The Company reserves for estimated sales returns based on historical trends in merchandise returns, net of the estimated net realizable value of merchandise inventories to be returned and any estimated disposition costs. Amounts collected from members, which under common trade practices are referred to as sales taxes, are recorded on a net basis.

Software Development Costs – The Company capitalizes certain expenditures to the development of its software application. Capitalization begins when technological feasibility is established. Capitalized costs are amortized using the straight-line method over the estimated useful life of the developed product.

Beneficial Conversion Feature - The Company accounts for convertible notes payable in accordance with the guidelines established by the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 470-20, Debt with Conversion and Other Options, Emerging Issues Task Force (“EITF”) 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, and EITF 00-27, Application of Issue No 98-5 To Certain Convertible Instruments. The Beneficial Conversion Feature (“BCF”) of a convertible note is normally characterized as the convertible portion or feature of certain notes payable that provide a rate of conversion that is below market value or in-the-money when issued. The Company records a BCF related to the issuance of a convertible note when issued and records the estimated fair value of any warrants issued with those convertible notes. Beneficial conversion features that are contingent upon the occurrence of a future event are recorded when the contingency is resolved.

The BCF of a convertible note is measured by allocating a portion of the note’s proceeds to the warrants, if applicable, and as a discount on the carrying amount of the convertible note equal to the intrinsic value of the conversion feature, both of which are credited to mezzanine equity. The value of the proceeds received from a convertible note is then allocated between the conversion features and warrants and the debt on an allocated fair value basis. The allocated fair value is recorded in the financial statements as a debt discount (premium) from the face amount of the note and such discount is amortized over the expected term of the convertible note (or to the conversion date of the note, if sooner) and is charged to interest expense.

Classification -. Pursuant to ASC 480-10-S99-3A, the SEC finds that a BCF should be separated from a convertible instrument and recorded in additional paid-in capital. However, Company’s filing with the SEC should present BCF as mezzanine equity in order to distinguish them from permanent equity. The balance sheet reflects the redeemable equity instruments as mezzanine equity separate from permanent equity.

F-22

3. Going Concern

The Company’s financial statements for the twelve months ended December 31, 2016 and 2015 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company reported a net loss of $1,771,738 and $315,856 for the twelve months ended December 31, 2016 and 2015, respectively, and an accumulated deficit of $2,328,890 and $557,152 for the twelve months ended December 31, 2016 and 2015, respectively. At December 31, 2016 and 2015, the Company had a working capital deficit of $529,476 and $140,221 respectively, and negative cash flow from continuing operating activity of $1,205,814 and $62,546, respectively, for the twelve months ended December 31, 2016 and 2015.

The Company’s ability to continue as a going concern may be dependent on the success of management’s plan. The financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

During the 2016 fiscal year, the Company intends to continue its efforts to raise funds to support its efforts through the sale of equity and/or debt securities. During the twelve months ended December 31, 2016, the Company has raised $687,234 from sales of its common stock.

To the extent the Company’s operations are not sufficient to fund the Company’s capital requirements, the Company may attempt to enter into a revolving loan agreement with financial institutions or attempt to raise capital through the sale of additional capital stock or through the issuance of debt. At the present time, the Company does not have a revolving loan agreement with any financial institution.

4. Notes Payable

Line of Credit

On November 13, 2014, the Company entered into an unsecured line of credit (the “Line of Credit”) with a third-party for up to $68,000. The Line of Credit carried an interest rate of 3% per annum. In the event of a default under the Line of Credit, the interest rate on the Line of Credit would increase to the lower of 12% per annum or the maximum amount allowed by law. During the twelve months ended December 31, 2016, the Company settled the note payable in the amount of $68,000 with the issuance of 7,588,888 shares of the Company’s common stock, par value $0.001 per share. With the issuance of the shares, the Company was released of all existing and potential claims.

5. Related Party Convertible Promissory Note

As of December 31, 2016, and 2015, the Company had an outstanding related party convertible promissory note of $193,000 and $131,000, respectively, with a maximum availability of $200,000 (the “Related Party Convertible Promissory Notes”). See Note 8. Related Party Transactions.

On November 20, 2015, the Company issued a Convertible Promissory Note to a related party (the “Related Party Convertible Promissory Note”). The Related Party Convertible Promissory Note accrues interest at a rate of 2% per annum. The principal balance and accrued interest under the Related Party Convertible Promissory Note at December 31, 2016 and 2015 was $193,000 and $131,000, and $3,358 and $264, respectively, and is due on April 30, 2017.

The Holder of the Related Party Convertible Promissory Note has the right to convert all or any part of the outstanding principal and accrued interest to shares of common stock of the Company. The Related Party Convertible Promissory Note can be converted by the Holder in part from time to time after the issuance date by submitting notice of conversion. The November 2015 Convertible Promissory Note is convertible at a $0.003 per share conversion price.

The Related Party Convertible Promissory Note contained a beneficial conversion feature which resulted in a debt discount of $155,650 which was recorded as a reduction in carrying value of the Related Party Convertible Promissory Note and offset in mezzanine equity during the twelve months ended December 31, 2016 and 2015. During the twelve months ended December 31, 2016 and 2015 a charge to debt discount in the amount of $143,011 and $10,423, respectively and was expensed as interest expense. At December 31, 2016 and 2015, the debt discount was $1,986 and $95,186, respectively.

In connection with the Related Party Convertible Promissory Note, the Holder was issued a total of 32,166,667 warrants exercisable at $0.05 expiring in November 2020 (the “Warrants”). The Company determined the fair value of the warrants which resulted in a debt discount of $37,366 which was recorded as a reduction in carrying value of the Related Party Convertible Promissory Note and offset in mezzanine equity during the twelve months ended December 31, 2016 and 2015. During the twelve months ended December 31, 2016 a charge to debt discount in the amount of 34,695 and was expensed through interest expense. The balance at December 31, 2016 and 2015 was $2,671, and $25,391, respectively.

F-23

Related Party Convertible Promissory Note Summary

The fair value of the embedded beneficial conversion features and the fair value of the warrants underlying the Related Party Convertible Promissory Notes were calculated pursuant to the Black-Scholes Model. The following table summarizes the carrying value of the Convertible Promissory Notes as of December 31, 2016 and December 31, 2015:

	December 31, 2016	December 31, 2015

Related Party 2015 Convertible Promissory Note	$193,000	$131,000
Less: debt discount	(1,986)	(95,186)
Warrants	(2,672)	(25,391)
Total net carrying value	$188,342	$10,423

6. Convertible Promissory Notes

On January 8, 2015, the prior management team of the Company issued a Convertible Promissory Note totaling $54,500 to a third-party (the “January 2015 Convertible Promissory Note”). The January 2015 Convertible Promissory Note matured on January 8, 2016, and accrued interest at a rate of 8% per annum. As of December 31, 2016, and 2015, the outstanding balance was $0 and $54,500, respectively.

During the twelve months ended December 31, 2016, the Company settled the January 2015 Convertible Promissory Note. The Holder of the January 2015 Convertible Promissory Note was issued 20,000,000 shares of the Company’s common stock, par value $0.001 per share in full settlement of the company’s obligations

On September 6, 2016, the Company issued a Convertible Promissory Note totaling $300,000 to a third-party (the “September 2016 Convertible Promissory Note”). The September 2016 Convertible Promissory Note matures on September 5, 2018, and accrues interest at a rate of 10% per annum. As of December 31, 2016, the outstanding principal and accrued interest balance was $300,000 and $14,795, respectively.

The Holder of the Convertible Promissory Note has the right to convert all or any part of the outstanding principal and accrued interest to shares of common stock of the Company. The Convertible Promissory Note can be converted by the Holder in part from time to time after the issuance date by submitting notice of conversion. The September 2016 Convertible Promissory Note is convertible at the option of the Holder into that number of shares of the Company’s common stock determined by dividing such principal amount and accrued interest by the Conversion Rate. The Conversion Rate is defined as seventy percent (70%) of the volume weighted average price over the prior ten (10) day trading period from the date of notice of conversion, but in no event, shall the Conversion price be less than $0.02.

The September 2016 Convertible Promissory Note contained a beneficial conversion feature which resulted in a debt discount of $158,688 which was recorded as a reduction in carrying value of the September 2016 Convertible Promissory Note and offset in mezzanine equity during the twelve months ended December 31, 2016. A charge to debt discount in the amount of $25,621 was expensed through interest expense. At December 31, 2016, the debt discount was $133,067.

In connection with the September 2016 Convertible Promissory Note, the Holder was issued 6,000,000 warrants exercisable at $0.05 expiring in September 2018 (the “Warrants”). The Company determined the fair value of the warrants which resulted in a debt discount of $30,117, recorded as a reduction to the carrying value of the September 2016 Convertible Promissory Note and offset in mezzanine equity and is being amortized over the life of the warrants. The balance of the fair value of the warrants at December 31, 2016 was $25,254.

On November 25, 2016, the Company issued two Convertible Promissory Notes totaling $200,000 to third-parties (the “November 2016 Convertible Promissory Notes”). The November 2016 Convertible Promissory Notes mature on November 24, 2017, and accrues interest at a rate of 10% per annum. As of December 31, 2016, the outstanding principal and accrued interest balance was $200,000 and $1,644, respectively.

The Holder of the November 2016 Convertible Promissory Notes have the right to convert all or any part of the outstanding principal and accrued interest to shares of common stock of the Company. The November 2016 Convertible Promissory Notes can be converted by the Holder in part from time to time after the issuance date by submitting notice of conversion. The November 2016 Convertible Promissory Notes are convertible at the option of the Holder into that number of shares of the Company’s common stock determined by dividing such principal amount and accrued interest by the Conversion Rate. The Conversion Rate is defined as seventy percent (70%) of the volume weighted average price over the prior ten (10) day trading period from the date of notice of conversion, but in no event, shall the Conversion price be less than $0.02.

F-24

The November 2016 Convertible Promissory Notes contained a beneficial conversion feature which resulted in a debt discount of $99,123 which was recorded as a reduction in carrying value of the November 2016 Convertible Promissory Notes and offset in additional mezzanine equity during the twelve months ended December 31, 2016. A charge to debt discount in the amount of $4,130 was expensed through interest expense. At December 31, 2016, the debt discount was $94,993.

In connection with the November 2016 Convertible Promissory Notes, the Holders were issued 4,000,000 warrants exercisable at $0.05 expiring in November 2019 (the “Warrants”). The Company determined the fair value of the warrants which resulted in a debt discount of $13,409, recorded as a reduction to the carrying value of the November 2016 Convertible Promissory Note and offset in mezzanine equity and is being amortized over the life of the warrants. The balance of the fair value of the warrants at December 31, 2016 was $12,850.

Convertible Promissory Note Summary

The fair value of the embedded beneficial conversion features and the fair value of the warrants underlying the Convertible Promissory Notes were calculated pursuant to the Black-Scholes Model. The following table summarizes the carrying value of the Convertible Promissory Note as of December 31, 2016:

December 31, 2016

Convertible Promissory Note	$500,000
Less: debt discount	(228,059)
Warrants	(38,105)
Total net carrying value	$233,836

7. Income Taxes

No provision for federal income taxes has been recognized for the twelve months ended December 31, 2016 and 2015, as the Company has a net operating loss carry forward for income tax purposes available in each period. Additionally, it is uncertain if the Company will have taxable income in the future so a valuation allowance has been established for the full value of net tax assets. The deferred tax asset consists of net operating loss carry forwards and the Company has no deferred tax liabilities.

At December 31, 2016 and 2015, the Company has net operating loss carry forwards of $713,387 and $189,432, respectively for federal income tax purposes. This net operating loss carry forwards may be carried forward in varying amounts until 2036 and may be limited in their use due to significant changes in the Company’s ownership.

	December 31, 2016	December 31, 2015

Net operating loss carryforwards	$713,387	$189,432
Less: valuation allowance	(713,387)	(189,432)
Net deferred tax asset	$-	$-

The Company has valued its net deferred tax asset at zero with a valuation allowance due to the substantial doubt taxable income will be generated in the future to utilize the deferred tax asset.

8. Related Party Transactions

During the twelve months ended December 31, 2016, the Company issued the Chairman of the Board a convertible promissory note, (the “Related Party Convertible Promissory Note”) in an amount up to $200,000 along with 32,166,667 warrants. The note accrues interest at 2% per annum. The issuance of the financial instruments was made in the ordinary course of business, and were given fair market treatment. The Related Party Convertible Promissory Note matures on April 30, 2017. See Note 5. Related Party Convertible Promissory Note.

Additionally, the Company merged with a company controlled by related parties. See Note 10. Merger.

F-25

9. Discontinued Operations

The Company has accounted for discontinued operations prior to January 1, 2016 under Accounting Standards Update No. 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. Under this guidance, a discontinued operation is defined as a strategic shift that has (or will have) a major effect on an entity’s operations and financial results. As described in Note 1. The Company has exited the restaurant industry and has shifted its strategy to home automation and energy conservation services. Management believes this adequately qualifies as a strategic shift under Update No. 2014-08. As of December 31, 2015, the Company had not generated any revenue from its new services. A reconciliation of amounts included in the statements of operations for the years ended December 31, 2015 as follows:

Revenue	$20,100
Selling general and administrative expenses	(201,161)
Other Expenses	(3,531)
Loss from continued operations	$(184,592)

10. Merger

On July 1, 2016, the Company exchanged 165,000,000 shares of the Company’s unregistered shares of common stock for 100% of the outstanding common stock of Chron Energy, Inc. (“CEI”), a Nevada corporation to related parties (consisting of the company’s Chief Compliance Officer and an LLC managed by the Company’s President). CEI possessed intellectual property and strategic relationships (the “Assets”) that are integral to the Company’s entrance into the home automation and retail electric provider markets. Generally, the total acquisition consideration price would be allocated to the assets acquired and liabilities assumed based on their estimated fair values. The excess of the purchase price over the total of estimated fair values assigned to tangible and identifiable intangible assets acquired and liabilities assumed would then be recognized as goodwill. CEI had no liabilities and the Assets had no carrying value on the books. Since the acquisition was with related parties, no increase in the carrying value of the Assets or goodwill can be realized on the books of the Company.

There was no change of control of the Company as a result of the Merger. See Note 8. Related Party Transitions.

11. Shareholder Equity

On February 11, 2016, the Company amended and restated its Articles of Incorporation. The Company was authorized to issue two classes of stock to be designated, respectively “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is one billion five hundred ten million (1,510,000,000) shares each with a par value of $0.001 per share. One billion (1,000,000,000) shares shall be Class A Common Stock, ten million (10,000,000) shares shall be Class B Common Stock, and five hundred million (500,000,000) shares shall be Preferred Stock. As of December 31, 2016, there are 853,262,525 Class A Common Stock shares issued, ten million (10,000,000) Class B Common Stock shares issued, and there has been no issuance of Preferred Stock. Each share of Class A Common Stock shall have one vote and each share of Class B Stock shall have 200 votes. The votes of Class A and Class B Common Stock shall vote together as a single class.

Issuances of Class A Common Stock, par value $0.001:

During the twelve months ended December 31, 2016, the Company issued 2,368,300 shares to providers of professional services to the Company, in lieu of the payment of cash for such services. The value of the transactions total approximately $42,500.

During the twelve months ended December 31, 2016, the Company has issued 282,753,210 shares for cash considerations totaling $687,234.

Issuances of Class B Common Stock, par value $0.001:

During the twelve months ended December 31, 2016, the Company issued 10,000,000 shares to related parties for cash considerations totaling $30,000.

12. Contingencies

In the ordinary course of conducting its business, the Company may be subject to loss contingencies including possible disputes and lawsuits. Management believes that any outcome of such contingences will not have a material impact on the Company’s financial position or results of future operations.

F-26

13. Subsequent Events

Amended and Restated Articles of Incorporation

Effective March 2, 2017, the Company amended Articles Five and Seven of the corporation’s Amended and Restated Articles of Incorporation.

Article Five was amended to set the aggregate number of shares which the Corporation shall have the authority to issue at 1,500,000,000 shares, of which 1,450,000,000 shares shall be Class A Common Stock, par value $.001 per share (the “Class A Common Stock”), 10,000,000 shares shall be Class B Common Stock, par value $.001 per share (the “Class B Common Stock”) and 40,000,000 shares shall be Preferred Stock, par value $.001 per share (the “Preferred Stock”) of which, 2,000,000 shares are designated as “Series A Preferred Stock”. The rights, preferences and restrictions for the Series A Preferred Stock are set forth in the new Article Five, Section C which includes the following:

1.	DESIGNATION OF SERIES. (a) There shall be a series of the Preferred Stock of the Corporation which shall be designated as the “Series A Preferred Stock,” $0.001 par value, and the number of shares constituting such series shall be Two million (2,000,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than that of the shares then outstanding. The Series A Preferred Stock shall have the rights, preferences, restrictions and other terms relating to such series of preferred stock as set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock attached hereto as Exhibit A and incorporated herein by reference.

2.	DIVIDENDS. The holders of Series A Preferred Stock shall not be entitled to receive dividends paid on the Common Stock.

3.	LIQUIDATION PREFERENCE. The holders of Series A Preferred Stock shall not be entitled to any liquidation preference.

4.	VOTING. Except as otherwise expressly set forth herein or as required by law, the holders of the Series A Preferred Stock shall not entitle the holders thereof to vote on any matter submitted for shareholder action, and the consent of the holders thereof shall not be required for the taking of any corporate action.

5.	CONVERSION RIGHTS. The holders of the shares of Series A Preferred Stock shall have the right to convert the Series A Preferred Stock into Class A Common Stock at the rate of ten (10) common shares for each preferred share (10-1 conversion rate) (the “Conversion Right”). The holder of the Series A Preferred Stock shall be entitled to exercise the Conversion Right one year from purchase date of the Series A Preferred Stock.

6.	REDEMPTION RIGHTS; REDEMPTION. To the extent not prohibited by law, all or a portion of the then-outstanding shares of Series A Preferred Stock may be redeemed by the Corporation for a period of one year from the date of issuance at an amount equal to one hundred thirty percent (130%) of the original issue price.

Article Seven was amended by deleting the existing Article Seven and adding a new Article 7 as follows:

Rights of Holders of Common Stock. The following rights, powers, privileges and restrictions, qualifications, and limitations apply to the Common Stock.

(a) General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and privileges of the holders of the Series A Preferred Stock.

(b) Voting. The holders of the Class A Common Stock are entitled to one vote for each share of Class A Common Stock held at all meetings of stockholders (and written actions in lieu of meetings) and the holders of the Class B Common Stock are entitled to 200 votes for each share of Class B Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). Unless required by law, there shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Series A Preferred Stock that may be authorized by the Board) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote. Further, holders of the Common Stock shall have no right to vote on the designations, preferences, limitations and relative or other rights of the Series A Preferred Stock or any series thereof (collectively, the “Preferences”), or on any amendment, alteration or repeal of the Preferences or the Series A Preferred Stock, at any time, whether before or after the issuance thereof.

F-27

Retail Electric Provider Acquisition

The Company entered into an agreement on January 20, 2017 to acquire eighty percent (80%) of Enertrade Electric, LLC, a Texas licensed Retail Energy Provider (“REP”) engaged in the business of providing retail electricity and electric services to residential and commercial consumers within the State of Texas. The purchase price totals $1,500,000 with the initial payment of $500,000 at closing (subject to certain adjustments that may increase or decrease the initial amount) and a $1,000,000 promissory note without interest (subject to adjusted downward for any increase in the initial payment) and payable in two equal installments, the first of which is due ninety (90) days from the closing date and the second due one hundred and eighty (180) days from the closing date. Conditions precedent to closing the transaction include, but not limited to, (i) the Sellers obtaining all material consents, approvals, permits, authorization from, notifications to and filings with any Governmental Entities including, without limitations, the Texas Public Utilities Commission and (ii) all approvals, consents and waivers shall have been obtained from the REP’s primary supplier. On March 27, 2017, the Company received the approval of the Texas Public Utilities Commission.

Securities Purchase Agreement

On March 17, 2017, the Company entered into a Securities Purchase Agreement containing convertible promissory notes (the “Notes”) and “Warrants.”

The aggregate principal amount of the Notes is $165,000 to be taken down in two $82,500 tranches. The Notes are due one year from issuance, have an original issue discount of 10%, an annual interest rate of 12%, a prepayment penalty of 20% if paid prior to the maturity date and are convertible into shares of common stock of the Company with a “Conversion Price” equal to the lower of $.03 per share or 60% of the lowest closing price for the Company’s Common Stock on the Trading Market for the 20 Trading Days prior to the conversion, provided however the Conversion Price shall not be lower than $.001 per share.

The aggregate number of shares of common stock of the Company issuable upon the exercise of the Warrants is 1,000,000 shares. The Warrants are to be issued in two 500,000 tranches in connection with the Notes, are exercisable at any time on or after the six-month anniversary of the issue date and on or prior to the anniversary of the issue date and have an “Exercise Price” of $0.03 for the first 500,000 tranche shares and $0.05 for the second 500,000 tranche. The Warrants are exercisable for (i) cash or (ii) cashless by exchange of all or some of the Warrant for shares of Common Stock equal to the value of the amount of the Warrant being exchanged on the date of exchange.

Sale of Common Stock

Subsequent to the year ended December 31, 2016, the Company sold a total of 4,333,334 shares of its restricted Class A Common Stock for $65,000 in private placements subject to Rule 144.

F-28

ZENERGY BRANDS, INC.

______________ Shares of

Class A Common Stock

PROSPECTUS

____________, 2017

Until ____________, 2017, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

F-29

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The table below lists various expenses payable in connection with the sale and distribution of the securities being registered hereby. All the expenses are estimates, except the Securities and Exchange Commission (“SEC”) registration fee. All such expenses will be borne by the Company; none of the expenses will be borne by the selling stockholders.

Type	Amount
SEC Registration Fee	$102.32
Printing Expenses	1,500.00
Legal Fees and Expenses	50,000.00
Accounting Fees and Expenses	15,000.00
Total Expenses	$66,602.32

Item 14. Indemnification of Directors and Officers

The only statute, charter provision, by-law, contract, or other arrangement under which any controlling person, director or officers of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

Our amended and restated articles of incorporation, as amended, limit the liability of our directors and officers to the maximum extent permitted by Nevada law. Nevada law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for: (i) breach of the directors’ duty of loyalty; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) the unlawful payment of a dividend or unlawful stock purchase or redemption, and (iv) any transaction from which the director derives an improper personal benefit. Nevada law does not permit a corporation to eliminate a director’s duty of care, and this provision of our certificate of incorporation has no effect on the availability of equitable remedies, such as injunction or rescission, based upon a director’s breach of the duty of care.

The effect of the foregoing is to require us to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful

At present, the Company does maintain officers’ and directors’ liability insurance coverage.

Insofar as indemnification for liabilities may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

The following is a summary of transactions by us within the past three years involving sales or our securities that were not registered under the Securities Act.

On November 20, 2015, the Company issued a convertible secured promissory note in the amount up to $200,000 of which $193,000 in loan advances have been made by Mr. Young to the Company. Interest on the amount outstanding under the note accrues at an annual rate equal to the lesser of 2.0% or the highest lawful rate, as defined in the note. The outstanding principal amount and all accrued and unpaid interest shall be due and payable on December 31, 2016. Through an amendment to the note, the due date has been extended to April 1, 2017. As of December 31, 2016, the outstanding principal and accrued interest due totals $196,386.

The holder of the note has the option at any time and from time to time to convert all or a portion of the outstanding principal amount and accrued interest under the note into shares of the Company’s Class A common stock at a conversion price of $0.003, subject to adjustment in the event of any stock dividend, stock split, combination and reclassification of our Common Stock.

II-1

As of December 31, 2016, warrants to purchase 32,166,667 shares of Class A common stock was issued and outstanding. The warrants were issued in connection with the related party convertible promissory notes and are exercisable in whole or in part at any time and from time to time until the last calendar day of the month in which the fifth anniversary of the issuance date occurs.

On September 6, 2016, the Company issued a Convertible Promissory Note totaling $300,000 to a third-party (the “September 2016 Convertible Promissory Note”). The September 2016 Convertible Promissory Note matures on September 5, 2018, and accrues interest at a rate of 10% per annum. As of December 31, 2016, the outstanding principal and accrued interest balance was $300,000 and $9,945, respectively.

On November 25, 2016, the Company issued two Convertible Promissory Notes totaling $200,000 to third-parties (the “November 2016 Convertible Promissory Notes”). The November 2016 Convertible Promissory Notes mature on November 24, 2017, and accrues interest at a rate of 10% per annum. As of December 31, 2016, the outstanding principal and accrued interest balance was $200,000 and $2,027, respectively.

On February 1, 2016, the Company entered into a Stock Purchase Agreement with Mr. Alex Rodriguez, its President, Chief Executive Officer, Chief Financial Officer and director pursuant to which Mr. Rodriguez purchased 2,000,000 of the Company’s shares of the Company’s Class B Common Stock in exchange for $6,000. On February 1, 2016, the Company also entered into a Stock Purchase Agreement with Mr. Byron Young, its Chairman, pursuant to which Mr. Young purchased 2,000,000 of the Company’s shares of Class B Common Stock in exchange for $6,000.

On June 30, 2016, the Company entered into a Stock Purchase Agreement with Mr. Rodriguez pursuant to which Mr. Rodriguez purchased 3,000,000 shares of the Company’s Class B Common Stock for $9,000. On June 30, 2016, the Company also entered into a Stock Purchase Agreement with Mr. Young pursuant to which he purchased 3,000,000 shares of the Class B Common Stock for $9,000.

On July 1, 2016, the Company exchanged 165,000,000 shares of the Company’s unregistered shares of Class A common stock for 100% of the outstanding common stock of Chron Energy, Inc. (“CEI”), a Nevada corporation to related parties in which Alex Rodriguez had a 50% beneficial interest.

Issuances of Class A Common Stock, par value $0.001:

●	During the year ended December 31, 2015, the Company issued 398,184,100 shares upon conversion of $63,028 of convertible notes.

●	During the year ended December 31, 2016, the Company issued 286,798,255 shares on conversion of $122,500 of convertible notes.

●	During the year ended December 31, 2016, the Company issued 2,368,300 shares for services valued at $42,500.

●	During the year ended December 31, 2016, the Company issued 2,368,300 shares for cash consideration totaling $762,234.

Issuances of Class B Common Stock, par value $0.001:

●	During the year ended December 31, 2016, the Company issued 10,000,000 shares to related parties for cash consideration totaling $30,000.

Subsequent to December 31, 2016 the Company issued the following:

II-2

Issuance of Convertible Notes and Warrants

●	On March 17, 2017, the Company entered into a Securities Purchase Agreement with a third party totaling $165,000 payable in two tranches (“Tranches”) each consisting of Convertible Promissory Notes (“Notes”) and Warrants. The Notes are convertible at the option of the Holder into that number of shares of the Company’s common stock determined by dividing such principal amount and accrued interest by the Conversion Rate. The Conversion Rate is defined as the lower of $0.03 or sixty percent (60%) of the lowest closing price over the prior ten (10) day trading period from the date of notice of conversion, but in no event, shall the Conversion price be less than $0.01.

●	On March 17, 2017, the Company received the 2nd Tranche of $82,500 and issued a Note for $82,500 and issued 500,000 warrants exercisable at $0.03 expiring in March 2018.

●	On April 25, 2017, the Company received the 1st Tranche of $82,500 and issued a Note for $82,500 and issued 500,000 warrants exercisable at $0.05 expiring in March 2018.

Issuances of Class A Common Stock, par value $0.001:

●	Subsequent to December 31, 2017, the Company has received $165,000 in share subscriptions from third-parties to purchase 11,000,001 shares of its restricted Series A Common Stock. The company has not issued the shares as of May 24, 2017.

●	Subsequent to December 31, 2017, the Company has received services valued at $90,600 for which it will issue 25,500,000 shares of its restricted Series A Common Stock.

Issuances of Series A Preferred Stock, par value $0.001:

●	During the three months ended March 31, 2017, the Company issued 500,000 shares of its Series A Preferred Stock to third parties for cash consideration totaling $125,000.

Crown Bridge Financing

Effective on June 8, 2017, the Company completed the sale to Crown Bridge Partners, LLC (“Crown Bridge”) of a convertible promissory note (the “Crown Bridge Note”) and a common stock purchase warrant (the “Crown Bridge Warrant”). Crown Bridge purchased the Crown Bridge Note in the principal amount of $46,000 for a purchase price of $40,000 and the Crown Bridge Warrant to purchase 920,000 shares of the Company’s Class A common stock. The purchase price for the Crown Bridge Note was $40,000, thereby reflecting an original issue discount of $6,000 (i.e., the spread between the face amount of the Crown Bridge Note of $46,000 and the purchase price of $40,000). The Crown Bridge Note carries a prorated original issue discount of $6,000.00 and bears interest at the rate of 5% per year. On August 23, 2017, the Company paid off the Crown Bridge Note.

The Crown Bridge Warrant is exercisable for a period of five years and entitles the holder to purchase shares of the Company’s Class A common stock at an exercise price of $0.05 per share. The exercise price of the Crown Bridge Warrant is subject to proportional adjustment in the event of stock splits, recapitalizations and similar corporate events. In addition, the exercise price of provided for in the Crown Bridge Warrant is subject to adjustment if the Company issues or sells shares of its Class A common stock for a consideration per share less than the conversion price or exercise price then in effect, or issue options, warrants or other securities convertible or exchange for shares of the Company’s Class A common stock at a conversion or exercise price less than the conversion price or exercise price then in effect. If any of these events should occur, the exercise price each will be reduced to the lowest price at which these securities were issued or are exercisable. In addition, the Crown Bridge Warrant may become exercisable on a cashless basis if the market price of the Company’s Class A common stock exceeds the exercise price then in effect. Market price means the highest traded price of our common stock during the 20 trading days prior to the date of any exercise notice issued by the holder of the Crown Bridge Warrant.

JSJ Investments Financing

Effective as of September 20, 2017, the Company entered into and closed on the transaction set forth in the JSJ Loan Agreement (the “JSJ Loan Agreement”) it entered into with JSJ Investments, Inc. (“JSJ”) for the sale of the Company’s original issue discount 10% convertible note in the principal amount of $110,000. Pursuant to the JSJ Loan Agreement, the Company issued to JSJ upon closing for a purchase price of $105,000: 5% Original Issue Discount 10% Convertible Note (the “JSJ OID Note”) in the principal amount of $110,000 (the “Note). The maturity date of the OID Note is September 20, 2018. The holder of the JSJ OID Note has the right, at any time, to convert all or a portion of the principal amount of the note into shares of common stock of the Company at the conversion price. The per share conversion price is the lowest per share trading price for the 20-day trading period immediately prior to the conversion date multiplied by sixty-percent (60%); however, the conversion shall not be less than $0.005. The JSJ OID Note may be prepaid at any time, in whole or in part prior to maturity with a penalty or premium equal to 25% up to the 90th day from the issuance date, 30% from the 91st to the 150th day from issuance, and 40% from the 151th day of issuance. The Company agreed to satisfy the current public information requirements under SEC Rule 144(c), among other things. The JSJ OID Note are not convertible to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon conversion of the JSJ OID Note or otherwise would result in the beneficial ownership by holder of more than 4.9% of the Company’s then outstanding common stock. This ownership limitation can be increased or decreased by the holder upon 61 days notice to the Company. Further, the holder of the JSJ OID Note may not convert the note if such conversion would cause the holder’s beneficial ownership of the Company’s outstanding common stock to exceed 9.9%.

II-3

Greentree Financial Financing

On August 1, 2017, the Company entered into a Financial Advisory Agreement with Greentree Financial Group, Inc. (“Greentree”) whereby Greentree agreed to provide financial advisory services to the Company including reviewing target company acquisitions and due diligence, financial review, and assistance with consolidated accounting for acquisitions and perform such other work as requested by the Company. The Company agreed to pay Greentree the sum of $25,000 for such services by issuing Greentree a Convertible Promissory Note in the principal amount of $25,000 due July 31, 2018 (the “Greentree Advisory Note”). The Greentree Advisory Note bears interest rate of 8% per annum and is due on July 31, 2018. The Greentree Advisory Note may be prepaid in whole or in part at any time prior to the maturity date with a penalty of 10% of the sum of the outstanding principal and interest provided that the Company shall provide the holder with 15 days’ prior written notice of its intent to prepay. Holder shall have the option to elect to convert at any time prior to prepayment. The holder has the right, at any time, to convert all or a portion of the note into shares of common stock of the Company at the conversion price. The per share conversion price is equal to the lowest per share trading price for the 20-day trading period prior to the conversion date multiplied by 60%; however, the conversion price shall not be less than $0.001. The Greentree 10% OID Notes (as defined below) are not convertible to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon conversion of the Advisory Note or otherwise would result in the beneficial ownership by holder of more than 4.9% of the Company’s then outstanding common stock. This ownership limitation can be increased or decreased by the holder upon 61 days’ notice to the Company. Further, the holder of the Greentree Advisory Note may not convert the note if such conversion would cause the holder’s beneficial ownership of the Company’s outstanding common stock to exceed 9.9%. In addition, the Company agreed to reimburse the holder’s non-accountable legal fees and certificate processing cost by adding $1,500 to the principal amount of each conversion but in no event, shall the total conversion costs exceed $10,000.

On August 1, 2017 (the “Greentree Original Issue Date”), the Company entered into and closed on the transaction set forth in the Loan Agreement (the “Greentree Loan Agreement”) it entered into with Greentree for the sale of the Company’s 10% original issue discount convertible notes in the aggregate principal amount of $425,000 and warrants to purchase 4,250,000 shares of the Company’s Common Stock at an exercise price of $0.035 per share. Pursuant to the Greentree Loan Agreement, the Company issued to Greentree upon closing for a purchase price of $67,500: (i) 10% Original Issue Discount 8% Convertible Note (the “Greentree 10% OID Notes”) in the principal amount of $75,000 (the “Greentree Note”); and (ii) warrants (the “Greentree Warrants”) to purchase 4,250,000 shares of the Company’s Common Stock at an exercise price of $0.035 per share (subject to adjustments under certain conditions as defined in the Greentree Warrants). The Greentree Loan Agreement provides that Greentree shall purchase, subject to its approval in its sole discretion, an additional Greentree 10% OID Note in the principal amount of $100,000 upon the effectiveness of the registration statement of which this prospectus forms a part (the “Second Greentree Note”) and an additional Greentree 10% OID Note in the principal amount of $250,000 upon the Company reaching a sales goal of $1,000,000 in any fiscal quarter. The maturity date of the note is July 31, 2018 and the maturity date of the additional Greentree 10% OID Notes will be 12 months from the date of such note. The Company agreed to pay Greentree $2,000 at closing for Greentree’s legal document preparation and requires the Company to satisfy the current public information requirements under SEC Rule 144(c), among other things. The holder of the Greentree 10% OID Notes has the right, at any time, to convert all or a portion of the principal amount of the note into shares of Common Stock of the Company at the conversion price. The per share conversion price is the lowest per share trading price for the 20-day trading period immediately prior to the conversion date multiplied by 60%; however, the conversion shall not be less than $0.001. The Greentree 10% OID Notes may be prepaid at any time, in whole or in part prior to maturity with a penalty or premium equal to 10% of the outstanding principal and interest accrued as of the prepayment date provided that the Company provides the holder of the note 15 days’ advance written notice of any prepayment. The Greentree 10% OID Notes are not convertible to the extent that (a) the number of shares of our Common Stock beneficially owned by the holder and (b) the number of shares of our Common Stock issuable upon conversion of the Greentree 10% OID Notes or otherwise would result in the beneficial ownership by holder of more than 4.9% of the Company’s then outstanding Common Stock. This ownership limitation can be increased or decreased by the holder upon 61 days’ notice to the Company. Further, the holder of the Greentree 10% OID Notes may not convert the note if such exercise would cause the holder’s beneficial ownership of the Company’s outstanding Common Stock to exceed 9.9%. In addition, the Company agreed to reimburse the holder’s non-accountable legal fees and certificate processing costs of $1,500 for each conversion up to a maximum of $10,000.

II-4

Warrant. In further consideration for the Greentree Loan Agreement, the Company issued to Greentree a warrant to purchase 4,250,000 shares of its common stock that may be exercised in whole or in part at any time and from time to time until the last calendar day of the month in which the third anniversary of the issuance date occurs. The exercise price of the warrant is $0.035 per share. If the market price of one share of common stock is greater than the exercise price, Greentree may elect a cashless exercise pursuant to the terms set forth in the warrant. The exercise price and the number of shares of common stock purchasable upon the exercise of the warrant are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our common stock, as well as the issuance of options or other rights to purchase common stock at a price less than the exercise price of the warrant. An adjustment in the event of a reverse stock split or other reduction in the authorized common stock of the Company shall not exceed a reduction of greater than 1 for 20 regardless of the amount of the reduction of the common stock of the Company. Subject to applicable laws, the warrant may be transferred at Greentree’s option in compliance with applicable federal and state securities laws. The Greentree Warrant is not exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon exercise of the Greentree Warrant or otherwise would result in the beneficial ownership by holder of more than 4.9% of the Company’s then outstanding common stock. This ownership limitation can be increased or decreased by the holder upon 61 days’ notice to the Company. Further, the holder of the Greentree Warrant may not exercise the warrant if such exercise would cause the holder’s beneficial ownership of the Company’s outstanding common stock to exceed 9.9%.

L&H, Inc. Financing

On August 1, 2017 (the “L&H Original Issue Date”), the Company entered into and closed on the transaction set forth in the L&H Loan Agreement (the “L&H Loan Agreement”) it entered into with L&H Inc. (“L&H”) for the sale of the Company’s 10% original issue discount convertible notes in the aggregate principal amount of $50,000 and warrants to purchase 500,000 shares of the Company’s common stock at an exercise price of $0.035 per share. Pursuant to the L&H Loan Agreement, the Company issued to L&H upon closing for a purchase price of $22,500: (i) 10% Original Issue Discount 8% Convertible Note (the “L&H 10% OID Notes”) in the principal amount of $25,000 (the “L&H Note”); and (ii) warrants (the “L&H Warrants”) to purchase 500,000 shares of the Company’s common stock at an exercise price of $0.035 per share (subject to adjustments under certain conditions as defined in the L&H Warrants). The L&H Loan Agreement provides that L&H shall purchase, subject to its approval in its sole discretion and an additional L&H 10% OID Note in the principal amount of $25,000 upon the effectiveness of the registration statement of which this prospectus forms a part. The maturity date of the initial L&H 10% OID Note is July 31, 2018 and the maturity date of the additional note will be 12 months from the date of such note. The holder of the L&H 10% OID Notes has the right, at any time, to convert all or a portion of the principal amount of the note into shares of common stock of the Company at the conversion price. The per share conversion price is the lowest per share trading price for the 20-day trading period immediately prior to the conversion date multiplied by 60%; however, the conversion shall not be less than $0.001. The L&H 10% OID Notes may be prepaid at any time, in whole or in part prior to maturity with a penalty or premium equal to 10% of the outstanding principal and interest accrued as of the prepayment date provided that the Company provides the holder of the note 15 days’ advance written notice of any prepayment. The Company agreed to satisfy the current public information requirements under SEC Rule 144(c), among other things. The L&H 10% OID Notes are not convertible to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon conversion of the L&H 10% OID Notes or otherwise would result in the beneficial ownership by holder of more than 4.9% of the Company’s then outstanding common stock. This ownership limitation can be increased or decreased by the holder upon 61 days’ notice to the Company. Further, the holder of the L&H 10% OID Notes may not convert the note if such conversion would cause the holder’s beneficial ownership of the Company’s outstanding common stock to exceed 9.9%. In addition, the Company agreed to reimburse the holder’s non-accountable legal fees and certificate processing costs of $1,500 for each conversion up to a maximum of $10,000.

Warrant. In further consideration for the L&H Loan Agreement, the Company issued to L&H a warrant to purchase 500,000 shares of its common stock that may be exercised in whole or in part at any time and from time to time until the last calendar day of the month in which the third anniversary of the issuance date occurs. The exercise price of the warrant is $0.035 per share. If the market price of one share of common stock is greater than the exercise price, L&H may elect a cashless exercise pursuant to the terms set forth in the warrant. The exercise price and the number of shares of common stock purchasable upon the exercise of the warrant are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our common stock, as well as the issuance of options or other rights to purchase common stock at a price less than the exercise price of the warrant. An adjustment in the event of a reverse stock split or other reduction in the authorized common stock of the Company shall not exceed a reduction of greater than 1 for 20 regardless of the amount of the reduction of the common stock of the Company. Subject to applicable laws, the warrant may be transferred at L&H’s option in compliance with applicable federal and state securities laws. The L&H Warrant is not exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon exercise of the L&H Warrant or otherwise would result in the beneficial ownership by holder of more than 4.9% of the Company’s then outstanding common stock. This ownership limitation can be increased or decreased by the holder upon 61 days’ notice to the Company. Further, the holder of the L&H Warrant may not exercise the warrant if such exercise would cause the holder’s beneficial ownership of the Company’s outstanding common stock to exceed 9.9%.

II-5

2 Plus 2 Loan Financing

On August 1, 2017 (the “2 Plus 2 Original Issue Date”), the Company entered into and closed on the transaction set forth in the Loan Agreement (the “2 Plus 2 Loan Agreement”) it entered into with 2 Plus 2, LLC (“2 Plus 2”) for the sale of the Company’s 10% original issue discount convertible notes in the aggregate principal amount of $25,000 and warrants to purchase 22,500 shares of the Company’s common stock at an exercise price of $0.035 per share. Pursuant to the 2 Plus 2 Loan Agreement, the Company issued to 2 Plus 2 upon closing for a purchase price of $20,000: (i) 10% Original Issue Discount 8% Convertible Note (the “2 Plus 2 10% OID Notes”) in the principal amount of $25,000 (the “2 Plus 2 Note”); and (ii) warrants (the “2 Plus 2 Warrants”) to purchase 250,000 shares of the Company’s common stock at an exercise price of $0.035 per share (subject to adjustments under certain conditions as defined in the 2 Plus 2 Warrants). The 2 Plus 2 Loan Agreement provides that 2 Plus 2 shall purchase, subject to its approval in its sole discretion and an additional 2 Plus 2 10% OID Note in the principal amount of $25,000 upon the effectiveness of the registration statement of which this prospectus forms a part. The maturity date of the 2 Plus 2 10% OID Note is July 31, 2018. The holder of the 2 Plus 2 10% OID Notes has the right, at any time, to convert all or a portion of the principal amount of the note into shares of common stock of the Company at the conversion price. The per share conversion price is the lowest per share trading price for the 20-day trading period immediately prior to the conversion date multiplied by 60%; however, the conversion shall not be less than $0.001. The 2 Plus 2 10% OID Notes may be prepaid at any time, in whole or in part prior to maturity with a penalty or premium equal to 10% of the outstanding principal and interest accrued as of the prepayment date provided that the Company provides the holder of the note 15 days’ advance written notice of any prepayment. The Company agreed to satisfy the current public information requirements under SEC Rule 144(c), among other things. The 2 Plus 2 10% OID Notes are not convertible to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon conversion of the 2 Plus 2 10% OID Notes or otherwise would result in the beneficial ownership by holder of more than 4.9% of the Company’s then outstanding common stock. This ownership limitation can be increased or decreased by the holder upon 61 days’ notice to the Company. Further, the holder of the 2 Plus 2 10% OID Notes may not convert the note if such conversion would cause the holder’s beneficial ownership of the Company’s outstanding common stock to exceed 9.9%. In addition, the Company agreed to reimburse the holder’s non-accountable legal fees and certificate processing costs of $1,500 for each conversion up to a maximum of $10,000.

Warrant. In further consideration for the 2 Plus 2 Loan Agreement, the Company issued to 2 Plus 2 a warrant to purchase 250,000 shares of its common stock that may be exercised in whole or in part at any time and from time to time until the last calendar day of the month in which the third anniversary of the issuance date occurs. The exercise price of the warrant is $0.035 per share. If the market price of one share of common stock is greater than the exercise price, 2 Plus 2 may elect a cashless exercise pursuant to the terms set forth in the warrant. The exercise price and the number of shares of common stock purchasable upon the exercise of the warrant are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our common stock, as well as the issuance of options or other rights to purchase common stock at a price less than the exercise price of the warrant. An adjustment in the event of a reverse stock split or other reduction in the authorized common stock of the Company shall not exceed a reduction of greater than 1 for 20 regardless of the amount of the reduction of the common stock of the Company. Subject to applicable laws, the warrant may be transferred at 2 Plus 2’s option in compliance with applicable federal and state securities laws. The 2 Plus 2 Warrant is not exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon exercise of the 2 Plus 2 Warrant or otherwise would result in the beneficial ownership by holder of more than 4.9% of the Company’s then outstanding common stock. This ownership limitation can be increased or decreased by the holder upon 61 days’ notice to the Company. Further, the holder of the 2 Plus 2 Warrant may not exercise the warrant if such exercise would cause the holder’s beneficial ownership of the Company’s outstanding common stock to exceed 9.9%.

Auctus Fund, LLC Financing

Effective as of August 3, 2017 (the “Effective Date”), the Company issued a convertible promissory note in the original principal amount of $200,000 (the “Auctus Note”) to Auctus Fund, LLC (“Auctus”), pursuant to which Auctus funded $200,000 to the Company after the deduction of $18,600 of diligence, monitoring and other transaction costs and $2,750 in legal fees. The Company issued the Auctus Note pursuant to a securities purchase agreement (the “Auctus SPA”), dated as of July 28, 2017 (the “Auctus Issue Date”), entered into by the Company and Auctus. Pursuant to the Auctus SPA, the Company also issued warrants to Auctus to purchase 666,000 shares of the Company’s common stock at an exercise price of $0.03 per share (“Auctus Warrants”).

II-6

The Auctus Note bears interest at the rate of 10% per annum and matures on April 28, 2018 (the “Auctus Maturity Date”). Any amount of principal or interest on the Auctus Note which is not paid when due shall bear interest at the rate of the lesser of 24% per annum or the maximum rate allowed by law from the due date thereof until the same is paid (the “Auctus Default Interest”). The Company has the right to prepay the Auctus Note at any time beginning on the 91st day following the Auctus Issue Date and ending 180 days after the Auctus Issue Date with a premium of 140% of all amounts owed to Auctus. The Auctus Note may not be prepaid after the 180th day after the issue date.

All principal and accrued interest on the Auctus Note is convertible into shares of the Company’s common stock at the election of Auctus at any time at a conversion price equal to the lesser of (i) $0.04; (ii) the lowest traded price or closing bid price of the common stock during the 20 trading days prior to July 28, 2017; and (iii) the Auctus Variable Conversion Price (which is defined as 60% of the lesser of the lowest traded price and closing bid price of the common stock during the 20 trading day period prior to conversion). The conversion price of the Auctus Note is subject to adjustment in the event of stock splits, stock dividends and similar corporate events. In addition, if, at any time when the Auctus Note is issued and outstanding, the Company issues or sells, or is deemed to have issued or sold shares of common stock, except for shares of common stock issued directly to vendors or suppliers of the Company in satisfaction of amounts owed to such vendors or suppliers (provided, however, that such vendors or suppliers shall not have an arrangement to transfer, sell or assign such shares of common stock prior to the issuance of such shares), for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the conversion price of the Auctus Note that is then in effect on the date of such issuance of such shares of common stock (an “Auctus Dilutive Issuance”), then immediately upon the Auctus Dilutive Issuance, the conversion price of the Auctus Note will be reduced to the amount of the consideration per share received by the Company in such Auctus Dilutive Issuance.

The Auctus Note is not convertible to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the conversion of the Auctus Note or otherwise would result in the beneficial ownership by holder of more than 4.99% of the Company’s then outstanding common stock. This ownership limitation can be increased or decreased by the holder upon 61 days’ notice to the Company.

So long as the Auctus Note is outstanding, upon any issuance by the Company or any of its subsidiaries of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the holder in the Auctus Note, then the Company shall notify the holder of such additional or more favorable term and such term, at holder’s option, shall become a part of the transaction documents with the holder. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, prepayment rate, conversion lookback periods, interest rates, original issue discounts, stock sale price, private placement price per share, and warrant coverage.

The Company agreed to include on the next registration statement it files with SEC (or on the subsequent registration statement if such registration statement is withdrawn) all shares issuable upon conversion of the Auctus Note. Failure to do so will result in liquidated damages of 25% of the outstanding principal balance of the Auctus Note, but not less than $15,000, being immediately due and payable to the Holder at its election in the form of cash payment or addition to the balance of the Auctus Note.

The Company agreed not to conduct any capital raising transactions (including debt with an equity component) (“Future Offerings”) during the initial 60 days following the Auctus Issue Date, except for registered offerings. Until the Auctus Note is satisfied in full, if the Company receives cash proceeds from any source or series of related or unrelated sources, including but not limited to, from the issuance of equity and/or debt securities, the conversion of outstanding warrants of the Company, the issuance of securities pursuant to an equity line of credit of the Company or the sale of assets, the Company shall, within one business day of the Company’s receipt of such proceeds, inform Auctus of such receipt, following which Auctus shall have the right in its sole discretion to require the Company to immediately apply all or any portion of such proceeds to repay all or any portion of the Auctus Note.

The Company agreed to reserve a sufficient number of shares to provide for the issuance of common stock upon the full conversion of the Auctus Note (the “Initial Reserve”), and also agreed to adjust the Initial Reserve to ensure that it always equals at least five times the total number of common stock that is actually issuable if the entire Auctus Note is converted.

Warrant. In further consideration for the Auctus Note, the Company issued to Auctus a warrant to purchase 666,000 shares of its common stock that may be exercised in whole or in part at any time and from time to time until the last calendar day of the month in which the fifth anniversary of the issuance date occurs. The exercise price of the warrant is $0.03 per share. If the market price of one share of common stock is greater than the exercise price, Auctus may elect a cashless exercise pursuant to the terms set forth in the warrant. The exercise price and the number of shares of common stock purchasable upon the exercise of the warrant are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our common stock, as well as the issuance of options or other rights to purchase common stock at a price less than the exercise price of the warrant. Subject to applicable laws, the warrant may be transferred at Auctus’ option in compliance with applicable federal and state securities laws.

II-7

Morningview Financial, LLC Financing

On August 3, 2017, the Company issued a convertible promissory note in the original principal amount of $105,000 (the “Morningview Note”) to Morningview Financial, LLC (“Morningview”), pursuant to which Morningview funded $100,000 to the Company after the deduction of $5,000 in legal fees. The Company issued the Morningview Note pursuant to a securities purchase agreement dated as of July 31, 2017 (the “Morningview SPA”) entered into by the Company and Morningview.

The Morningview Note bears interest at the rate of 10% per annum and matures on July 31, 2018 (the “Morningview Maturity Date”). Any amount of principal or interest on the Morningview Note which is not paid when due shall bear interest at the rate of the lesser of (i) 18% per annum or (ii) the maximum amount permitted by applicable law from the due date thereof until the same is paid (the “Morningview Default Interest”). The Company has the right to prepay the Morningview Note upon payment of an amount equal to 135% of the total amount outstanding under the Morningview Note. The Morningview Note may not be prepaid after the 170th day after the issue date.

All principal and accrued interest on the Morningview Note is convertible into shares of the Company’s common stock at the election of Morningview at any time at a conversion price equal to the lesser of (i) $0.03 and (ii) the Morningview Variable Conversion Price (which is defined as 60% of the lesser of the lowest traded price and closing bid price of the common stock during the 20-day trading period prior to conversion). The conversion price of the Morningview Note is subject to adjustment in the event of stock splits, stock dividends and similar corporate events. In addition, if, at any time when the Morningview Note is issued and outstanding, the Company enters into a Section 3(a)(9) transaction (including but not limited to the issuance of new promissory notes or of a replacement promissory note), or Section 3(a)(10) transaction, in which any third party has the right to convert monies owed to that third party (or receive shares pursuant to a settlement or otherwise) at a discount to market greater than the Morningview Variable Conversion Price in effect at that time (prior to all other applicable adjustments in the Morningview Note) (an “Morningview Dilutive Issuance”), then immediately upon the Morningview Dilutive Issuance, the conversion price of the Morningview Note will be reduced to the amount of the consideration per share received by the Company in such Morningview Dilutive Issuance. The Morningview Note is not convertible to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the conversion of the Morningview Note or otherwise would result in the beneficial ownership by holder of more than 4.99% of the Company’s then outstanding common stock. This ownership limitation can be increased or decreased by the holder upon 61 days’ notice to the Company.

So long as the Morningview Note is outstanding, upon any issuance by the Company of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to Morningview in the Morningview Note, then the Company shall notify Morningview of such additional or more favorable term and such term, at Morningview’s option, shall become a part of the Morningview Note.

JSJ Investments Financing

Effective as of September 20, 2017, the Company entered into and closed on the transaction set forth in the JSJ Loan Agreement (the “JSJ Loan Agreement”) it entered into with JSJ Investments, Inc. (“JSJ”) for the sale of the Company’s original issue discount 10% convertible note in the principal amount of $110,000. Pursuant to the JSJ Loan Agreement, the Company issued to JSJ upon closing for a purchase price of $105,000: 5% Original Issue Discount 10% Convertible Note (the “JSJ OID Note”) in the principal amount of $110,000 (the “Note). The maturity date of the OID Note is June 20, 2018. The holder of the JSJ OID Note has the right, at any time, to convert all or a portion of the principal amount of the note into shares of common stock of the Company at the conversion price. The per share conversion price is the lowest per share trading price for the 20-day trading period immediately prior to the conversion date multiplied by sixty-percent (60%); however, the conversion shall not be less than $0.0005. The JSJ OID Note may be prepaid at any time, in whole or in part prior to maturity with a penalty or premium equal to 25% up to the 90th day from the issuance date, 30% from the 91st to the 150th day from issuance, and 40% from the 151th day of issuance. The Company agreed to satisfy the current public information requirements under SEC Rule 144(c), among other things. The JSJ OID Note are not convertible to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon conversion of the JSJ OID Note or otherwise would result in the beneficial ownership by holder of more than 4.9% of the Company’s then outstanding common stock. This ownership limitation can be increased or decreased by the holder upon 61 days notice to the Company. Further, the holder of the JSJ OID Note may not convert the note if such conversion would cause the holder’s beneficial ownership of the Company’s outstanding common stock to exceed 9.9%.

II-8

Vista Capital Investments, LLC Financing

On October 2, 2017 (the “Original Issue Date”) the Company entered into and closed on the transaction set forth in the Loan Agreement (the “Vista Loan Agreement”) it entered into with Vista Capital Investments, LLC (“Vista”) for the sale of the Company’s 20% original issue discount convertible notes in the aggregate principal amount of $220,000 and issue commitment shares in the amount of three million (3,000,000) restricted common shares in the Company. Pursuant to the Vista Loan Agreement, the Company issued to Vista upon closing for a purchase price of $220,000: (i) 20% Original Issue Discount 8% Convertible Note (the “Vista” 20% OID Notes”) in the principal amount of $220,000 (the “Note”); and (ii) security purchase agreement to issue 3,000,000 shares of the Company’s common stock. The maturity date of the 20% OID Note is October 2, 2019. The holder of the Vista 20% OID Notes has the right, at any time, to convert all or a portion of the principal amount of the note into shares of common stock of the Company at the conversion price. The per share conversion price is the lowest per share trading price for the 20-day trading period immediately prior to the conversion date multiplied by sixty-percent (60%); however, the conversion shall not be less than $0.01. The Vista 20% OID Notes may be prepaid at any time, within the 90 day period immediately following the Issuance Date, the Company shall have the option, upon 10 business days’ notice to Holder, to pre-pay the entire remaining outstanding principal amount of this Note in cash, provided that (i) the Company shall pay the Holder 135% of the Outstanding Balance, (ii) such amount must be paid in cash on the next business day following such 10 business day notice period, and (iii) the Holder may still convert the note to the terms at all times until such prepayment amount has been received in full.

The Company agreed to satisfy the current public information requirements under SEC Rule 144(c), among other things. The Vista 20% OID Notes are not convertible to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon conversion of the Vista 20% OID Notes or otherwise would result in the beneficial ownership by holder of more than 4.9% of the Company’s then outstanding common stock. This ownership limitation can be increased or decreased by the holder upon 61 days notice to the Company. Further, the holder of the Vista 20% OID Notes may not convert the note if such conversion would cause the holder’s beneficial ownership of the Company’s outstanding common stock to exceed 9.9%.

Registration Rights Agreement. The Company also entered into a Registration Rights Agreement with Vista dated as of October 2, 2017 as required pursuant to the terms of the Vista Loan Agreement (the “Vista Registration Rights Agreement”). The Vista Registration Rights Agreement requires the Company to, among other things, use commercially reasonable efforts to: (1) file a registration statement covering Vista’s resale of the common stock underlying the Vista 20% OID Notes within ninety (90) days following the Original Issue Date. If the Company fails to comply with the registration requirements or a registration statement ceases to be effective or fails to be usable for its intended purpose, the Company is obligated to pay Vista liquidated damages.

Bellridge Equity Purchase Agreement

On November 3, 2017, we entered into an Equity Purchase Agreement and a registration rights agreement (the “Registration Rights Agreement”) with Bellridge, pursuant to which Bellridge has agreed to purchase from us up to $2,500,000 in shares of our common stock, subject to certain limitations from time to time over a 24-month period commencing four trading days after the date of effectiveness of a registration statement which provides for the resale of such shares pursuant to the Registration Rights Agreement. The shares issuable to Bellridge under the Equity Purchase Agreement are being offered pursuant to this prospectus. The likelihood that the Company will receive the full amount of proceeds available under the Equity Purchase Agreement and its reliance on Bellridge as a source of funding will depend on a number of factors, including the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. At a price per share of $[___], the Company would have to issue [__] shares to access the full $2,500,000 available under the agreement with Bellridge. No fees or commissions are required to be paid upon the sale to Bellridge of these shares. The Company agreed to reimburse Bellridge $12,500 for legal fees incurred in connection with this transaction.

Upon the effectiveness of a registration statement which provides for the resale of the shares, we may direct Bellridge, at our sole discretion and subject to certain conditions, to purchase a minimum of $25,000 and a maximum of $250,000 of shares (each a “Draw Down”) that is no more than 300% of the average trading volume of our common stock during the 10-day period immediately prior to the Draw Down. The purchase price of the shares under the Equity Purchase Agreement is 80% multiplied by the lowest trade price of our common stock during the five trading days immediately prior to each Draw Down notice representing a 20% discount.

II-9

We will control the timing and amount of any sales of common stock to Bellridge but we may not request a Draw Down less than ten business days apart.

The shares of Class A common stock, Class B common stock, convertible notes and warrants and preferred stock issued by the Company were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act of 1933, as amended, (“Securities Act”).

The Class A common stock issued in connection with the conversion of convertible notes were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 3(a)(9) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

(b) Financial Statement Schedules.

None.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

II-10

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) or under the securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities as that time shall be deemed to be the initial bona fide offering thereof.

II-11

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on December 6, 2017.

Zenergy Brands, Inc.

By:	/s/ Alex Rodriguez
Alex Rodriguez,
President, Chief Executive Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 6 , 2017.

Name	Title

/s/ Alex Rodriguez	President, Chief Executive Officer, Chief Financial Officer
Alex Rodriguez	and Director (principal executive officer, principal financial officer and principal accounting officer)

/s/ Byron T. Young	Chairman of the Board and Treasurer
Byron T. Young

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger among The Chron Organization, Inc. and Chron Energy, Inc. dated as of April 1, 2016 (incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form 10 (SEC File No. 000-55771) filed with the SEC on April 21, 2017).

3.1	Amended and Restated Articles of Incorporation filed with the Nevada Secretary of State on February 11, 2016 (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 10 (SEC File No. 000-55771) filed with the SEC on April 21, 2017).

3.2	Certificate of Amendment to Amended and Restated Articles of Incorporation filed with the Nevada Secretary of State on March 2, 2017 (incorporated by reference to Exhibit 2.2 to the Company’s Registration Statement on Form 10 (SEC File No. 000-55771) filed with the SEC on April 21, 2017).

3.3	Amended and Restated Bylaws effective as of February 1, 2016 (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form 10 (SEC File No. 000-55771) filed with the SEC on April 21, 2017).

3.4	Certificate of Correction to Certificate of Amendment to Articles of Incorporation filed with the Nevada Secretary of State on October 19, 2017 (incorporated by reference to Exhibit A to the Company’s Definitive Information Statement on Schedule 14C filed with the SEC on November 2, 2017).

4.1	10% Original Issue Discount Convertible Debenture dated March 17, 2017 issued by The Chron Organization, Inc. to Bellridge Capital LLC (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 10 (SEC File No. 000-55771) filed with the SEC on April 21, 2017).

4.2	Common Stock Purchase Warrant dated March 17, 2017 issued by The Chron Organization, Inc. to Bellridge Capital LLC (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form 10 (SEC File No. 000-55771) filed with the SEC on April 21, 2017).

4.3	Convertible Promissory Note in the principal amount of $46,000 issued by The Chron Organization, Inc. to Crown Bridge Partners, LLC on May 31, 2017 (incorporated by reference to Exhibit 4.3 to Amendment No. 2 to the Company’s Registration Statement on Form 10 (SEC File No. 000-55771) filed with the SEC on June 16, 2017).

4.4	Common Stock Purchase Warrant dated May 31, 2017 issued by The Chron Organization, Inc. to Crown Bridge Partners, LLC (incorporated by reference to Exhibit 4.4 to Amendment No. 2 to the Company’s Registration Statement on Form 10 (SEC File No. 000-55771) filed with the SEC on June 16, 2017).

4.5	10% Convertible Note between The Chron Organization, Inc. and Auctus Fund, LLC dated July 28, 2017 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on August 9, 2017).

4.6	Common Stock Purchase Warrant issued to The Chron Organization, Inc. to Auctus Fund, LLC dated July 28, 2017 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 9, 2017).

4.7	10% Convertible Note between The Chron Organization, Inc. and Morningview Financial LLC dated July 31, 2017 (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on August 9, 2017).

4.8	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 6, 2017).

4.9	Advisory Note issued by The Chron Organization, Inc. to Greentree Financial Group, Inc. dated August 1, 2017 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 6, 2017).

4.10	Form of 10% Convertible Promissory Note (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the SEC on November 6, 2017).

5.1	Legal Opinion of Legal & Compliance, LLC.*

10.1	Form of Securities Purchase Agreement for Convertible Note and Warrants (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form 10 (SEC File No. 000-55771) filed with the SEC on May 21, 2017).

10.2	Equity Interest Purchase Agreement among Zenergy Energy, Inc., Luccirelli & Gomez, LLC, TCN Holdings, LLC, Genaro Gomez Castanares and Donnie Goodwin dated as of January 20, 2017 (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form 10 (SEC File No. 000-55771) filed with the SEC on May 21, 2017).

10.3	Securities Purchase Agreement among The Chron Organization, Inc. and certain investors dated March 17, 2017 (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form 10 (SEC File No. 000-55771) filed with the SEC on May 21, 2017).

10.4	Securities Purchase Agreement among The Chron Organization, Inc. and Crown Bridge Partners, LLC dated as of May 31, 2017 (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form 10 (SEC File No. 000-55771) filed with the SEC on June 16, 2017).

10.5	Securities Purchase Agreement between The Chron Organization, Inc. and Bellridge Capital L.P. dated as of June 20, 2017 (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form 10 (SEC File No. 000-55771) filed with the SEC on July 7, 2017).

10.6	Equity Incentive Plan (incorporated by reference to Exhibit 10.6 to the Company’s Form 10-Q filed with the SEC on August 21, 2017).

10.7	Incentive Stock Option or Non-Statutory Stock Option (incorporated by reference to Exhibit 10.7 to the Company’s Form 10-Q filed with the SEC on August 21, 2017).

10.8	Securities Purchase Agreement between The Chron Organization, Inc. and Auctus Fund, LLC dated July 28, 2017 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 9, 2017).

10.9	Registration Rights Agreement between The Chron Organization, Inc. and Auctus Fund, LLC dated July 28, 2017 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on August 9, 2017).

10.10	Securities Purchase Agreement between The Chron Organization, Inc. and Morningview Financial LLC dated July 31, 2017 (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on August 9, 2017).

10.11	Registration Rights Agreement between The Chron Organization, Inc. and Morningview Financial LLC dated July 31, 2017 (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on August 9, 2017).

10.12	Form of Loan Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 6, 2017).

10.13	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 6, 2017).

10.14	Form of Amendment to Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 6, 2017).

10.15	Securities Purchase Agreement between The Chron Organization, Inc. and Bellridge Capital L.P. dated as of November 3, 2017 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2017).

10.16	Registration Rights Agreement between The Chron Organization, Inc. and Bellridge Capital L.P. dated as of November 3, 2017 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2017).

10.17	Memorandum of Understanding between The Chron Organization, Inc. and Bellridge Capital L.P. dated as of November 3, 2017 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2017).

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Company’s Registration Statement on Form 10 (SEC File No. 000-55771) filed with the SEC on May 21, 2017).

23.1	Consent of Montgomery Coscia Greilich LLP, an independent registered public accounting firm.*

23.2	Consent of Legal & Compliance, LLC (included in Exhibit 5.1).

24.1	Power of Attorney (set forth on signature page to this filing).

101.INS	XBRL Instance Document*

101.SCH	XBRL Taxonomy Extension Schema Document*

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document*

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document*

101.LAB	XBRL Taxonomy Extension Label Linkbase Document*

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document*

* Filed herewith.